[EXECUTION COPY]
BRIDGE LOAN AGREEMENT,
dated as of September 5, 2006,
among
HANESBRANDS INC.,
as the Borrower,
VARIOUS FINANCIAL INSTITUTIONS AND
OTHER PERSONS FROM TIME TO TIME
PARTY HERETO,
as the Lenders,
MORGAN STANLEY SENIOR FUNDING, INC.
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as the Co-Syndication Agents,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent.

MORGAN STANLEY SENIOR FUNDING, INC.
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as the Joint Lead Arrangers and Joint Bookrunners

*	Portions of this document have been omitted pursuant to a Confidential Treatment Request.

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		Page
Section 9.11	Posting of Approved Electronic Communications	71
ARTICLE X MISCELLANEOUS PROVISIONS		73
Section 10.1	Waivers, Amendments, etc	73
Section 10.2	Notices; Time	74
Section 10.3	Payment of Costs and Expenses	74
Section 10.4	Indemnification	75
Section 10.5	Survival	77
Section 10.6	Severability	77
Section 10.7	Headings	77
Section 10.8	Execution in Counterparts, Effectiveness, etc	77
Section 10.9	Governing Law; Entire Agreement	77
Section 10.10	Successors and Assigns	77
Section 10.11	Sale and Transfer of Loans; Participations in Loans; Notes	77
Section 10.12	Other Transactions	80
Section 10.13	Forum Selection and Consent to Jurisdiction	80
Section 10.14	Waiver of Jury Trial	80
Section 10.15	Patriot Act	80
Section 10.16	Counsel Representation	81
Section 10.17	Confidentiality	81
SCHEDULE I — Disclosure Schedule
SCHEDULE II — Percentages; Domestic Office

EXHIBIT A — Form of Note
EXHIBIT B — Form of Borrowing Request
EXHIBIT C — Form of Lender Assignment Agreement
EXHIBIT D — Form of Compliance Certificate
EXHIBIT E — Form of Guaranty
EXHIBIT F — Form of Closing Date Certificate
EXHIBIT G Form of Exchange Note Indenture

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BRIDGE LOAN AGREEMENT
     THIS BRIDGE LOAN AGREEMENT, dated as of September 5, 2006, is among HANESBRANDS INC., a Maryland corporation (the “Borrower”), the various financial institutions and other Persons from time to time party hereto (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”) and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“Merrill Lynch”), as the co-syndication agents (in such capacities, the “Syndication Agents”), MORGAN STANLEY, as the administrative agent (in such capacity, the “Administrative Agent”), and MORGAN STANLEY and MERRILL LYNCH, as the joint lead arrangers and joint bookrunners (in such capacities, the “Lead Arrangers”).
W I T N E S S E T H:
     WHEREAS, Sara Lee Corporation, a Maryland corporation (“Sara Lee”) intends, among other things, to (i) transfer all the assets and certain associated liabilities it attributes to its branded apparel Americas/Asia business (the “Contributed Business”) to the Borrower, (ii) sell certain trademarks and other intellectual property related to the Contributed Business (the “IP Purchase”, with such trademarks and other intellectual property being herein collectively referred to as the “HBI IP”) to HBI Branded Apparel Limited, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower (the “IP Subsidiary”), and (iii) distribute 100% of the Borrower’s common stock to Sara Lee’s stockholders (the transfer of the Contributed Business and such distribution being herein called the “Spin-Off”), pursuant to which, among other things, (A) Sara Lee’s common stockholders will receive, on a pro rata basis, a dividend of all of the issued and outstanding shares of common stock of the Borrower and (B) concurrently with the consummation of the Spin-Off and the IP Purchase, Sara Lee will receive a cash dividend from the Borrower in the approximate amount of $2,400,000,000 (the “Dividend”);
     WHEREAS, for purposes of consummating the Spin-Off, the Dividend and the IP Purchase, the Borrower and the IP Subsidiary intend to utilize the proceeds from (i) the Loans, (ii) senior secured first lien loans in an aggregate principal amount of up to $2,150,000,000 (the “First Lien Loans”) and (iii) senior secured second lien loans in an aggregate principal amount of $450,000,000 (the “Second Lien Loans”); and
     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans;
     NOW, THEREFORE, the parties hereto agree as follows.
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     “Acquired Permitted Capital Expenditure Amount” is defined in clause (a) of Section 7.2.7.
     “Administrative Agent” is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.
     “Affected Lender” is defined in Section 4.8.
     “Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power, directly or indirectly, (i) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable), or (ii) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).
     “Agreement” means, on any date, this Bridge Loan Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.
     “Applicable Percentage” means, at any time of determination, with respect to a mandatory prepayment in respect of Net Equity Proceeds pursuant to clause (c) of Section 3.1.1, (A) 50.0%, if the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent was greater than or equal to 3.75:1, (B) 25.0%, if the Leverage Ratio set forth in such Compliance Certificate was less than 3.75:1 but greater than or equal to 3.00:1, and (C) 0%, if the Leverage Ratio set forth in such Compliance Certificate was less than 3.00:1.
     “Approved Foreign Bank” is defined in the definition of “Cash Equivalent Investment”.
     “Approved Fund” means any Person (other than a natural Person) that (i) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course, and (ii) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.
     “Authorized Officer” means, relative to any Obligor, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary, assistant secretary and those of its other officers, general partners or managing members (as applicable), in each case whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.
     “Borrower” is defined in the preamble.
     “Borrowing” means (i) the incurrence of the Bridge Loans on the Closing Date by the Borrower pursuant to a Borrowing Request in accordance with Section 2.3 and (ii) the issuance of the Rollover Loans on the Bridge Loan Repayment Date pursuant to clause (b) of Section 2.1.
     “Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.

     “Branded Apparel Business” means, collectively, the HBI IP and the Contributed Business.
     “Bridge Loan Repayment Date” means September 5, 2007.
     “Bridge Loans” is defined in clause (a) of Section 2.1.
     “Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.
     “CapEx Pull Forward Amount” is defined in clause (b) of Section 7.2.7.
     “Capital Expenditures” means, for any period, the aggregate amount of (i) all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (ii) Capitalized Lease Liabilities incurred by the Borrower and its Subsidiaries during such period; provided that Capital Expenditures shall not include any such expenditures which constitute any of the following, without duplication: (a) a Permitted Acquisition, (b) to the extent permitted by this Agreement, capital expenditures consisting of Net Disposition Proceeds or Net Casualty Proceeds not otherwise required to be used to repay the Loans, (c) capital expenditures made utilizing Excluded Equity Proceeds, (d) imputed interest capitalized during such period incurred in connection with Capitalized Lease Liabilities not paid or payable in cash and (e) any capital expenditure made in connection with the Transaction as a result of the Borrower or any Subsidiary buying assets from Sara Lee. For the avoidance of doubt (x) to the extent that any item is classified under clause (i) of this definition and later classified under clause (ii) of this definition or could be classified under either clause, it will only be required to be counted once for purposes hereunder and (y) in the event the Borrower or any Subsidiary owns an asset that was not used and is now being reused, no portion of the unused asset shall be considered Capital Expenditures hereunder; provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made.
     “Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date.
     “Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, should be classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.
     “Cash Equivalent Investment” means, at any time:
     (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;
     (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s, or (ii) any Lender (or its holding company);
     (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) any Lender;
     (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;
     (e) with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office or principal place of business or is organized provided such country is a member of the Organization for Economic Cooperation and Development, and which has a short-term commercial paper rating from S&P of at least “A-1” or the equivalent thereof or from Moody’s of at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; or
     (f) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of any member nation of the European Union whose legal tender is the Euro and which are denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of any such member nation of the European Union is pledged in support thereof.
     “Cash Restructuring Charges” is defined in the definition of “EBITDA.”
     “Cash Spin-Off Charges” is defined in the definition of “EBITDA.”

     “Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
     “CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.
     “Change in Control” means
     (a) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Securities representing more than 35% of the Capital Securities of the Borrower on a fully diluted basis;
     (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or
     (c) the occurrence of any “Change of Control” (or similar term) under (and as defined in) any First Lien Loan Document, Second Lien Loan Document or Senior Note Document.
     “Change of Control Payment” is defined in clause (a) of Section_7.1.12.
     “Closing Date Certificate” means the closing date certificate executed and delivered by an Authorized Officer of the Borrower substantially in the form of Exhibit F hereto.
     “Closing Date” means the date of the making of the Bridge Loans hereunder.
     “Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.
     “Commitment” means, relative to any Lender, such Lender’s obligation to make Loans pursuant to Section 2.1.
     “Commitment Amount” means, on any date, $500,000,000.
     “Commitment Termination Date” means the earliest of
     (d) October 15, 2006 (if the Bridge Loans have not been made on or prior to such date); and

     (e) the Closing Date (immediately after the making of the Bridge Loans on such date).
     Upon the occurrence of any event described above, the Commitments shall automatically terminate without any further action by any party hereto.
     “Communications” is defined in clause (a) of Section 9.11.
     “Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.
     “Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation with respect thereto) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.
     “Contract Rate” means, as of any date of determination, (i) from the Closing Date to, but excluding, the Designated 1 Date, a rate per annum (the “First Contract Rate”) equal to 9.6475%, (ii) on and after the Designated 1 Date to, but excluding, the Designated 2 Date, a rate per annum (the “Second Contract Rate”) equal to the sum of the First Contract Rate plus 0.50%, (iii) on and after the Designated 2 Date to, but excluding, the Designated 3 Date, a rate per annum (the “Third Contract Rate”) equal to the sum of the Second Contract Rate plus 0.50%, (iv) on and after the Designated 3 Date to, but excluding, the Bridge Loan Repayment Date, a rate per annum (the “Fourth Contract Rate”) equal to the sum of the Third Contract Rate plus 0.50% and (v) on and after the Bridge Loan Repayment Date, a rate per annum equal to the sum of the Fourth Contract Rate plus the Term Spread, as in effect as of any time of determination.
     “Contributed Business” is defined in the first recital.
     “Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
     “Credit Extension” means, as the context may require, (i) the making of the Bridge Loans on the Closing Date, (ii) the issuance of the Rollover Loans on the Bridge Loan Repayment Date or (iii) the exchange of Rollover Loans for Exchange Notes pursuant to clause (b) of Section 3.1.1.
     “Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     “Defaulting Lender” means any Lender that (i) refuses (which refusal has not been retracted prior to an Eligible Assignee agreeing to replace such Lender as a “Lender” hereunder) or has failed to make available its portion of any Borrowing or (ii) has notified in writing the Borrower or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.1.
     “Designated 1 Date” means the three month anniversary of the Closing Date.
     “Designated 2 Date” means the six month anniversary of the Closing Date.
     “Designated 3 Date” means the nine month anniversary of the Closing Date.
     “Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of, in the case of non-material modification, the Administrative Agent and, in the case of material modifications the Required Lenders.
     “Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease (as lessor), contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower’s or its Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of transactions other than (i) to another Obligor, (ii) by a Foreign Subsidiary to any other Foreign Subsidiary or (iii) by a Receivables Subsidiary to any other Person.
     “Dividend” is defined in the first recital.
     “Dollar” and the sign “$” mean lawful money of the United States.
     “Domestic Office” means the office of a Lender designated as its “Domestic Office” on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Borrower.
     “DTC” is defined in clause (c) of Section 2.4.
     “EBITDA” means, for any applicable period, the sum of
     (a) Net Income, plus
     (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization (including amortization of goodwill and other intangible assets), (ii) Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Tax expense, (iii) Interest Expense, (iv) depreciation of assets, (v) all non-cash charges, including all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being “Non-Cash Restructuring Charges”), (vi) net cash charges associated with or related to any contemplated restructurings (such cost restructuring charges being “Cash Restructuring Charges”) in an aggregate amount not to exceed, in any Fiscal Year, the Permitted Cash Restructuring Charge Amount for such Fiscal Year, (vii) net cash restructuring charges associated with or related to the Spin-Off (such cost restructuring charges being “Cash Spin-Off Charges”) in an aggregate amount not to exceed, in any Fiscal Year, the Permitted Cash Spin-Off Charge Amount for such Fiscal Year, (viii) all amounts in respect of extraordinary losses, (ix) non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements), (x) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, cash charges in respect of strategic market reviews, management bonuses and early retirement of Indebtedness, and related out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries as a result of the Transaction, including fees and expenses in connection with the issuance, redemption or exchange of the Bridge Loans, all determined in accordance with GAAP, (xi) non-cash or unrealized losses on agreements with respect to Hedging Obligations and (xii) to the extent non-recurring and not capitalized, any financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of the Borrower and its Subsidiaries incurred as a result of Permitted Acquisitions, Investments, Dispositions permitted hereunder and the issuance of Capital Securities or Indebtedness permitted hereunder, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Permitted Acquisition or Dispositions, (xiii) to the extent the related loss in not added back pursuant to clause (c), all proceeds of business interruption insurance policies, (xiv) expenses incurred by the Borrower or any Subsidiary to the extent reimbursed in cash by a third party, and (xv) extraordinary, unusual or non-recurring cash charges not to exceed $10,000,000 in any Fiscal Year, minus
     (c) to the extent included in determining such Net Income, the sum of (i) all amounts in respect of extraordinary gains or extraordinary losses, (ii) non-cash gains on agreements with respect to Hedging Obligations, (iii) reversals (in whole or in part) of any restructuring charges previously treated as Non-Cash Restructuring Charges in any prior period and (iv) non-cash items increasing such Net Income for such period, other than (A) the accrual of revenue consistent with past practice and (B) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase EBITDA in a prior period.
     “Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund or (iv) any other Person (other than an Ineligible Assignee).
     “Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and legally binding guidelines (including consent decrees and administrative orders) relating to protection of public health and safety from environmental hazards and protection of the environment.
     “Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Capital Securities of such Person or securities exercisable for or convertible or exchangeable into Capital Securities of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.
     “European TM SPV” means Playtex Bath LLC, a Delaware limited liability company.
     “Event of Default” is defined in Section 8.1.
     “Exemption Certificate” is defined in clause (e) of Section 4.3.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Loan Documents” means the Exchange Note Indenture and the Exchange Notes.
     “Exchange Note Holders” means the registered holders of the Exchange Notes.
     “Exchange Note Indenture” means the indenture to be entered into relating to the Exchange Notes to be issued by the Borrower, substantially in the form of Exhibit G (with such changes to cure any ambiguity, omission, defect or inconsistency as the Administrative Agent and the Borrower shall approve), as the same may be amended, modified or supplemented.
     “Exchange Notes” means the securities issued under the Exchange Note Indenture.
     “Exchange Note Trustee” means the trustee under the Exchange Note Indenture.
     “Exchange Request” is defined in clause (b) of Section 7.1.11.
     “Excluded Contracts” means the intellectual property rights, licenses, leases and other agreements set forth in Item 1.2 of the Disclosure Schedule.
     “Excluded Equity Proceeds Amount” means with respect to the sale or issuance of Capital Securities of the Borrower, an amount equal to the proceeds (net of all fees, commissions, disbursements, costs and expenses incurred in connection therewith) thereof which are utilized for Capital Expenditures or Permitted Acquisitions less the amount of such proceeds which have been previously used for such purposes.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
     “Fee Letter” means the confidential letter, dated July 24, 2006, among Merrill Lynch Capital Corporation, Morgan Stanley and the Borrower.
     “First Contract Rate” is defined in the definition of “Contract Rate.”
     “First Lien Administrative Agent” means the “Administrative Agent” pursuant to, and as defined in, the First Lien Loan Documents, and any successor thereto.
     “First Lien Collateral Agent” means the “Collateral Agent” pursuant to, and as defined in, the First Lien Loan Documents, and any successor thereto.
     “First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of the Closing Date, among the Borrower, the First Lien Lenders, the First Lien Collateral Agent, the First Lien Administrative Agent and the various other agents and lead arrangers party thereto, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.
     “First Lien Lenders” means “Lenders” under, and as defined in, the First Lien Credit Agreement.
     “First Lien Loan Documents” means the First Lien Credit Agreement and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the First Lien Credit Agreement, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.
     “First Lien Loans” is defined in the second recital.
     “First Lien Obligations” means “Obligations” as defined in the First Lien Credit Agreement.
     “Fiscal Quarter” means a quarter ending on the Saturday nearest to the last day of March, June, September or December.
     “Fiscal Year” means any period of fifty-two or fifty-three consecutive calendar weeks ending on the Saturday nearest to the last day of June; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2006 Fiscal Year”) refer to the Fiscal Year ending on the Saturday nearest to the last day of June of such calendar year; provided that in the event that the Borrower gives notice to the Administrative Agent that it intends to change its Fiscal Year, Fiscal Year will mean any period of fifty-two or fifty-three consecutive calendar weeks or twelve consecutive calendar months ending on the date set forth in such notice.
     “Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary or a Receivables Subsidiary.

     “Foreign Supply Chain Entity” means (i) a Person listed on Item 1.1 of the Disclosure Schedule and (ii) any other Person (a) that is not organized or incorporated under the laws of the United States, (b) the Capital Securities of which are owned by the Borrower or any of its Subsidiaries and another Person who is not the Borrower or any Subsidiary (other than a third party represented by any director’s qualifying shares or investments by foreign nationals mandated by applicable laws), (c) that is created in connection with the Borrower’s offshore migration of its supply chain and (d) any Investments in such Person are to be made pursuant to clause (e) of Section 7.2.5 or clause (f) of Section 7.2.2; provided that the Borrower may, upon notice to the Administrative Agent, redesignate any Person who was, before such redesignation, a Foreign Supply Chain Entity as a Foreign Subsidiary and at such time such Foreign Supply Chain Entity will be treated as a Foreign Subsidiary for all purposes hereunder.
     “Fourth Contract Rate” is defined in the definition of “Contract Rate.”
     “F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
     “GAAP” is defined in Section 1.4.
     “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guaranty” means the guaranty executed and delivered by an Authorized Officer of each U.S. Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Hazardous Material” means (i) any “hazardous substance”, as defined by CERCLA, (ii) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended, or (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.
     “HBI IP” is defined in the first recital.
     “Hedging Obligations” means, with respect to any Person, all liabilities of such Person under foreign exchange contracts, commodity hedging agreements, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     “herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.
     “Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower (i) which is of a “going concern” or similar nature, (ii) which relates to the limited scope in any material respect of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement (excluding treatment or classification changes which are the result of changes in GAAP or the interpretation of GAAP) and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.
     “including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.
     “Indebtedness” of any Person means, (i) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (ii) all monetary obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person, (iii) all Capitalized Lease Liabilities of such Person, (iv) for purposes of Section 8.1.5 only, net Hedging Obligations of such Person, (v) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), (vi) indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that in the event such indebtedness is limited in recourse solely to the property subject to such Lien, for the purposes of this Agreement the amount of such indebtedness shall not exceed the greater of the book value or the fair market value (as determined in good faith by the Borrower’s board of directors) of the property subject to such Lien), (vii) monetary obligations arising under Synthetic Leases, (viii) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and other than in connection with any Permitted Securitization, (ix) all obligations (other than intercompany obligations) of such Person pursuant to any Permitted Securitization (other than Standard Securitization Undertakings), and (x) all Contingent Liabilities of such Person in respect of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefore.
     “Indemnified Liabilities” is defined in Section 10.4.
     “Indemnified Parties” is defined in Section 10.4.
     “Ineligible Assignee” means a natural Person, the Borrower, any Affiliate of the Borrower or any other Person taking direction from, or working in concert with, the Borrower or any of the Borrower’s Affiliates.
     “Information” is defined in Section 10.18.
     “Interco Subordination Agreement” means a Subordination Agreement, in form and substance satisfactory to the Lead Arrangers, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:
     (a) EBITDA (for all such Fiscal Quarters)
     to
     (b) the sum (for all such Fiscal Quarters) of Interest Expense;
provided that, for purposes of calculating (i) Interest Expense with respect to the calculation of the Interest Coverage Ratio with respect to the four consecutive Fiscal Quarter period ending (A) nearest to December 31, 2006, Interest Expense shall be actual Interest Expense for the Fiscal Quarter ending nearest to December 31, 2006 multiplied by four, (B) nearest to March 31, 2007, Interest Expense shall be actual Interest Expense for the two Fiscal Quarter period ending nearest to March 31, 2007 multiplied by two, and (C) nearest to June 30, 2007, Interest Expense shall be actual Interest Expense for the three Fiscal Quarter period ending nearest to June 30, 2007 multiplied by one and one-third and (ii) EBITDA with respect to the calculation of the Interest Coverage such calculation shall be made in accordance with the proviso to the definition of “Leverage Ratio.”
     “Interest Expense” means, for any applicable period, the aggregate interest expense (both, without duplication, when accrued or paid and net of interest income paid during such period to the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.
     “Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, and (ii) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.
     “IP Purchase” is defined in the first recital.
     “IP Subsidiary” is defined in the first recital.
     “Lead Arrangers” is defined in the preamble.
     “Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit C hereto.
     “Lenders” is defined in the preamble.
     “Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent or any Lender or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:
     (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower’s or any of its Subsidiaries’ or any of their respective predecessors’ properties;
     (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;
     (c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or
     (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.
     “Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of
     (a) Total Debt outstanding on the last day of such Fiscal Quarter to

     (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters;
provided that, for purposes of calculating the Leverage Ratio with respect to the four consecutive Fiscal Quarter period ending (i) nearest to December 31, 2006, EBITDA shall be actual EBITDA for the Fiscal Quarter ending nearest to December 31, 2006 multiplied by four; (ii) nearest to March 31, 2007, EBITDA shall be actual EBITDA for the two Fiscal Quarter period ending nearest to March 31, 2007 multiplied by two; and (iii) nearest to June 30, 2007, EBITDA shall be actual EBITDA for the three Fiscal Quarter period ending nearest to June 30, 2007 multiplied by one and one-third.
     “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever.
     “Loan Documents” means, collectively, this Agreement, the Notes, the Fee Letter, the Guaranty and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.
     “Loan Parties” means, collectively, the Lenders, the Administrative Agent, the Lead Arrangers, and (in each case), each of their respective successors, transferees and assigns.
     “Loans” means, at any time (i) prior to the Bridge Loan Repayment Date, the Bridge Loans, and (ii) on and after the Bridge Loan Repayment Date, the Rollover Loans.
     “Material Adverse Effect” means a material adverse effect on (i) the business, financial condition, operations, performance, or assets of the Borrower or the Borrower and its Subsidiaries (other than a Receivables Subsidiary) taken as a whole, (ii) the rights and remedies of any Loan Party under any Loan Document or (iii) the ability of any Obligor to perform when due its Obligations under any Loan Document.
     “Merrill Lynch” is defined in the preamble and includes any successor Person thereto by merger, consolidation or otherwise.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Morgan Stanley” is defined in the preamble and includes any successor Person thereto by merger, consolidation or otherwise.
     “Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its U.S. Subsidiaries in connection with such Casualty Event (net of all collection or similar expenses related thereto), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by clause (d) of Section 7.2.3 on the property which is the subject of such Casualty Event.
     “Net Debt Proceeds” means, with respect to the sale or issuance by the Borrower or any of its U.S. Subsidiaries (other than a Receivables Subsidiary) of any Indebtedness to any other

Person after the Closing Date pursuant to clause (b) of Section 7.2.2 or which is not expressly permitted by Section 7.2.2, the excess of (i) the gross cash proceeds actually received by such Person from such sale or issuance, over (ii) all arranging or underwriting discounts, fees, costs, expenses and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other closing costs and expenses actually incurred in connection with such sale or issuance other than any such fees, discounts, commissions or disbursements paid to Affiliates of the Borrower or any such Subsidiary in connection therewith.
     “Net Disposition Proceeds” means the gross cash proceeds received by the Borrower or its U.S. Subsidiaries from any Disposition pursuant to clauses (j) (l), (m) or (n) of Section 7.2.11 or Section 7.2.15 and any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Borrower or its U.S. Subsidiaries in respect thereof, minus the sum of (i) all legal, investment banking, brokerage, accounting and other professional fees, costs, sales commissions and expenses and other closing costs, fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or estimated by the Borrower to be payable in cash in connection with such Disposition, (iii) payments made by the Borrower or its U.S. Subsidiaries to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition and (iv) any liability reserves established by the Borrower or such U.S. Subsidiary in respect of such Disposition in accordance with GAAP; provided that, if the amount of any estimated taxes pursuant to clause (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds and to the extent any such reserves described in clause (iv) are not fully used at the end of any applicable period for which such reserves were established, such unused portion of such reserves shall constitute Net Disposition Proceeds.
     “Net Equity Proceeds” means with respect to the sale or issuance after the Closing Date by the Borrower to any Person of its Capital Securities, warrants or options or the exercise of any such warrants or options (other than such Capital Securities, warrants and options, in each case with respect to common or ordinary equity interests, issued (i) by the Borrower pursuant to the Borrower’s equity incentive plans, (ii) to qualified employees, officers and directors as compensation or to qualify employees, officers and directors as required by applicable law, (iii) that constitute an Excluded Equity Proceeds Amount or (iv) by the Borrower to a wholly owned Subsidiary of the Borrower), the excess of (A) the gross cash proceeds received by such Person from such sale, exercise or issuance, over (B) the sum of (i) all arranging, underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other closing costs and expenses actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower in connection therewith and (ii) all taxes actually paid or estimated by the Borrower to be payable in cash in connection with such sale or issuance; provided that, if the amount of any estimated taxes pursuant to clause (B)(ii) exceeds the amount of taxes actually required to be paid in cash in respect of such sale or issuance, the aggregate amount of such excess shall constitute Net Equity Proceeds.
     “Net Income” means, for any period, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower and its

Subsidiaries for such period; provided that, for purposes of this Agreement, the calculation of Net Income shall not include any net income of any Foreign Supply Chain Entity, except to the extent cash is distributed by such Foreign Supply Chain Entity during such period to the Borrower or any other Subsidiary as a dividend or other distribution.
     “Net Receivables Proceeds” means (i) the gross amount invested (in the form of a loan, purchased interest, or otherwise) by a Person other than the Borrower or a Subsidiary in a Receivables Subsidiary or the Receivables or an interest in the Receivables held by a Receivables Subsidiary in connection with a Permitted Securitization minus (ii) the sum of (a) all reasonable and customary legal, investment banking, brokerage and accounting and other professional fees, costs and expenses incurred in connection with such Permitted Securitization, (b) all taxes actually paid or estimated by the Borrower to be payable in connection with such Permitted Securitization, and (c) payments made by the Borrower or its U.S. Subsidiaries to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Permitted Securitization; provided that, if the amount of any estimated taxes pursuant to clause (ii)(b) exceeds the amount of taxes actually required to be paid in cash in respect of such Permitted Securitization, the aggregate amount of such excess shall constitute Net Receivables Proceeds; it being understood that the calculation of Net Receivables Proceeds with respect to any additional or subsequent investment in connection with a Permitted Securitization shall include only the increase in such investment over the previous highest investment used in a prior calculation and expenses, taxes and repayments not included in a prior calculation.
     “Non-Cash Restructuring Charges” is defined in the definition of “EBITDA”.
     “Non-Consenting Lender” is defined in Section 4.8.
     “Non Defaulting Lender” means a Lender other than a Defaulting Lender.
     “Non-Excluded Taxes” means any Taxes other than (i) net income and franchise Taxes imposed on (or measured by) net income or net profits with respect to any Loan Party by any Governmental Authority under the laws of which such Loan Party is organized or in which it maintains its applicable lending office and (ii) any branch profit taxes or any similar taxes imposed by the United States of America or any other Governmental Authority described in clause (ii).
     “Non-U.S. Lender” means any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.
     “Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
     “Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest

(including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans.
     “Obligor” means, as the context may require, the Borrower, each Subsidiary Guarantor and each other Person (other than a Loan Party) obligated (other than Persons solely consenting to or acknowledging such document) under any Loan Document.
     “OFAC” is defined in Section 6.15.
     “Organic Document” means, relative to any Obligor, as applicable, its articles or certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor’s Capital Securities.
     “Other Taxes” means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.
     “Participant” is defined in clause (e) of Section 10.11.
     “Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.
     “Patriot Act Disclosures” means all documentation and other information available to the Borrower or its Subsidiaries which a Lender, if subject to the Patriot Act, is required to provide pursuant to the applicable section of the Patriot Act and which required documentation and information the Administrative Agent or any Lender reasonably requests in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
     “PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
     “Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Percentage” means, relative to any Lender, the applicable percentage relating to the Loans set forth opposite its name on Schedule II hereto under the Commitment column or set forth in a Lender Assignment Agreement under the Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to Section 10.11. A Lender shall not have any Commitment if its percentage under the Commitment column is zero.

     “Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of a majority of the Capital Securities of a target or all or substantially all of a target’s assets) by the Borrower or any Subsidiary from any Person of a business in which the following conditions are satisfied:
     (a) the Borrower shall have delivered a certificate certifying that before and after giving effect to such acquisition, the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and no Default has occurred and is continuing; and
     (b) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4.
     “Permitted Additional Restricted Payment” means, for any Fiscal Year set forth below, Restricted Payments made by the Borrower in the amount set forth opposite such Fiscal Year:

Fiscal Year	Cash Amount
2006	$24,000,000
2007	$30,000,000
2008	$36,000,000
2009	$42,000,000
2010 and thereafter	$48,000,000
; provided, to the extent that the amount of Permitted Additional Restricted Payments made by the Borrower during any Fiscal Year is less than the aggregate amount permitted (including after giving effect to this proviso) for such Fiscal Year, then such unutilized amount may be carried forward and utilized by the Borrower to make Permitted Additional Restricted Payments in any succeeding Fiscal Year and provided further that, to the extent (i) additional Capital Securities are issued by the Borrower which result in the payment of Net Equity Proceeds pursuant to Sections 3.1.1 and 3.1.2, the amounts set forth above shall be increased by a percentage of such amounts equal to the percentage increase of additional outstanding Capital Securities of the Borrower resulting from any such issuance by the Borrower and (ii) for Fiscal Year 2009 and each Fiscal Year thereafter, the amounts set forth above in such Fiscal Years shall be increased (after giving effect to any increases permitted pursuant to preceding clause (i)) by an additional $120,000,000 so long as both before and after giving effect to such Restricted Payment, the Leverage Ratio is less than 3.75:1.00.
     “Permitted Cash Restructuring Charge Amount” means, $120,000,000 in the aggregate for Fiscal Year 2006 and all Fiscal Years ending after the Closing Date.

     “Permitted Cash Spin-Off Charge Amount” means, for any Fiscal Year set forth below, the amount set forth opposite such Fiscal Year:

Fiscal Year	Cash Amount
2006	$20,000,000
2007	$55,000,000
     “Permitted Liens” is defined in Section 7.2.3.
     “Permitted Securitization” means any Disposition by the Borrower or any of its Subsidiaries consisting of Receivables and related collateral, credit support and similar rights and any other assets that are customarily transferred in a securitization of receivables, pursuant to one or more securitization programs, to a Receivables Subsidiary or a Person who is not an Affiliate of the Borrower; provided that (i) the consideration to be received by the Borrower and its Subsidiaries other than a Receivables Subsidiary for any such Disposition consists of cash, a promissory note or a customary contingent right to receive cash in the nature of a “hold-back” or similar contingent right, (ii) no Default shall have occurred and be continuing or would result therefrom, (iii) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $250,000,000, and (iv) the Net Receivables Proceeds from such Disposition are applied to the extent required pursuant to Sections 3.1.1 and 3.1.2.
     “Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.
     “Platform” is defined in clause (b) of Section 9.11.
     “Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Borrower or any Subsidiary in connection with a Permitted Securitization, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.
     “Quarterly Payment Date” means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.
     “Receivable” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for good or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the UCC and any supporting obligations.
     “Receivables Subsidiary” shall mean any wholly owned Subsidiary of the Borrower (or another Person in which the Borrower or any Subsidiary makes an Investment and to which the

Borrower or one or more of its Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the applicable Subsidiary (as provided below) as a Receivables Subsidiary and which meets the following conditions:
     (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary:
     (a) is guaranteed by the Borrower or any Subsidiary (that is not a Receivables Subsidiary);
     (b) is recourse to or obligates the Borrower or any Subsidiary (that is not a Receivables Subsidiary); or
     (c) subjects any property or assets of the Borrower or any Subsidiary (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof;
     (b) with which neither the Borrower nor any Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and
     (c) to which neither the Borrower nor any Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
     Any such designation by the Board of Directors of the applicable Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Subsidiary giving effect to such designation and an officers certificate certifying, to the best of such officer’s knowledge and belief, that such designation complies with the foregoing conditions
     “Register” is defined in clause (a) of Section 2.4.
     “Registration Rights Agreement” means the Registration Rights Agreement to be entered into pursuant to the Exchange Note Indenture.
     “Release” means a “release”, as such term is defined in CERCLA.
     “Replacement Lender” is defined in Section 4.8.
     “Replacement Notice” is defined in Section 4.8.
     “Required Lenders” means, at any time, Non-Defaulting Lenders holding more than 50% of the Total Exposure Amount of all Non-Defaulting Lenders.
     “Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

     “Restricted Payment” means (i) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Borrower or any Subsidiary) (other than a Receivables Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Borrower or any Subsidiary (other than a Receivables Subsidiary) or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Borrower or any Subsidiary or otherwise.
     “Rollover Loans” is defined in clause (b) of Section 2.1.
     “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.
     “Sara Lee” is defined in the first recital.
     “SEC” is defined in Section 7.1.13.
     “Second Contract Rate” is defined in the definition of “Contract Rate.”
     “Second Lien Administrative Agent” means the “Administrative Agent” pursuant to, and as defined in, the Second Lien Loan Documents, and any successor thereto.
     “Second Lien Collateral Agent” means the “Collateral Agent” pursuant to, and as defined in, the Second Lien Loan Documents, and any successor thereto.
     “Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of the Closing Date, among the IP Subsidiary, the Second Lien Lenders, the Second Lien Collateral Agent, the other agents party thereto and the Second Lien Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.
     “Second Lien Lenders” means “Lenders” under, and as defined in, the Second Lien Credit Agreement.
     “Second Lien Loan Documents” means the Second Lien Credit Agreement and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the Second Lien Credit Agreement, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.
     “Second Lien Loans” is defined in the second recital.
     “Second Lien Obligations” means “Obligations” under, and as defined in, the Second Lien Credit Agreement.

     “Senior Note Documents” means the Senior Notes, the Senior Note Indenture and all other agreements, documents and instruments executed and delivered with respect to the Senior Notes or the Senior Note Indenture, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.
     “Senior Note Indenture” means the Indenture, between the Borrower and the Person acting as trustee thereunder (the “Senior Notes Trustee”), pursuant to which the Senior Notes and any supplemental issuance of “senior notes” thereunder are issued, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.
     “Senior Notes” means senior unsecured notes issued by the Borrower after the Closing Date permitted pursuant to clause (b) of Section 7.2.2.
     “Senior Notes Trustee” is defined in the definition of “Senior Note Indenture”.
     “Senior Secured Facilities” means, collectively, the First Lien Credit Agreement and the Second Lien Credit Agreement.
     “Senior Secured Termination Dates” means the “Termination Date” as defined in both the Senior Secured Facilities.
     “Solvent” means, with respect to any Person and its Subsidiaries on a particular date, that on such date (i) the fair value of the property (on a going-concern basis) of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (ii) the present fair salable value of the assets (on a going-concern basis) of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured in the ordinary course of business, (iii) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature in the ordinary course of business (including through refinancings, asset sales and other capital market transactions), and (iv) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in a business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.
     “Specified Default” means (i) any Default under Section 8.1.1 or Section 8.1.9 or (ii) any other Event of Default.
     “Spin-Off” is defined in the first recital.
     “Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary which are reasonably customary in a securitization of Receivables.

     “Stated Maturity Date” means the eighth anniversary of the Closing Date.
     “Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower (other than a Receivables Subsidiary). No Foreign Supply Chain Entity shall be considered to be a Subsidiary of the Borrower or any Subsidiary for purposes hereof except as set forth in the definition of Foreign Supply Chain Entity. Further, the European TM SPV shall not be considered to be a Subsidiary for any purpose hereunder.
     “Subsidiary Guarantor” means each U.S. Subsidiary that has executed and delivered to the Administrative Agent the Guaranty (including by means of a delivery of a supplement thereto).
     “Syndication Agents” is defined in the preamble.
     “Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.
     “Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.
     “Termination Date” means the date on which all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted) and all Commitments shall have terminated.
     “Term Spread” means, with respect to any Rollover Loan, initially 0.50% from the date of issue thereof, being the Bridge Loan Repayment Date, to the date ending 3 months subsequent thereto and increasing by 0.50% on the first day of each subsequent 3 month period.
     “Third Contract Rate” is defined in the definition of “Contract Rate.”
     “Total Debt” means, on any date, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries (other than a Receivables Subsidiary) of the type referred to in clause (i) of the definition of “Indebtedness”, clause (ii) of the definition of “Indebtedness”, clause (iii) of the definition of “Indebtedness” and clause (vii) of the definition of “Indebtedness”, in each case exclusive of intercompany Indebtedness between the Borrower and its Subsidiaries and any Contingent Liability in respect of any of the foregoing.

     “Total Exposure Amount” means, on any date of determination (and without duplication), the outstanding principal amount of all Loans.
     “Transaction” means , collectively, (i) the consummation of the Spin-Off, (ii) the issuance of the Dividend, (iii) the consummation of the IP Purchase, (iv) the entering into of the Loan Documents (other than this Agreement) and the making of the Loans hereunder on the Closing Date, (v) the entering into of the First Lien Loan Documents and the making of the First Lien Loans, (vi) the entering into of the Second Lien Loan Documents and the making of the Second Lien Loans, (vii) the entering into of the Senior Notes Documents and the issuance of the Senior Notes and (viii) the payment of fees and expenses in connection and in accordance with the foregoing.
     “Transaction Documents” means, collectively, the First Lien Loan Documents, the Second Lien Loan Documents, the Senior Note Documents and any other material document executed or delivered in connection with the Transaction, including any transition services agreements and tax sharing agreements, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
     “United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.
     “U.S. Subsidiary” means any Subsidiary (other than a Receivables Subsidiary) that is incorporated or organized under the laws of the United States.
     “Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.
     “wholly owned Subsidiary” means any Subsidiary all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.
     SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.
     SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4 Accounting and Financial Determinations. (a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles (“GAAP”) applied in the preparation of the financial statements referred to in clause (a) of Section 5.1.6. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.
          (b) As of any date of determination, for purposes of determining the Interest Coverage Ratio or Leverage Ratio (and any financial calculations required to be made or included within such ratios, or required for purposes of preparing any Compliance Certificate to be delivered pursuant to the definition of “Permitted Acquisition”), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Disposed of by the Borrower or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Borrower on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such permitted Disposition or Permitted Acquisition, as the case may be, in each case (i) calculated in accordance with Regulation S-X of the Securities Act of 1933, as amended from time to time, and any successor statute, for the period of four Fiscal Quarters ended on or immediately prior to the date of determination of any such ratios (without giving effect to any cost-savings or adjustments relating to synergies resulting from a Permitted Acquisition except as permitted by Regulation S-X of the Securities Act of 1933 or otherwise as the Administrative Agent shall otherwise agree) and (ii) giving effect to any such Permitted Acquisition or permitted Disposition as if it had occurred on the first day of such four Fiscal Quarter period.
ARTICLE II
COMMITMENTS, BORROWING AND NOTES
     SECTION 2.1 Commitments. (a) In a single Borrowing (which shall be made on a Business Day) occurring on or prior to the Commitment Termination Date, subject to the terms and conditions hereof, each Lender agrees that it will make loans (relative to such Lender, its “Bridge Loans”) to the Borrower equal to such Lender’s Percentage of the aggregate amount of the Borrowing of Bridge Loans requested by the Borrower to be made on such day.
     (b) Subject to the terms and conditions hereof, the Borrower and each Lender severally agrees, if the Bridge Loans have not been repaid, that the then outstanding principal amount of such Lender’s Bridge Loan shall be repaid in full by the issuance of a new debt obligation (individually a “Rollover Loan” and collectively the “Rollover Loans”) by the Borrower to such Lender, on the Bridge Loan Repayment Date, in a principal amount equal to the then outstanding principal amount of the Bridge Loan held by such Lender (for certainty, including any capitalized interest) and the Borrower shall be released from its obligations under such Bridge Loan. Upon the repayment of and release in respect of the Bridge Loans and the replacement thereof by Rollover Loans, each Lender shall amend its records to reflect the repayment of the principal amount of the Bridge Loan held by such Lender corresponding to the principal amount of the Bridge Loan issued to such Lender and the advance of the corresponding Rollover Loan. If a Default shall have occurred and be continuing on the Bridge Loan Repayment Date, any notices given or cure periods commenced while any Bridge Loan was outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Rollover Loans (with the same effect as if the Rollover Loans had been outstanding as of the actual dates thereof), notwithstanding that the Rollover Loans constitute separate Indebtedness from the Bridge Loans. No amounts paid or prepaid with respect to the Loans may be reborrowed.
     SECTION 2.2 [Intentionally Omitted].
     SECTION 2.3 Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. on the same Business Day of the Borrowing of the Loans, the Borrower may irrevocably request that a Borrowing be made in the unused amount of the Commitment Amount. On the terms and subject to the conditions of this Agreement, the Borrowing shall be made on the Business Day specified in such Borrowing Request. On or before 12:00 noon on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.
     SECTION 2.4 Register; Notes. The Register shall be maintained on the following terms.
     (a) The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor’s Obligations. The entries in the Register shall constitute prima facie evidence and shall be binding, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

     (b) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender’s Percentage of the original Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, constitute prima facie evidence and shall be binding on each Obligor absent manifest error; provided that, the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.
     (c) Upon the request of any Lender, the Borrower will issue Notes to be represented by one or more definitive global securities in book-entry form which will be deposited at such time, by or on behalf of the Borrower, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co. The Borrower will use commercially reasonable efforts to ensure that such Notes issued to DTC are qualified for “book-entry” transfer and the Borrower agrees to deliver such documents as the Administrative Agent reasonably requests to effectuate such registration and subsequent transfers. For all purposes hereunder, the beneficial holder of such Note shall be treated as a “Lender” hereunder.
ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
     SECTION 3.1 Repayments and Prepayments; Application. The Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.
     SECTION 3.1.1 Repayments and Prepayments. The Bridge Loans, to the extent unpaid as of the Bridge Loan Repayment Date, will be repaid in full by the making of the Rollover Loans on such date pursuant to clause (b) of Section 2.1. The Borrower shall repay in full the unpaid principal amount of each Rollover Loan on the Stated Maturity Date. The Rollover Loans shall bear interest as described in Section 3.2.1 from the Bridge Loan Repayment Date until such Loans are paid in full or continued as an Exchange Note evidencing the same underlying Indebtedness pursuant to Section 7.1.11. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.
     (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided that (A) the Borrower shall give the Administrative Agent one Business Day notice of its intent to make such prepayment; and (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000.
     (b) Subject to Section 7.1.11, each Lender will have the option at any time or from time to time after the Bridge Loan Repayment Date to receive Exchange Notes as evidence of all or a part of the principal amount of the Rollover Loans of such Lender then outstanding. The principal amount of the Exchange Notes will equal 100% of the aggregate principal amount (for certainty, including all capitalized interest thereon) of the Rollover Loans which they evidence. If a Default shall have occurred and be continuing on the date such Exchange Notes are issued to evidence the principal amount of the Rollover Loans, any notices given or cure periods commenced while the Rollover Loan was outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Exchange Note (with the same effect as if the Exchange Note had been outstanding as of the actual dates thereof).
     (c) Following the Senior Secured Termination Dates, concurrently with the receipt by the Borrower of any Net Equity Proceeds, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the product of (i) such Net Equity Proceeds multiplied by (ii) the Applicable Percentage, to be applied as set forth in Section 3.1.2.
     (d) Following the Senior Secured Termination Dates, the Borrower shall (subject to the next proviso) within 5 Business Days receipt of any Net Disposition Proceeds or Net Casualty Proceeds, by the Borrower or any of its U.S. Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such proceeds, and, to the extent the aggregate amount of such (i) Net Disposition Proceeds received by the Borrower and its U.S. Subsidiaries in any period of twelve consecutive calendar months since the Closing Date exceeds $10,000,000 and (ii) Net Casualty Proceeds received by the Borrower and its U.S. Subsidiaries in any period of twelve consecutive calendar months since the Closing Date exceeds $50,000,000, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of such excess Net Disposition Proceeds or Net Casualty Proceeds, as applicable; provided that, so long as (i) no Event of Default has occurred and is continuing, such proceeds may be retained by the Borrower and its U.S. Subsidiaries (and be excluded from the prepayment requirements of this clause) to be invested or reinvested within one year or, subject to immediately succeeding clause (ii), 18 months or 36 months, as applicable, to the acquisition or construction of other assets or properties consistent with the businesses permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment), and (ii) within one year following the receipt of such Net Disposition Proceeds or Net Casualty Proceeds, such proceeds are (A) applied or (B) committed to be, and actually are, applied within (I) 18 months following the receipt of such Net Disposition Proceeds or (II) 36 months following the receipt of such Net Casualty Proceeds, in each case to such acquisition or construction plan. The amount of such Net Disposition Proceeds or Net Casualty Proceeds unused or uncommitted after such one year, 18 months or 36 months, as applicable, period shall be applied to prepay the Loans as set forth in Section 3.1.2.
     (e) Following the Senior Secured Termination Dates, concurrently with the receipt by the Borrower or any of its U.S. Subsidiaries of any Net Debt Proceeds, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2.
     (f) Following the Senior Secured Termination Dates, concurrently with the receipt by the Borrower or any of its U.S. Subsidiaries of any Net Receivables Proceeds, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Receivables Proceeds, to be applied as set forth in Section 3.1.2.
     (g) Immediately upon any acceleration of the Stated Maturity Date of the Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to

Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).
Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty.
     SECTION 3.1.2 Application. Each prepayment of Loans pursuant to clauses (c), (d), (e), and (f) of Section 3.1.1, shall be applied pro rata to a mandatory prepayment of the outstanding principal amount of all Loans.
     SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.
     SECTION 3.2.1 Contract Rate. The unpaid principal amount of the Loans shall bear interest from the Closing Date to but excluding the date of repayment or exchange for Exchange Notes at a rate per annum that at all times be the Contract Rate, as in effect from time to time. Notwithstanding the foregoing, the interest rate borne by the Loans shall not (subject to Section 3.2.2) exceed 11.50% per annum. To the extent the per annum interest on any Loan exceeds a rate of 11.00% per annum, such excess interest shall be paid by the Borrower by adding the amount thereof to the then principal amount of the Loans, in which event the interest so capitalized shall be treated as principal for all purposes.
     SECTION 3.2.2 Post-Default Rates. After the occurrence and during the continuance of an Event of Default, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on all outstanding Obligations at a rate per annum equal to (a) in the case of principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and other monetary Obligations, at a rate per annum equal to the rate then applicable to the Loans, plus 2% per annum.
     SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:
     (a) on the Stated Maturity Date;
     (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;
     (c) on each Quarterly Payment Date occurring after the Closing Date;
     (d) on the date the Exchange Notes are issued to evidence the principal amount of the Rollover Loans evidencing the same underlying Indebtedness (but only with respect to the principal amount of the Rollover Loan so evidenced); and
     (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.
     SECTION 3.3 Administrative Agent and Lead Arrangers’ Fees. The Borrower agrees to pay to each of the Administrative Agent and each Lead Arranger, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter or in such other fee letter(s) negotiated by the parties thereto.
ARTICLE IV
TAXES AND OTHER PROVISIONS
     SECTION 4.1 Increased Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Loan Party in respect of, such Loan Party’s Commitments and the making of Loans hereunder that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.2 and 4.3, respectively. Each affected Loan Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Loan Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Loan Party within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, constitute prima facie evidence thereof and shall be binding on the Borrower.
     SECTION 4.2 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority after the Closing Date affects or would affect the amount of capital required or expected to be maintained by any Loan Party or any Person controlling such Loan Party, and such Loan Party determines (in good faith but in its sole and absolute discretion) that as a result thereof the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Loans made by such Loan Party is reduced to a level below that which such Loan Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice (together with reasonably detailed supporting documentation) from time to time by such Loan Party to the Borrower, the Borrower shall within five Business Days following receipt of such notice pay directly to such Loan Party additional amounts sufficient to compensate such Loan Party or such controlling Person for such reduction in rate of return. A statement in reasonable detail of such Loan Party as to any such additional amount or amounts shall, in the absence of manifest error, constitute prima facie evidence thereof and shall be binding on the Borrower. In determining such amount, such Loan Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.
     SECTION 4.3 Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

     (a) Any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Loan Party under any Loan Document, then:
     (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and
     (ii) the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.
     (b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.
     (c) Upon the written request of the Administrative Agent, as promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such written request, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.
     (d) Subject to clause (f), the Borrower shall indemnify each Loan Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Loan Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Loan Party will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Loan Party, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Loan Party, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that no Loan Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Loan Party for any incremental Taxes that may become payable by such Loan Party as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes (other than incidental taxes resulting directly as a result of the willful misconduct or gross negligence of the Administrative Agent or a respective Loan Party ); provided that if the Loan Party or the Administrative Agent, as applicable, fails to give notice to the Borrower of the imposition of any Non-Excluded Taxes or Other Taxes within 120 days following its receipt of actual written notice of the imposition of such Non-Excluded Taxes or Other Taxes, there will be no obligation for the Borrower to pay interest or penalties attributable to the period beginning after such 120th day and ending seven days after the Borrower receives notice from the Loan Party or the

Administrative Agent as applicable. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Loan Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Loan Party makes written demand therefor (together with supporting documentation in reasonable detail). The Borrower acknowledges that any payment made to any Loan Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.
     (e) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.
     (f) The Borrower shall not be obligated to pay any additional amounts to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided that the Borrower shall be obligated to pay additional amounts to any such Lender pursuant to clause (a)(i) and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender’s lending office was made at the request of the Borrower or (iii) the obligation to pay any additional amounts to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Eligible Assignee that becomes an assignee Lender as a result of an assignment made at the request of the Borrower.
     (g) If the Administrative Agent or a Lender determines in its sole, good faith discretion that amounts recovered or refunded are a recovery or refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to clause (d), or to which the Borrower has paid additional amounts pursuant to clause (a)(i), it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.3 with respect to the Non-Excluded Taxes or Other Taxes that give rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that in no event will any Lender be required to pay an amount to the Borrower that would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Non-Excluded Taxes or Other Taxes had never been paid, and provided further that the Borrower, upon the written request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority unless the Governmental Authority assessed such penalties, interest, or other charges due to the gross negligence or willful misconduct of the Administrative Agent or such Lender) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to the Governmental Authority. Nothing in this clause (g) shall require any Lender to make available its tax returns or any other information related to its taxes that it deems confidential.
     SECTION 4.4 Payments, Computations, etc. (a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Loan Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds, in Dollars, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Loan Party its share, if any, of such payments received by the Administrative Agent for the account of such Loan Party. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.
     (b) All amounts received as a result of the exercise of remedies under the Loan Documents or under applicable law shall be applied upon receipt to the Obligations as follows: (i) first, to the payment of all Obligations owing to the Administrative Agent, in its capacity as Administrative Agent (including the fees and expenses of counsel to the Administrative Agent), (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Loan Parties pursuant to the terms of the Loan Documents, until paid in full in cash, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Loan Parties, and (v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus.
     SECTION 4.5 Sharing of Payments. If any Loan Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.1, 4.2, or 4.3) in excess of its pro rata share of payments obtained by all Loan Parties, such Loan Party shall purchase from the other Loan Parties such participations in Loans made by them as shall be necessary to cause such purchasing Loan Party to share the excess payment or other recovery ratably (to the extent such other Loan Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Loan Party, the purchase shall be rescinded and each Loan Party which has sold a participation to the purchasing Loan Party shall repay to the purchasing Loan Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Loan Party’s ratable share (according to the proportion of (a) the amount of such selling Loan Party’s required repayment to the purchasing Loan Party to (b) total amount so recovered from the purchasing Loan Party) of any interest or other amount paid or payable by the purchasing Loan Party in respect of the total amount so recovered. The Borrower agrees that any Loan Party purchasing a participation from another Loan Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.6) with respect to such participation as fully as if such Loan Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Loan Party receives a secured claim in lieu of a setoff to which this Section applies, such Loan Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Loan Parties entitled under this Section to share in the benefits of any recovery on such secured claim.
     SECTION 4.6 Setoff. Each Loan Party shall, upon the occurrence and during the continuance of any Event of Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (if then due and payable), and (as security for such Obligations) the Borrower hereby grants to each Loan Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Loan Party (other than payroll, trust or tax accounts); provided that any such appropriation and application shall be subject to the provisions of Section 4.5. Each Loan Party agrees promptly to notify the Borrower and the Administrative Agent after any such appropriation and application made by such Loan Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Loan Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Loan Party may have.

     SECTION 4.7 Mitigation. Each Lender agrees that, if it makes any demand for payment under Section 4.1 or 4.3, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.1. or 4.3.
     SECTION 4.8 Removal of Lenders. If any Lender (an “Affected Lender”) (i) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document (a “Non-Consenting Lender”) that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by Non-Defaulting Lenders holding more than 66 and 2/3% of the Total Exposure Amount of all Non-Defaulting Lenders, (ii) makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.1, 4.2 or 4.3, or (iii) becomes a Defaulting Lender, the Borrower may, at its sole cost and expense, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay such compensation) or within 90 days of such Lender becoming a Non-Consenting Lender or a Defaulting Lender, as the case may be, give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, Commitments and/or Notes to another financial institution or other Person (a “Replacement Lender”) designated in such Replacement Notice; provided that no Replacement Notice may be given by the Borrower if (A) such replacement conflicts with any applicable law or regulation or (B) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.2 or 4.3 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.2 or 4.3 and withdrew its request for compensation under Section 4.1, 4.2 or 4.3. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the Replacement Lender is reasonably satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall assign, in accordance with Section 10., the portion of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents designated in the replacement notice to such Replacement Lender; provided that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, and (B) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender’s Loans designated in the Replacement Notice together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.1, 4.2 and 4.3), owing to such Affected Lender hereunder. Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

     SECTION 4.9 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 4.1 or 4.2 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 90 days after the later of (i) the date such Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (ii) the date such Lender has actual knowledge of its incurrence of their respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to Section 4.1 or 4.2, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 90 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to Section 4.1 or 4.2, as the case may be. This Section shall have no applicability to any Section of this Agreement other than Sections 4.1 and 4.2.
ARTICLE V
CONDITIONS TO CREDIT EXTENSIONS
     SECTION 5.1 Bridge Loans. Subject to Section 7.1.14, the obligations of the Lenders to make the Bridge Loans shall be subject to the prior or concurrent satisfaction (or waiver) in all material respects of each of the conditions precedent set forth in this Article.
     SECTION 5.1.1 Resolutions, etc. The Lead Arrangers shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Obligor from its jurisdiction of organization and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Obligor’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to
     (a) resolutions of each such Obligor’s Board of Directors (or other managing body, in the case of a Person other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Obligor and the execution, delivery and performance of each Loan Document to be executed by such Obligor and the transactions contemplated hereby and thereby;
     (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Obligor; and
     (c) the full force and validity of each Organic Document of such Obligor and copies thereof;
upon which certificates each Loan Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Obligor canceling or amending the prior certificate of such Obligor.
     SECTION 5.1.2 Closing Date Certificate. The Lead Arrangers shall have received the Closing Date Certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge and certify that the statements made therein are, true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements (including Transaction Documents) required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Lead Arrangers, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.
     SECTION 5.1.3 Consummation of Transaction. The Lead Arrangers shall have received evidence reasonably satisfactory to it that all actions necessary to consummate the Transaction (other than the entering into of the Senior Notes Documents and the issuance of the Senior Notes) shall have been taken in accordance in all material respects with all applicable law and in accordance with the terms of each applicable Transaction Document, without amendment or waiver of any material provision thereof, unless approved by the Lead Arrangers in their reasonable discretion.
     SECTION 5.1.4 Patriot Act Disclosures. Within five Business Days’ prior to the Closing Date, the Lenders or the Lead Arrangers shall have received copies of all Patriot Act Disclosures as reasonably requested by the Lenders or the Lead Arrangers.
     SECTION 5.1.5 Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender’s Notes duly executed and delivered by an Authorized Officer of the Borrower.
     SECTION 5.1.6 Financial Information, etc. The Lead Arrangers shall have received,
     (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of (i) the Borrower and its Subsidiaries as at July 2, 2003, July 2, 2004 and July 2, 2005;
     (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for the 39-week period ended April 1, 2006;
     (c) a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows as of and for the twelve-month period ending at the most recent Fiscal Quarter ending at least 45 days prior to the Closing Date, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), in each case which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders; and
     (d) detailed projected financial statements of the Borrower and its Subsidiaries for the seven Fiscal Years ended after the Closing Date, which projections shall include quarterly projections for the first two Fiscal Years after the Closing Date.
     SECTION 5.1.7 Compliance Certificate. The Lead Arrangers shall have received an initial Compliance Certificate on a pro forma basis as if the Transaction had been consummated and the Bridge Loans had been made as of April 1, 2006 and as to such items therein as the Lead

Arrangers reasonably request, dated the date of the Bridge Loans, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower which Compliance Certificate shall set forth such items therein as the Lead Arrangers may reasonably request, including demonstrating that the Borrower’s pro forma Leverage Ratio is not greater than 4.80:1.00.
     SECTION 5.1.8 Guaranty. The Lead Arrangers shall have received counterparts of the Guaranty, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary.
     SECTION 5.1.9 Opinions of Counsel. The Lead Arrangers shall have received opinions, dated the Closing Date and addressed to the Lead Arrangers, the Administrative Agent and all Lenders, from
     (a) Kirkland & Ellis LLP, counsel to the Obligors, in form and substance reasonably satisfactory to the Lead Arrangers; and
     (b) Maryland counsel to the Borrower, in form and substance, and from counsel, reasonably satisfactory to the Lead Arrangers.
     SECTION 5.1.10 Closing Fees, Expenses, etc. The Lead Arrangers shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 10.3.
     SECTION 5.1.11 Form 10. The financial information concerning the Branded Apparel Business and the Borrower and its Subsidiaries and the management, corporate and legal structure of the Borrower and each of the Subsidiary Guarantors contained in the Borrower’s Form 10 filed with the Securities and Exchange Commission in connection with the Spin-Off, including all amendments and modifications thereto, shall be consistent in all material respects with the information previously provided to the Lead Arrangers and the other Lenders.
     SECTION 5.1.12 Litigation. There shall exist no action, suit, investigation or other proceeding pending or threatened in writing in any court or before any arbitrator or governmental or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect.
     SECTION 5.1.13 Approval. All material and necessary governmental and third party consents and approvals shall have been obtained (without the imposition of any material and adverse conditions that are not reasonably acceptable to the Lenders) and shall remain in effect and all applicable waiting periods shall have expired without any material and adverse action being taken by any competent authority. The Lead Arrangers shall be reasonably satisfied that the Spin-Off is to be consummated and the Dividend issued, in each case in accordance with applicable laws and governmental regulations.
     SECTION 5.1.14 Debt Rating. The Borrower shall have obtained a senior unsecured debt rating (of any level) in respect of the Loans from each of S&P and Moody’s, which ratings (of any level) shall remain in effect on the Closing Date.

     SECTION 5.1.15 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor on or before the Closing Date shall be reasonably satisfactory in form and substance to the Lead Arrangers, and the Lead Arrangers shall have received all information, approvals, opinions, documents or instruments as the Lead Arrangers or their counsel may reasonably request.
     SECTION 5.1.16 Borrowing Request, etc. The Administrative Agent shall have received a Borrowing Request. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of the Bridge Loans shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2 are true and correct.
     SECTION 5.2 All Credit Extensions — Compliance with Warranties, No Default, etc. . The obligation of each Lender to make any Credit Extension shall be subject to the satisfaction of the condition that both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:
     (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
     (b) no Default shall have then occurred and be continuing.
     SECTION 5.3 Rollover Loans. The issuance of the Rollover Loans on the Bridge Loan Repayment Date shall be subject to the satisfaction of each of the conditions precedent set forth below.
     SECTION 5.3.1 Payment of Fees, Interest, etc. The Lenders shall have received all fees, interest and other amounts due and payable to the Lenders on the Bridge Loan Repayment Date pursuant to Sections 3.2, 3.3 and, if then invoiced, 10.3.
     SECTION 5.3.2 Litigation, etc. No injunction, decree, order or judgment enjoining the issuance of the Rollover Loans shall be in effect.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     In order to induce the Loan Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Loan Party, after giving effect to the consummation of the IP Purchase and the Spin Off, as set forth in this Article.
     SECTION 6.1 Organization, etc. Each Obligor (i) is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization,

(ii) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect and (iii) has full organizational power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, and except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, to (a) own and hold under lease its property and (b) to conduct its business substantially as currently conducted by it.
     SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor’s participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by the Borrower or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the Transaction are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not
     (a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or
     (b) result in (i) or require the creation or imposition of, any Lien on any Obligor’s properties (except as permitted by this Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.
     SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the consummation of the Transaction or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of Transaction Documents, in each case by the parties thereto or the consummation of the Transaction. Neither the Borrower nor any of its Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 6.4 Validity, etc. Each Obligor has duly executed and delivered each of the Loan Documents and each of the Transaction Documents to which it is a party, and each Loan Document and each Transaction Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
     SECTION 6.5 Financial Information. The financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.6 (other than forecasts, projections, budgets and forward-looking information) have been prepared in accordance with GAAP consistently applied (except where specifically so noted on such financial statements), and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to Section 5.1.6, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. Notwithstanding anything contained herein to the contrary, it is hereby acknowledged and agreed by the Administrative Agent, each Lead Arranger and each Lender that (i) any financial or business projections furnished to the Administrative Agent, any Lead Arranger or any Lender by the Borrower or any of its Subsidiaries under any Loan Document are subject to significant uncertainties and contingencies, which may be beyond the Borrower’s and/or its Subsidiaries’ control, (ii) no assurance is given by any of the Borrower or its Subsidiaries that the results forecast in any such projections will be realized and (iii) the actual results may differ from the forecast results set forth in such projections and such differences may be material.
     SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the business, financial condition, operations, performance or assets of the Borrower and its Subsidiaries, taken as a whole, since July 2, 2005.
     SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened (in writing) litigation, action, proceeding, labor controversy or investigation:
     (a) affecting the Borrower any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect; or
     (b) which purports to affect the legality, validity or enforceability of any Loan Document, the Transaction Documents or the Transaction.
     SECTION 6.8 Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries which are (a) identified in Item 6.8 of the Disclosure Schedule, (b) permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.10 or (c) a Foreign Supply Chain Entity that has been redesignated as a Foreign Subsidiary.
     SECTION 6.9 Ownership of Properties. The Borrower and each of its Subsidiaries (other than a Receivables Subsidiary) owns (a) in the case of owned real property, good and legal title to, (b) in the case of owned personal property, good and valid title to, and (c) in the case of leased real or personal property, valid and enforceable (subject to bankruptcy, insolvency, reorganization or similar laws) leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.

     SECTION 6.10 Taxes. The Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or except to the extent such failure could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 6.11 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Closing Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan which has caused or could reasonably be expected to cause Borrower or any Subsidiary to incur any liability, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA with respect to any assets of Borrower or any Subsidiary. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower of any material liability, fine or penalty.
     SECTION 6.12 Environmental Warranties.
     (a) All facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws, except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect;
     (b) there have been no past, and there are no pending or, to the Borrower’s knowledge (after due inquiry), threatened (in writing) (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law except for claims, complaints, notices, requests for information or inquiries with respect to violations of or potential liability under any Environmental Laws that could not reasonably be expected to have a Material Adverse Effect;
     (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that have had, or could reasonably be expected to have, a Material Adverse Effect;
     (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters, except for any such non-issuance or any such noncompliance which could not reasonably be expected to have a Material Adverse Effect;
     (e) no property now or, to the Borrower’s knowledge (after due inquiry), previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned, operated property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, which listing could reasonably be expected to have a Material Adverse Effect;
     (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;
     (g) neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which could reasonably be expected to lead to material claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA which, if adversely resolved could, in any of the foregoing cases, reasonably be expected to have a Material Adverse Effect;
     (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, operated or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and
     (i) no conditions exist at, on or under any property now or, to the knowledge of the Borrower (after due inquiry), previously owned, operated or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, except for such liability that could not reasonably be expected to have a Material Adverse Effect.
     SECTION 6.13 Accuracy of Information. None of the factual information (other than projections, forecasts, budgets and forward-looking information) heretofore or contemporaneously furnished in writing to any Loan Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transaction) (taken as a whole) contains any untrue statement of a material fact, or omits to state any material fact necessary to make any such information not materially misleading as of the date such information was furnished; provided however that (i) any financial or business projections furnished to the Administrative Agent, any Lead Arranger or any Lender by the Borrower or any of its Subsidiaries under any Loan Document are subject to significant uncertainties and contingencies, which may be beyond the Borrower’s and/or its Subsidiaries’ control, (ii) no assurance is given by any of the Borrower or its Subsidiaries that the results forecast in any such projections will be realized and (iii) the actual results may differ from the forecast results set forth in such projections and such differences may be material.
     SECTION 6.14 Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X.

Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
     SECTION 6.15 Compliance with Contracts, Laws, etc. The Borrower and each of its Subsidiaries have performed their obligations under agreements to which the Borrower or a Subsidiary is a party and have complied with all applicable laws, rules, regulations and orders except were the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries (a) are not listed on the “Specially Designated Nationals and Blocked Person List” maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, or included in any executive orders relating thereto and (b) have used the proceeds of the Loans without violating in any material respect any of the foreign asset control regulations of OFAC or any enabling statute or executive order relating thereto having the force of law.
     SECTION 6.16 Solvency. The Borrower and its Subsidiaries (taken as a whole), both before and after giving effect to any Credit Extensions, are Solvent.
ARTICLE VII
COVENANTS
     SECTION 7.1 Affirmative Covenants. The Borrower agrees with each Lender and the Administrative Agent that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.
     SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:
     (a) within the earlier of (i) 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and (ii) so long as the Borrower is a public reporting company at such time, such earlier date as the SEC requires the filing of such information (or if the Borrower is required to file such information on a Form 10-Q with the SEC, promptly following such filing), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form, the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct in all material respects (subject to audit, normal year-end adjustments and the absence of footnote disclosure) by the chief financial officer, chief executive officer, president, treasurer or assistant treasurer of the Borrower;
     (b) within the earlier of (i) 90 days after the end of each Fiscal Year and (ii) so long as the Borrower is a public reporting company at such time, such earlier date as the SEC requires the filing of such information (or if the Borrower is required to file such information on a Form 10-K with the SEC, promptly following such filing), (i) a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by Pricewaterhouse Coopers LLP or such other independent public accountants selected by the Borrower and reasonably acceptable to the Administrative Agent, which shall include a calculation of the financial covenants set forth in Section 7.2.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Event of Default with respect to financial matters and (ii) a consolidated budget (within level of detail comparable to the quarterly financial statements delivered pursuant to clause (a)) for the following Fiscal Year including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such following Fiscal Year;
     (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial officer, chief executive officer, president, treasurer or assistant treasurer of the Borrower, (i) showing compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or an Obligor has taken or proposes to take with respect thereto) and (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.1.8 if applicable);
     (d) as soon as possible and in any event within three Business Days after the Borrower or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer on behalf of the Borrower setting forth details of such Default and the action which the Borrower or such Obligor has taken and proposes to take with respect thereto;
     (e) as soon as possible and in any event within three Business Days after the Borrower or any other Obligor obtains knowledge of (i) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7 or (ii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto, if any;
     (f) within three Business Days after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange; provided that such delivery shall be deemed to have been made upon delivery of notice to the Administrative Agent that such statements or reports are available on the Internet via the EDGAR system of the SEC;

     (g) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;
     (h) promptly upon receipt thereof, copies of all final “management letters” submitted to the Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;
     (i) promptly following the mailing or receipt of any notice or report (other than identical reports or notices delivered hereunder) delivered under the terms of the First Lien Loan Documents, the Second Lien Loan Documents or the Senior Note Documents, copies of such notice or report;
     (j) all Patriot Act Disclosures, to the extent reasonably requested by the Administrative Agent or any Lender; and
     (k) such other financial and other information as any Lender through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).
Information required to be delivered pursuant to clauses (a) and (b) of Section 7.1.1 shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information is available on the Internet via the EDGAR system of the SEC (to the extent such information is available as described in such notice). Information required to be delivered pursuant to this Section 7.1.1 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 9.11.
     SECTION 7.1.2 Maintenance of Existence; Material Obligations; Compliance with Contracts, Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory), franchises, permits, licenses and approvals (in each case, except as otherwise permitted by Section 7.2.10), perform in all respects their obligations, including obligations under agreements to which the Borrower or a Subsidiary is a party, and comply in all respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all obligations, including all Taxes imposed upon the Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.1.3 Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect the Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear, casualty and condemnation excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower and its Subsidiaries may be properly conducted at all times, unless the Borrower or such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of the Borrower or any of its Subsidiaries or the Disposition of such property is otherwise permitted by Sections 7.2.10 or 7.2.11.
     SECTION 7.1.4 Insurance. The Borrower will, and will cause each of its Subsidiaries to maintain:
     (a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries; and
     (b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.
Without limiting the foregoing, all insurance policies required pursuant to this Section shall without duplication, be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.
     SECTION 7.1.5 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect in all material respects all of its business affairs and transactions and permit each Loan Party or any of their respective representatives, at reasonable times during normal business hours and intervals upon reasonable notice to the Borrower and except after the occurrence and during the continuance of an Event of Default not more frequently than once per Fiscal Year, to visit each Obligor’s offices, to discuss such Obligor’s financial matters with its officers and employees, and its independent public accountants (provided that management of the Borrower shall be notified and allowed to be present at all such meetings and the Borrower hereby authorizes such independent public accountant to discuss each Obligor’s financial matters with each Loan Party or their representatives) and to examine (and photocopy extracts from) any of its books and records. The Borrower shall pay any reasonable fees of such independent public accountant incurred in connection with any Loan Party’s exercise of its rights pursuant to this Section.
     SECTION 7.1.6 Environmental Law Covenant. The Borrower will, and will cause each of its Subsidiaries to:
     (a) use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations required under Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where failure to do so could not reasonably be expected to have a Material Adverse Effect; and
     (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, the subject matter of which could reasonably be expected to have a Material Adverse Effect, and shall promptly resolve any non-compliance with Environmental Laws (except as could not reasonably be expected to have a Material Adverse Effect) and keep its property free of any Lien imposed by any Environmental Law.
     SECTION 7.1.7 Use of Proceeds. The Borrower will apply the proceeds of the Bridge Loans to finance, in part, the Transaction, including the Dividend, and to pay the fees, costs and expenses related to the Transaction.
     SECTION 7.1.8 Future Guarantors, etc. The Borrower will, and will cause each U.S. Subsidiary to, execute any documents, execute agreements and instruments, and take all commercially reasonable further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents. The Borrower will cause any subsequently acquired or organized U.S. Subsidiary to execute a supplement (in form and substance reasonably satisfactory to the Administrative Agent) to the Guaranty and each other applicable Loan Document in favor of the Loan Parties.
     SECTION 7.1.9 Hedging Agreements. Within 60 days following the Closing Date, the Borrower and/or the IP Subsidiary will enter into interest rate swap, cap, collar or similar arrangements with a First Lien Lender, Second Lien Lender or any other Person reasonably acceptable to the Lenders designed to protect the Borrower and/or the IP Subsidiary against fluctuations in interest rates for a period of at least three years from the Closing Date, in an amount that would cause not less than 50% of the Indebtedness outstanding, under the Loan Documents, the First Lien Loan Documents, the Second Lien Loan Documents and the Senior Note Documents to bear interest at a fixed rate.
     SECTION 7.1.10 Maintenance of Ratings. The Borrower will use its commercially reasonable efforts to cause a senior unsecured credit rating with respect to the Loans from each of S&P and Moody’s to be available at all times until the Stated Maturity Date.
     SECTION 7.1.11 Exchange Notes.
     (a) At least 30 days prior to the Bridge Loan Repayment Date, the Borrower shall (i) select a bank or trust company to act as Exchange Note Trustee, (ii) enter into the Exchange Note Indenture and the Registration Rights Agreement, (iii) deliver to the Administrative Agent customary closing documentation (including an executed legal opinion in form and substance customary for a transaction of that type) to be mutually agreed upon by the Borrower and the Administrative Agent.

     (b) So long as the Borrower has received requests to issue at least $25,000,000 in the aggregate principal amount of Exchange Notes, the Borrower will, on the fifth Business Day following the written request (the “Exchange Request”) of the holder of any Rollover Loan (or beneficial owner of a portion thereof), which request may be given at any time on or after the Bridge Loan Repayment Date:
     (i) execute and deliver, and cause the Exchange Note Trustee to execute and deliver, the Exchange Note Indenture and the Registration Rights Agreement if such documents have not previously been executed and delivered; and
     (ii) execute and deliver to such holder or beneficial owner in accordance with the Exchange Note Indenture one or more Exchange Notes as evidence of all or a part of the principal amount of such Rollover Loan bearing interest as set forth therein dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Loan being evidenced (for certainty, including any capitalized interest).
     (c) The Exchange Request shall specify the principal amount of the Loans to be evidenced by Exchange Notes pursuant to this Section, which shall be at least $100,000 and integral multiples of $50,000 in excess thereof or the entire remaining aggregate principal amount of the Loan of such Lender (for certainty, including any capitalized interest). Loans delivered to the Borrower in exchange for Exchange Notes under this Section to be evidenced by Exchange Notes shall be governed by and construed in accordance with the terms of the Exchange Note Indenture.
     (d) The Exchange Note Trustee shall at all times be a corporation organized and doing business under the laws of the United States or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has a combined capital and surplus of not less than $500,000,000.
     (e) If Exchange Notes are issued pursuant to the terms hereof, then the Exchange Note Holders shall have the registration rights with respect to such Exchange Notes as set forth in the Registration Rights Agreement.
     (f) The Exchange Note Indenture shall provide that the unpaid principal amount of each Exchange Note shall bear interest at a rate per annum equal to that of the Rollover Loans on the date of issuance of the Exchange Note.
     (g) It is understood and agreed that the Rollover Loans exchanged for Exchange Notes constitute the same Indebtedness as such Exchange Notes and that no novation shall be effected by any such exchange.
     SECTION 7.1.12 Change of Control.

     (a) Upon a Change of Control, the Borrower shall prepay each Lender’s Loans (including any Bridge Loans and Rollover Loans), without any premium, plus accrued and unpaid interest, if any, to the date of prepayment (the “Change of Control Payment”), in accordance with the terms contemplated in this Section 7.1.12.
     (b) Prior to complying with the provisions of this Section 7.1.12, but in any event within 30 days following a Change of Control, the Borrower shall either repay all outstanding Indebtedness under the Senior Secured Facilities or obtain the requisite consents, if any, under the Senior Secured Facilities necessary to permit the prepayment of the Loans required by this Section 7.1.12, provided that the failure to repay such Indebtedness or obtain such consent shall not affect the obligation of the Borrower pursuant to clause (a) above.
     SECTION 7.1.13. Refinancing the Loans. Upon the request of the Administrative Agent, the Borrower shall take all commercially reasonable actions to refinance, or cause the refinancing of, the Loans as promptly as the Borrower and the Administrative Agent reasonably agree is appropriate and practicable after the Closing Date through a public offering or private placement of up to $500,000,000 aggregate principal amount (or such lesser amount equal to the sum of the outstanding Bridge Loans plus the capitalization of amounts, if any, of any default interest on the Bridge Loans) of Senior Notes by the Borrower or such other corporation or entity agreed to by the Administrative Agent and the Borrower. Without limiting the foregoing the Borrower will cause its officers to participate in due diligence and marketing efforts (including participation in a roadshow and preparation of an offering memorandum) to effect such refinancing. The Borrower shall provide the Lead Arrangers (or their Affiliates) as soon as reasonably practicable following the filing of its Form 10K with the Securities and Exchange Commission (“SEC”) for its 2006 fiscal year, but in no event later than October 15, 2006, a complete printed preliminary offering memorandum or prospectus relating to the issuance of the Senior Notes including all financial statements and other data to be included therein (including all audited financial statements and all unaudited financial statements (which unaudited financial statements shall have undergone an SAS 71 or 100 review, as applicable)) prepared in accordance with GAAP and prepared in accordance with Regulation S-X under the Securities Act (provided that with respect to Rule 3-10 thereunder the Borrower shall use commercially reasonable efforts to comply with such rule) and substantially all other data (including selected financial data and pro forma financial statements) that the SEC would require in a registered offering of the Senior Notes.
     SECTION 7.1.14. Post-Closing Obligations.
     (a) Excluded Contracts. The Borrower agrees to use commercially reasonable efforts to cause the Excluded Contracts to become owned by the Borrower or the applicable Subsidiary within 180 days of the Closing Date.
     (b) Spin-Off Related Transfers. Within 180 days following the Closing Date (or such later dates from time to time as consented to by the Administrative Agent in its reasonable discretion), the Borrower will (i) cause Hanesbrands Philippines, Inc.; HBI Sourcing Asia Limited; Sara Lee Apparel International (Shanghai) Co. Ltd. (to be renamed Hanesbrands International (Shanghai) Co. Ltd.); Sara Lee Apparel India Private

Limited (to be renamed Hanesbrands India Private Limited); and SL Sourcing India Private Ltd. (to be renamed HBI Sourcing India Private Ltd.) to become Subsidiaries of the Borrower, (ii) own 50% of the issued and outstanding Capital Securities of Playtex Marketing Corporation and (iii) consummate the transfer of assets relating to the Branded Apparel Business from SL Hong Kong Ltd., Sara Lee Philippines Inc. and Hanesbrands Philippines Inc. to Subsidiaries of the Borrower. The Borrower represents and warrants that the fair market value of the assets to be transferred pursuant to this clause have a fair market value of less than $6,500,000.
     (c) NT Investment Company, Inc. Within three Business Days following the Closing Date, the Borrower shall cause NT Investment Company, Inc. to be in good standing (and deliver to the Administrative Agent a copy of the good standing certificate) in the State of Delaware.
     SECTION 7.2 Negative Covenants. The Borrower covenants and agrees with each Lender and the Administrative Agent that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.
     SECTION 7.2.1 Business Activities; Accounting Policies. The Borrower will not, and will not permit any of its Subsidiaries to, (a) engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably related, supportive, complementary, ancillary or incidental thereto or reasonable extensions thereof or (b) change its accounting policies or financial reporting practices from such policies and practices in effect of the Closing Date, including any change to the ending dates with respect to the Borrower and its Subsidiaries’ Fiscal Year (except to the extent set forth in the definition thereof) or Fiscal Quarters.
     SECTION 7.2.2 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:
     (a) Indebtedness in respect of the Obligations;
     (b) unsecured Indebtedness of the Obligors (i) under the Senior Note Documents in an aggregate principal amount not to exceed $500,000,000, as such amount is reduced on or after the Closing Date in accordance with the terms hereof and (ii) under senior notes whether issued pursuant to a supplement to the Senior Note Indenture or any other senior note indenture, the terms of which are reasonably satisfactory to the Administrative Agent, so long as (x) the aggregate principal amount thereunder does not exceed $500,000,000 and (y) the proceeds therefor are applied to repay Loans in accordance with clause (h) of Section 3.1.1;
     (c) Indebtedness existing as of the Closing Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancings, refundings, reallocations, renewals or extensions of such Indebtedness in a principal amount not in excess of that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date);

     (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities of borrowed money;
     (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided that, such Indebtedness is incurred within 270 days of the acquisition of such property) and (iii) in respect of Capitalized Lease Liabilities; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed (x) $150,000,000 prior to the Bridge Loan Repayment Date and (y) $180,000,000 on and after the Bridge Loan Repayment Date;
     (f) Indebtedness of (i) an Obligor owing to any other Obligor and of (ii) any Subsidiary (other than a Receivables Subsidiary) that is not a Subsidiary Guarantor or any Foreign Supply Chain Entity owing to an Obligor, which Indebtedness (A) shall, if payable to the Borrower or a Subsidiary Guarantor, not be discharged for any consideration other than payment in full or in part in cash or through the conversion of such Indebtedness to equity (provided that only the amount repaid in part shall be discharged); and (B) shall not (when aggregated with the amount of Investments made by the Borrower and the Subsidiary Guarantors in Subsidiaries which are not Subsidiary Guarantors and in Foreign Supply Chain Entities under clause (e)(i) of Section 7.2.5 and Indebtedness converted to equity pursuant to clause (f)(ii)(A)), exceed (x) $275,000,000 prior to the Bridge Loan Repayment Date and (y) $330,000,000 on and after the Bridge Loan Repayment Date, in each case at any one time outstanding;
     (g) unsecured Indebtedness (not evidenced by a note or other instrument) of an Obligor owing to a Subsidiary that is not a Subsidiary Guarantor and has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement;
     (h) Indebtedness of the Obligors incurred pursuant to the terms of (i) the First Lien Loan Documents in a principal amount not to exceed $2,150,000,000 and (ii) the Second Lien Loan Documents in a principal amount not to exceed $450,000,000;
     (i) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate outstanding amount of all Indebtedness existing pursuant to this clause does not at any time exceed

(x) $100,000,000 prior to the Bridge Loan Repayment Date and (y) $120,000,000 on and after the Bridge Loan Repayment Date;
     (j) Indebtedness incurred pursuant to a Permitted Securitization and Standard Securitization Undertakings;
     (k) unsecured Indebtedness of the Borrower and its Subsidiaries incurred to (i) finance Permitted Acquisitions (including obligations of the Borrower and its Subsidiaries under indemnification, adjustment of purchase price, earn-out, incentive, non-compete, consulting, deferred compensation or other similar arrangements incurred by such Person in connection therewith) or (ii) refinance any other Indebtedness permitted to be incurred under clauses (a), (b), (e), (i) and (n) of this Section 7.2.2;
     (l) Indebtedness in respect of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;
     (m) Indebtedness of any Foreign Subsidiary owing to any other Foreign Subsidiary;
     (n) Indebtedness (whether unsecured or secured by Liens) of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed (x) $150,000,000 prior to the Bridge Loan Repayment Date and (y) $180,000,000 on and after the Bridge Loan Repayment Date, in each case at any one time outstanding and Contingent Liabilities of any Obligor in respect thereof;
     (o) Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;
     (p) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
     (q) unsecured Indebtedness of Borrower and its Subsidiaries representing the obligation of such Person to make payments with respect to the cancellation or repurchase of Capital Securities of officers, employees or directors (or their estates) of the Borrower or such Subsidiaries; and
     (r) other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Borrower or Subsidiary Guarantors or of a Receivables Subsidiary) in an aggregate amount at any time outstanding not to exceed (x) $100,000,000 prior to the Bridge Loan Repayment Date and (y) $120,000,000 on and after the Bridge Loan Repayment Date;
provided that, no Indebtedness otherwise permitted by clauses (c), (e), (f)(ii), (i), (k) or (r) shall be assumed, created or otherwise incurred if an Event of Default has occurred and is then continuing.

     SECTION 7.2.3 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except the following (collectively “Permitted Liens”):
     (a) Liens securing Indebtedness permitted by clause (h) of Section 7.2.2;
     (b) Liens in connection with a Permitted Securitization;
     (c) Liens existing as of the Closing Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and refinancings, refundings, reallocations, renewals or extensions of such Indebtedness; provided that, no such Lien shall encumber any additional property (except for accessions to such property and the products and proceeds thereof) and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date;
     (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided that (i) such Lien is granted within 270 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;
     (e) Liens securing Indebtedness permitted by clause (i) of Section 7.2.2; provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person;
     (f) Liens in favor of carriers, warehousemen, mechanics, repairmen, materialmen, customs and revenue authorities and landlords and other similar statutory Liens and Liens in favor of suppliers (including sellers of goods pursuant to customary reservations or retention of title, in each case) granted in the ordinary course of business for amounts not overdue for a period of more than 60 days or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
     (g) (i) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, trade contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in the immediately preceding clause (i);

     (h) judgment Liens that are being appealed in good faith or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;
     (i) easements, rights-of-way, covenants, conditions, building codes, restrictions, reservations, minor defects or irregularities in title and other similar encumbrances and matters that would be disavowed by a full survey of real property not interfering in any material respect with the value or use of the affected or encumbered real property to which such Lien is attached;
     (j) Liens securing Indebtedness permitted by clause (n) of Section 7.2.2;
     (k) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business;
     (l) (i) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, (ii) other agreements with respect to the use and occupancy of real property entered into in the ordinary course of business or in connection with a Disposition permitted under the Loan Documents or (iii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
     (m) Liens on the property of the Borrower or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, licenses and statutory obligations, (ii) Contingent Obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;
     (n) Liens on Receivables transferred to a Receivables Subsidiary under a Permitted Securitization;
     (o) Liens upon specific items or inventory or other goods and proceeds of the Borrower or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods;
     (p) Liens (i) (A) on advances of cash or Cash Equivalent Investments in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.2.5 to be applied against the purchase price for such Investment and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.2.11, in each case under this clause (i), solely to the extent such Investment or

Disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on earnest money deposits of cash or Cash Equivalent Investments made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
     (q) Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law) regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;
     (r) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the UCC) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Borrower or any of its Subsidiaries and (ii) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness and (iii) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations in each case in the ordinary course of business and not prohibited by this Agreement;
     (s) other Liens securing Indebtedness or other obligations permitted under this Agreement in an aggregate principal amount at any time outstanding not to exceed (x) $75,000,000 prior to the Bridge Loan Repayment Date and (y) $90,000,000 on and after the Bridge Loan Repayment Date;
     (t) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located or any Liens senior to any lease, sub-lease or other agreement under which the Borrower or any of its Subsidiaries uses or occupies any real property;
     (u) Liens constituting security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;
     (v) pledges or deposits of cash and Cash Equivalent Investments securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business;
     (w) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to clause (p) of Section 7.2.2; and
     (x) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.2.4 Financial Condition and Operations. The Borrower will not permit any of the events set forth below to occur.
     (a) The Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

Period	Leverage Ratio
Each Fiscal Quarter ending between December 15, 2006 and April 15, 2007	5.50:1.00
Each Fiscal Quarter ending between April 16, 2007 and July 15, 2007	5.00:1.00
Each Fiscal Quarter ending between July 16, 2007 and September 15, 2007	4.75:1.00
Each Fiscal Quarter ending between September 16, 2007 and October 15, 2007	5.25:1.00
Each Fiscal Quarter ending between October 16, 2007 and April 15, 2008	5.00:1.00
Each Fiscal Quarter ending between April 16, 2008 and October 15, 2008	4.75:1.00
Each Fiscal Quarter ending between October 16, 2008 and April 15, 2009	4.50:1.00
Each Fiscal Quarter ending between April 16, 2009 and July 15, 2009	4.25:1.00
Each Fiscal Quarter ending between July 16, 2009 and October 15, 2009	4.00:1.00
Each Fiscal Quarter thereafter	3.75:1.00
     (b) The Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

Period	Interest Coverage Ratio
Each Fiscal Quarter ending between December 15, 2006 and July 15, 2007	2.00:1.00
Each Fiscal Quarter ending between July 16, 2007 and September 15, 2007	2.25:1.00
Each Fiscal Quarter ending between September 16, 2007 and January 15, 2008	1.75:1.00
Each Fiscal Quarter ending between January 16, 2008 and October 15, 2008	2.00:1.00
Each Fiscal Quarter ending between October 16, 2008 and April 15, 2009	2.25:1.00
Each Fiscal Quarter thereafter	2.50:1.00
     SECTION 7.2.5 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:
     (a) Investments existing on the Closing Date and identified in Item 7.2.5(a) of the Disclosure Schedule;
     (b) Cash Equivalent Investments;
     (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (d) Investments consisting of any deferred portion (including promissory notes and non-cash consideration) of the sales price received by the Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.11;
     (e) Investments by way of contributions to capital or purchases of Capital Securities (i) by the Borrower in any Subsidiaries or by any Subsidiary in other Subsidiaries or by the Borrower or any Subsidiary in any Foreign Supply Chain Entity; provided that, the aggregate amount of intercompany loans made pursuant to clause (f)(ii) of Section 7.2.2, Indebtedness converted into equity pursuant to clause (f)(ii)(A) of Section 7.2.2 and Investments under this clause made by the Borrower and Subsidiary Guarantors in (x) Subsidiaries that are not Subsidiary Guarantors or (y) any Foreign Supply Chain Entity shall not exceed the amount set forth in clause (f)(ii) of Section 7.2.2 at any one time outstanding, or (ii) by any Subsidiary in the Borrower;

     (f) Investments constituting (i) accounts receivable arising or acquired, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;
     (g) Investments by way of the acquisition of Capital Securities or the purchase or other acquisition of all or substantially all of the assets or business of any Person, or of assets constituting a business unit, or line of business or division of, such Person, in each case constituting Permitted Acquisitions in an amount, when aggregated with the amount expended under clause (b) of Section 7.2.10, does not exceed the amount set forth in clause (b) of Section 7.2.10 in any Fiscal Year;
     (h) Investments constituting Capital Expenditures permitted pursuant to Section 7.2.7;
     (i) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person under a Permitted Securitization; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;
     (j) Investments constituting loans or advances to officers, directors or employees made in the ordinary course of business (including for travel, entertainment and relocation expenses) on and after the Closing Date in an aggregate amount not to exceed (x) $10,000,000 prior to the Bridge Loan Repayment Date and (y) $12,000,000 on and after the Bridge Loan Repayment Date;
     (k) Investments by any Foreign Subsidiary in any other Foreign Subsidiary;
     (l) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit, (ii) customary arrangements with customers or (iii) Hedging Obligations not for speculative purposes;
     (m) advances of payroll payments to employees in the ordinary course of business; and
     (n) other Investments in an amount not to exceed (x) $100,000,000 prior to the Bridge Loan Repayment Date and (y) $120,000,000 on and after the Bridge Loan Repayment Date, in each case over the term of this Agreement;
provided that (I) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (II) no Investment otherwise permitted by clauses (e)(i) (to the extent such Investment relates to an Investment in a Foreign Subsidiary or a Foreign Supply Chain Entity), (g) or (n) shall be permitted to be made if any Event of Default has occurred and is continuing.
     SECTION 7.2.6 Restricted Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries (other than a Receivables Subsidiary) to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made by Subsidiaries to the Borrower or wholly owned Subsidiaries, (b) the Dividend, (c) cashless exercises of stock options, (d) cash payments by Borrower in lieu of the issuance of fractional shares upon exercise or conversion of Equity Equivalents, (e) Restricted Payments in connection with the share repurchases required by the employee stock ownership programs or required under employee agreements, (f) so long as (i) no Specified Default has occurred and is continuing or would result therefrom, and (ii) both before and after giving effect to such Restricted Payment, the Borrower is in pro forma compliance with Section 7.2.4, Permitted Additional Restricted Payments and (g) Restricted Payments made by a Foreign Supply Chain Entity that has been redesignated as a Foreign Subsidiary, to the Persons owning such Foreign Subsidiary’s Capital Securities.
     SECTION 7.2.7 Capital Expenditures.
     (a) Subject (in the case of Capitalized Lease Liabilities), to clause (e) of Section 7.2.2, the Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures except Capital Expenditures in an aggregate amount not to exceed (x) $130,000,000 prior to the Bridge Loan Repayment Date and (y) $156,000,000 on and after the Bridge Loan Repayment Date, in each case in any Fiscal Year; provided that, to the extent that the amount of Capital Expenditures made by the Borrower and its Subsidiaries during any Fiscal Year is less than the aggregate amount permitted (including after giving effect to this proviso) for such Fiscal Year, then such unutilized amount may be carried forward and utilized by the Borrower and its Subsidiaries to make Capital Expenditures in any succeeding Fiscal Year. Notwithstanding anything to the contrary with respect to any Fiscal Year of the Borrower during which a Permitted Acquisition is consummated and for each Fiscal Year subsequent thereto, the amount of Capital Expenditures permitted under the preceding sentence applicable to each such Fiscal Year shall be increased by an amount equal to 5% of the purchase price of each Permitted Acquisition (the “Acquired Permitted Capital Expenditure Amount”); provided, however, with respect to the Fiscal Year during which any such Permitted Acquisition occurs, the amount of additional Capital Expenditures permitted as a result of this sentence shall be an amount equal to the product of (x) the Acquired Permitted Capital Expenditure Amount and (y) a fraction, the numerator of which is the number of days remaining in such Fiscal Year after the date such Permitted Acquisition is consummated and the denominator of which is the actual number of days in such Fiscal Year.
     (b) Notwithstanding anything to the contrary contained in clause (a) above, for any Fiscal Year, the amount of Capital Expenditures that would otherwise be permitted in such Fiscal Year pursuant to this Section 7.2.7 (including as a result of the carry-forward described in the proviso to the first sentence of clause (a) above) may be increased by an amount not to exceed (x) $10,000,000 in any Fiscal Year prior to the Bridge Loan Repayment Date and (y) $12,000,000 in any Fiscal Year on and after the Bridge Loan Repayment Date (the “CapEx Pull-Forward Amount”). The actual CapEx Pull-Forward Amount in respect of any such Fiscal Year shall reduce, on a dollar-for-dollar basis, the amount of Capital Expenditures that would have been permitted to be made in the immediately succeeding Fiscal Year (provided that the Borrower and its Subsidiaries may apply the CapEx Pull-Forward Amount in such immediately succeeding Fiscal Year).

     SECTION 7.2.8 Payments With Respect to Certain Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to,
     (a) make any payment or prepayment of principal of, or premium or interest on, any Indebtedness incurred under the Senior Note Documents (including any redemption or retirement thereof) (i) other than on (or after) the stated, scheduled date for payment of interest set forth in the Senior Note Documents or (ii) which would violate the terms of this Agreement or the Senior Note Documents;
     (b) except as otherwise permitted by clause (a) above, prior to the Termination Date, redeem, retire, purchase, defease or otherwise acquire any Indebtedness under the Senior Note Documents (other than with proceeds from the issuance of the Borrower’s Capital Securities (to the extent not otherwise required to be used to repay Loans pursuant to clause (e) of Section 3.1.1) permitted to be used to redeem Senior Notes in accordance with the terms of the Senior Note Documents);
     (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes; or
     (d) make any payment or prepayment of principal of, or premium or interest on, any Indebtedness that is by its express written terms subordinated to the payment of the Obligations at any time when an Event of Default has occurred and is continuing.
     SECTION 7.2.9 Issuance of Capital Securities. The Borrower will not permit any of its Subsidiaries (other than a Receivables Subsidiary and any Foreign Supply Chain Entity that has been redesignated as a Foreign Subsidiary) to issue any Capital Securities (whether for value or otherwise) to any Person other than to the Borrower or another wholly owned Subsidiary (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws).
     SECTION 7.2.10 Consolidation, Merger; Permitted Acquisitions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division or line of business thereof), except
     (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary (provided that a Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, the Borrower or another Subsidiary Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary (provided that the assets or Capital Securities of any Subsidiary Guarantor may only be purchased or otherwise acquired by the Borrower or another Subsidiary Guarantor); and
     (b) so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase the Capital Securities, all or substantially all of the assets of any Person (or any division or line of business thereof), or acquire such Person by merger, in each case, if such purchase or acquisition constitutes a Permitted Acquisition, and the amount expended in connection with such transaction, when aggregated with the amount expended under clause (g) of Section 7.2.5, does not exceed (x) $100,000,000 prior to the Bridge Loan Repayment Date and (y) $120,000,000 on and after the Bridge Loan Repayment Date, in each case per Fiscal Year plus the amount of Net Disposition Proceeds the Borrower is not required to repay pursuant to Section 3.1.1, Section 3.1.1 of the First Lien Credit Agreement and Section 3.1.1 of the Second Lien Credit Agreement and not otherwise reinvested hereunder (so long as such proceeds are actually used for such purpose) and the Excluded Equity Proceeds Amount (so long as such proceeds are actually used for such purpose); provided that any Capital Securities of the Borrower issued to the seller in connection with any Permitted Acquisition shall not result in a deduction of amounts available to consummate Permitted Acquisitions hereunder.
     SECTION 7.2.11 Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Borrower’s or such Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is:
     (a) inventory or obsolete, no longer used or useful, damaged, worn out or surplus property Disposed of in the ordinary course of its business (including, the abandonment of intellectual property which is obsolete, no longer used or useful or that in the Borrower’s good faith judgment is no longer material in the conduct of the Borrower and its Subsidiaries’ business taken as a whole):
     (b) permitted by Section 7.2.10;
     (c) accounts receivable or any related asset Disposed of pursuant to a Permitted Securitization;
     (d) of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
     (e) of property by the Borrower or any Subsidiary provided that if the transferor of such property is the Borrower or a Subsidiary Guarantor (i) the transferee must either be the Borrower or a Subsidiary Guarantor or (ii) to the extent such transaction constitutes an Investment such transaction is permitted under Section 7.2.5;
     (f) of cash or Cash Equivalent Investments;
     (g) of accounts receivable in connection with compromise, write down or collection thereof in the ordinary course of business;
     (h) constituting leases, subleases, licenses or sublicenses of property (including intellectual property) in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries;

     (i) constituting a transfer of property subject to a Casualty Event (i) upon receipt of Net Casualty Proceeds of such Casualty Event or (ii) to a Governmental Authority as a result of condemnation;
     (j) sales of a non-core assets acquired in connection with a Permitted Acquisition which are not used or useful or are duplicative in the business of the Borrower or its Subsidiaries;
     (k) a grant of options to purchase, lease or acquire real or personal property in the ordinary course of business, so long as the Disposition resulting from the exercise of such option would otherwise be permitted under this Section 7.2.11;
     (l) Dispositions of Investments in Foreign Supply Chain Entities (or a Foreign Supply Chain Entity that has been redesignated as a Foreign Subsidiary), to the extent required by, or made pursuant to buy/sell arrangements between the Foreign Supply Chain Entity parties forth in, the contracts applicable to such Foreign Supply Chain Entity (or a Foreign Supply Chain Entity that has been redesignated as a Foreign Subsidiary);
     (m) Dispositions of the property described on Item 7.2.11(m) of the Disclosure Schedule; or
     (n) a Disposition of assets not otherwise permitted pursuant to preceding clauses (a)-(m) and (i) is for fair market value and the consideration received consists of no less than 75% in cash and Cash Equivalent Investments, (ii) the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause since the Closing Date, does not exceed (individually or in the aggregate) (x) $100,000,000 prior to the Bridge Loan Repayment Date and (y) $120,000,000 on and after the Bridge Loan Repayment Date and (iii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2.
     SECTION 7.2.12 Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,
     (a) any of the Transaction Documents (other than the First Lien Loan Documents and the Second Lien Loan Documents) other than any amendment, supplement, waiver or modification which would not be materially adverse to the Loan Parties; or
     (b) the Organic Documents of the Borrower or any of its Subsidiaries (other than a Receivables Subsidiary) other than any amendment, supplement, waiver or modification which would not be materially adverse to the Loan Parties.
     SECTION 7.2.13 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement,

transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate other than arrangements, transactions or contracts (a) between or among the Borrower and any of its Subsidiaries, (b) in connection with the cash management of the Borrower and its Subsidiaries in the ordinary course of business, (c) in connection with a Permitted Securitization including Standard Securitization Undertakings or (d) that is a Transaction Document.
     SECTION 7.2.14 Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries (other than a Receivables Subsidiary) to, enter into any agreement prohibiting
     (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;
     (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or
     (c) the ability of any Subsidiary (other than a Receivables Subsidiary) to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.
The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, in any First Lien Loan Document or in any Second Lien Loan Document, (ii) in the cases of clause (a) and (c), in any Senior Note Document, (iii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, (iv) in the case of clauses (a) and (c), any agreement of a Foreign Subsidiary governing the Indebtedness permitted to be incurred or permitted to exist hereunder, (v) with respect to any Receivables Subsidiary, in the case of clauses (a) and (c), the documentation governing any Securitization permitted hereunder, (vi) solely with respect to clause (a), any arrangement or agreement arising in connection with a Disposition permitted under this Agreement (but then only with respect to the assets being so Disposed), (vii) solely with respect to clause (a) and (c), are already binding on a Subsidiary when it is acquired, (viii) solely with respect to clause (a), customary restrictions in leases, subleases, licenses and sublicenses and (ix) solely with respect to clause (a) and (c), any agreement of a Foreign Supply Chain Entity that was redesignated as a Foreign Subsidiary.
     SECTION 7.2.15 Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person, except for agreements and arrangements with respect to property the fair market value (as determined in good faith by the Board of Directors of the Borrower) of which does not exceed $120,000,000 in the aggregate following the Closing Date and the Net Disposition Proceeds of which are applied pursuant to Sections 3.1.1 and 3.1.2.

     SECTION 7.2.16 Amendments or Waivers of Certain Documents. Without the consent of the Required Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any amendment, modification, supplement or waiver with respect to the Senior Secured Facilities as in effect on the Closing Date that would modify any of the provisions thereof or any of the definitions relating to the provisions thereof in respect of (i) the issuance of the Exchange Notes or (ii) the issuance or sale of any equity or debt securities or the incurrence of any Indebtedness to repay or refinance the Bridge Loans, in either case in a manner materially adverse to the Lenders.
     SECTION 7.2.17 Investments in European TM SPV. Notwithstanding anything else set forth herein, the Borrower will not, and will not permit any of its Subsidiaries to make any additional Investment in European TM SPV or transfer any of their respective assets to European TM SPV.
ARTICLE VIII
EVENTS OF DEFAULT
     SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.
     SECTION 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of
     (a) any principal of any Loan;
     (b) any interest on any Loan or any fee described in Article III, and such default shall continue unremedied for a period of three days after such interest or fee was due; or
     (c) any other monetary Obligation, and such default shall continue unremedied for a period of 10 Business Days after such amount was due.
     SECTION 8.1.2 Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to have been made.
     SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under Section 7.1.1, Section 7.1.7, Section 7.1.11, Section 7.1.12, Section 7.1.13 or Section 7.2.
     SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (a) notice thereof given to the Borrower by the Administrative Agent or any Lender or (b) the date on which any Obligor has knowledge of such default.

     SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries (other than a Receivables Subsidiary) or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of (x) $50,000,000 prior to the Bridge Loan Repayment Date and (y) $60,000,000 on and after the Bridge Loan Repayment Date, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.
     SECTION 8.1.6 Judgments. Any (a) judgment or order for the payment of money individually or in the aggregate in excess of (x) $50,000,000 prior to the Bridge Loan Repayment Date and (y) $60,000,000 on and after the Bridge Loan Repayment Date (exclusive of any amounts fully covered by insurance (less any applicable deductible) or an indemnity by any other third party Person and as to which the insurer or such Person has acknowledged its responsibility to cover such judgment or order not denied in writing) shall be rendered against the Borrower or any of its Subsidiaries (other than a Receivables Subsidiary) and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (b) non-monetary judgment or order that has had, or could reasonably be expected to have, a Material Adverse Effect.
     SECTION 8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan
     (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of (x) $50,000,000 prior to the Bridge Loan Repayment Date and (y) $60,000,000 on and after the Bridge Loan Repayment Date; or
     (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.
     SECTION 8.1.8 [Intentionally Omitted].
     SECTION 8.1.9 Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries (other than a Receivables Subsidiary) or any other Obligor shall
     (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

     (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;
     (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged, stayed, vacated or bonded pending appeal within 60 days; provided that, the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes each Loan Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;
     (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed, undischarged, unstayed or unbonded pending appeal; provided that, the Borrower, each Subsidiary and each Obligor hereby expressly authorizes each Loan Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or
     (e) take any action authorizing, or in furtherance of, any of the foregoing.
     SECTION 8.1.10 Impairment of Loan Documents. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.
     SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person.
     SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.
ARTICLE IX
THE ADMINISTRATIVE AGENT, THE LEAD ARRANGERS
AND THE SYNDICATION AGENTS
     SECTION 9.1 Actions. Each Lender hereby appoints Morgan Stanley as its Administrative Agent, under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender’s proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of any Loan Document (including attorneys’ fees and expenses), and as to which the Administrative Agent is not reimbursed by the Borrower (and without limiting its obligation to do so); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its reasonable satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent’s determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.
     SECTION 9.2 Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

     SECTION 9.3 Exculpation. Neither any Lead Arranger, the Administrative Agent nor any of its directors, officers, employees, agents or Affiliates shall be liable to any Loan Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by a Lead Arranger or the Administrative Agent shall not obligate it to make any further inquiry or to take any action. Each Lead Arranger and the Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Lead Arranger or the Administrative Agent believes to be genuine and to have been presented by a proper Person.
     SECTION 9.4 Successor. The Administrative Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint (subject to, so long as no Event of Default has occurred and is continuing, the reasonable consent of the Borrower not to be unreasonably withheld or delayed) another Lender as such Person’s successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders (and consented to by the Borrower), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided that, if such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by any successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.
     SECTION 9.5 Loans by Morgan Stanley. Morgan Stanley shall have the same rights and powers with respect to (a) the Loans made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. Morgan Stanley and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Morgan Stanley were not the Administrative Agent hereunder.
     SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.
     SECTION 9.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents. The Administrative Agent shall not, except as expressly set forth in the Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.
     SECTION 9.8 Reliance by The Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Loan Parties.
     SECTION 9.9 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than a Default under Section 8.1.1) unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Loan Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.
     SECTION 9.10 Lead Arrangers and Syndication Agents. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Lead Arrangers and the Syndication Agents, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Person in such capacity. Each Lead Arranger shall at all times have the right to receive current copies of the Register and any other information relating to the Lenders and the Loans that they may request from the Administrative Agent. Each Lead Arranger shall at all times have the right to receive a current copy of the Register and any other information relating to the Lenders and the Loans that they may request from the Administrative Agent.
     SECTION 9.11 Posting of Approved Electronic Communications.
     (a) The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1.1, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor and (iii) provides notice of any Default (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format reasonably acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent; provided for the avoidance of doubt the items described in clauses (i) and (iii) above may be delivered via facsimile transmissions. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
     (b) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar secure electronic transmission system (the “Platform”).
     (c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND,

EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ANY PARTY HERETO HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at the e-mail address set forth on Schedule II shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
     (e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
ARTICLE X
MISCELLANEOUS PROVISIONS
     SECTION 10.1 Waivers, Amendments, etc. The provisions of each Loan Document (other than the Fee Letter, which shall be modified only in accordance with its terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that, no such amendment, modification or waiver shall:
     (a) modify Section 4.4, Section 4.5 (as it relates to sharing of payments) or this Section, in each case, without the consent of all Lenders;
     (b) increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments, extend the Commitment Termination Date of Loans made (or participated in) by a Lender or extend the final Stated Maturity Date for any

Lender’s Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);
     (c) reduce (by way of forgiveness), the principal amount of or reduce the rate of interest on any Lender’s Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender’s Loans, in each case without the consent of such Lender (provided that, the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2 and such waiver shall not constitute a reduction of the rate of interest hereunder);
     (d) reduce the percentage set forth in the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;
     (e) except as otherwise expressly provided in a Loan Document, release the Borrower from its Obligations under the Loan Documents or any Subsidiary Guarantor from its obligations under the Guaranty, in each case without the consent of all Lenders;
     (f) amend, modify or waive any provision in the Exchange Note Indenture that requires (or would, if any Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes, in each case without the consent of all Lenders;
     (g) restrict the right of any Lender to exchange Loans for Exchange Notes or amend the rate of such exchange or amend the terms of the Exchange Notes in any manner that requires (or would, if the Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes, in each case without the consent of each Lender directly affected thereby; or
     (h) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent) unless consented to by the Administrative Agent.
No failure or delay on the part of any Loan Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Loan Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
Notwithstanding anything to the contrary contained in Section 10.1, if within sixty days following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
     SECTION 10.2 Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile (except to the extent provided below in this Section 10.2 with respect to financial information) and addressed, delivered or transmitted, if to the Borrower, the Administrative Agent or a Lender, to the applicable Person at its address or facsimile number set forth on the signature pages hereto, Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Except as set forth in Section 9.11 and below, electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lenders, such as financial statements and other information as provided in Section 7.1.1 and for the distribution and execution of Loan Documents for execution by the parties thereto, and may not be used for any other purpose. Notwithstanding the foregoing, the parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or other electronic) transmission shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.
     SECTION 10.3 Payment of Costs and Expenses. The Borrower agrees to pay within 20 days of demand (to the extent invoiced together with reasonably detailed supporting documentation) all reasonable out-of-pocket expenses of each Lead Arranger and the Administrative Agent (including the reasonable fees and reasonable out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP, counsel to the Lead Arrangers and the Administrative Agent and of local counsel, if any, who may be retained by or on behalf of the Lead Arrangers and the Administrative Agent) in connection with
     (a) the negotiation, preparation, execution and delivery of each Loan Document, the Exchange Note Indenture, the Exchange Notes, and the guarantees of the Exchange Notes, in each case including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications thereto as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and
     (b) the filing or recording of any Loan Document and all amendments, supplements, amendment and restatements and other modifications to any thereof, and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and
     (c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

The Borrower further agrees to pay, and to save each Loan Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrower also agrees to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal out-of-pocket expenses of counsel to the Administrative Agent and the Loan Parties) incurred by the Administrative Agent and/or the Loan Parties in connection with (A) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations and (B) the enforcement of any Obligations; provided that the Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any local counsel) for all Persons indemnified under this Section 10.3 unless, as reasonably determined by such Person seeking indemnification hereunder or its counsel, representation of all such indemnified persons by the same counsel would be inappropriate due to actual or potential differing interests between them.
     SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Loan Party, the Borrower hereby indemnifies, exonerates and holds each Loan Party, each Syndication Agent and each of their respective officers, directors, employees, agents, trustees, fund advisors and Affiliates (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to
     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;
     (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that, any such action is resolved in favor of such Indemnified Party);
     (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;
     (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;
     (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or
     (f) each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);
except for (i) Indemnified Liabilities arising for the account of any Indemnified Party by reason of any Indemnified Party’s gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction, (ii) Indemnified Liabilities arising out of any action, suit, proceeding or claim against an Indemnified Party by any other Indemnified Party not involving the Borrower or any of its Subsidiaries. The Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel for all Indemnified Parties with respect to any matter for which indemnification is sought unless, as reasonably determined by any such Indemnified Party or its counsel, representation of all such Indemnified Parties would create an actual conflict of interest. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor’s obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
     SECTION 10.5 Survival. The obligations of the Borrower under Sections 4.1, 4.2, 4.3, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.
     SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

     SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.
     SECTION 10.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder without the consent of all Lenders.
     SECTION 10.11 Sale and Transfer of Loans; Participations in Loans; Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with the terms set forth below.
     (a) Subject to clause (b), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to it); provided that:
     (i) except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or (B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless the Administrative Agent and the Borrower, otherwise consent (which consent shall not be unreasonably withheld or delayed);
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and the Commitments assigned; and
     (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with, if the Eligible Assignee is not already Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms.

     (b) Any assignment proposed pursuant to clause (a) to any Person (other than a Lender, an Approved Fund or an Affiliate of any Lender) shall be subject to the prior written approval of the Administrative Agent (not to be unreasonably withheld or delayed).
     (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (d), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall (if not already a Lender) be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender thereunder shall (subject to Section 10.5) be released from its obligations under the Loan Documents, to the extent of the interest assigned by such Lender Assignment Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto, but shall (as to matters arising prior to the effectiveness of the Lender Assignment Agreement) continue to be entitled to the benefits of any provisions of the Loan Documents which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the terms of this Section shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e).
     (d) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of Section 2.4. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time upon reasonable prior notice to the Administrative Agent.
     (e) Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than individuals) (a “Participant”) in all or a portion of such Lender’s rights or obligations under the Loan Documents (including all or a portion of its Commitments or the Loans owing to it); provided that, (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (a) through (d) or clause (f) of Section 10.1 with respect to Obligations participated in by that Participant. Subject to clause (f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.2, 4.3, 7.1.1, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.6 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.5 as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 4.1, 4.2, 4.2, 10.3 or 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.3 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with the requirements set forth in Section 4.3 as though it were a Lender. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.
     (g) Any Lender may, without the consent of any other Person, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     SECTION 10.12 Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.
     SECTION 10.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. EACH PERSON PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY

CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PERSON PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
     SECTION 10.14 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.
     SECTION 10.15 Patriot Act. Each Lender that is subject to Section 326 of the Patriot Act and/or the Administrative Agent and/or the Lead Arrangers (each of the foregoing acting for themselves and not acting on behalf of any of the Lenders) hereby notify the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Administrative Agent or the Lead Arrangers, as the case may be, to identify the Borrower in accordance with the Patriot Act.
     SECTION 10.16 Counsel Representation. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING SUCH PERSON TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF ANY OTHER PERSON ARE HEREBY WAIVED.
     SECTION 10.17 Confidentiality. Each Loan Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National

Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that except to the extent prohibited by such subpoena or similar legal process, such Secured Party shall notify the Borrower of such request or disclosure), (d) to any other party hereto, (e) to the extent reasonably necessary, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section (or any other confidentiality obligation owed to the Borrower or any Subsidiary or their Affiliates) or (ii) becomes available to any Loan Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any Subsidiary and not in violation of any confidentiality obligation owed to the Borrower or any Subsidiary by any Loan Party or any Affiliate thereof. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to any Loan Party on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information and in accordance with applicable law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HANESBRANDS INC.

By:	/s/ Richard Moss

Name:	Richard Moss
Title:	Treasurer

Address:	1000 East Hanes Mills Road
Winston-Salem, NC 27105

Facsimile No.:	336-519-5212

Attention:	Treasurer

MORGAN STANLEY SENIOR FUNDING, INC.,

Individually and as the Administrative Agent, Co-Syndication Agent and Joint Lead Arranger

By:	/s/ Jaap Tonckens

Name: Jaap Tonckens
Title: Vice President

Address:

Facsimile No.:

Attention:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Co-Syndication Agent and Joint Lead Arranger

By:	/s/ Nancy Meadows

Name: Nancy Meadows
Title: Vice President

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Nancy Meadows

Name: Nancy Meadows
Title: Vice President

DISCLOSURE SCHEDULES
TO
BRIDGE LOAN AGREEMENT
dated as of September 5, 2006,
among
HANESBRANDS INC.,
as the Borrower,
VARIOUS FINANCIAL INSTITUTIONS AND
OTHER PERSONS FROM TIME TO TIME
PARTY HERETO,
as the Lenders,
MORGAN STANLEY SENIOR FUNDING, INC.
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as the Co-Syndication Agents,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent.

MORGAN STANLEY SENIOR FUNDING, INC.
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as the Joint Lead Arrangers and Joint Bookrunners

SCHEDULE I

ITEM 1.1.	Foreign Supply Chain Entities
ITEM 1.2.	Excluded Contracts
ITEM 6.8.	Existing Subsidiaries
ITEM 7.2.2(c)	Ongoing Indebtedness
ITEM 7.2.3(c)	Ongoing Liens
ITEM 7.2.5(a)	Ongoing Investments
ITEM 7.2.11(m)	Permitted Dispositions

SCHEDULE II	Percentages, Libor Office, Domestic Office

ITEM 1.1. Foreign Supply Chain Entities
None.

ITEM 1.2. Excluded Contracts

Vendor	Nature of Agreement
1. [*****]	Trademark License Agmt. [*****]
2. [*****]	Trademark License Agmt. [*****]
3. [*****]	Trademark License Agmt. [*****]
4. [*****]	Trademark License Agmt. [*****]
5. [*****]	Trademark License Agmt. [*****]
6. [*****]	Trademark License Agmt. [*****]
7. [*****]	Trademark License Agmt. [*****]
8. [*****]	License Agmt.
9. [*****]	Trademark License Agmt. [*****]
10. [*****]	License Agmt. [*****]
11. [*****]	Trademark License Agreement [*****]
12. [*****]
13. [*****]	IT Agreement – software license and maintenance
14. [*****]	IT Agreement – software license and maintenance
15. [*****]	IT Agreement – supply chain software license and maintenance
16. [*****]	Compensation/Benefits Agreement
17. [*****]	Real Property Lease [*****]
18. [*****]	Supplier Services [*****]
19. [*****]	Supplier Goods-materials
20. [*****]	Real Property Lease [*****]
21. [*****]	Real Property Lease [*****]
22. [*****]	Real Property Lease [*****]
23. [*****]	Real Property Lease [*****]
24. [*****]	Real Property Lease [*****]
25. [*****]	Real Property Lease [*****]
26. [*****]	Real Property Lease [*****]
27. [*****]	Real Property Lease
28. [*****]	Real Property Lease
29. [*****]	Real Property Lease [*****]

ITEM 6.8. Existing Subsidiaries

Domestic Subsidiaries
BA International, L.L.C.
Caribesock, Inc.
Caribetex, Inc.
CASA International, LLC
Ceibena Del, Inc.
Hanes Menswear, LLC
Hanes Puerto Rico, Inc.
Hanesbrands Direct, LLC
Hanesbrands Distribution, Inc.
HbI International, LLC
HBI Branded Apparel Enterprises, LLC
HBI Branded Apparel Limited, Inc.
HBI Sourcing, LLC
Inner Self LLC
Jasper-Costa Rica, L.L.C.
National Textiles, L.L.C.
NT Investment Company, Inc.
Playtex Dorado, LLC
Playtex Industries, Inc.
Seamless Textiles, LLC
UPCR, Inc.
UPEL, Inc.

Foreign Subsidiaries
Allende Internacional S. de R.L. de C.V.
Bali Domincana, Inc.
Bali Dominicana Textiles, S.A.
Bal-Mex S. de R.L de C.V.
Canadelle Holdings Corporation Ltd.
Canadelle LP
Cartex Manufacturera S. A.
Caysock, Inc.
Caytex, Inc.
Caywear, Inc.
Ceiba Industrial, S. de R.L.
Champion Products S. de R.L. de C.V.
Choloma, Inc.
Confecciones Atlantida S. de R.L.
Confecciones de Nueva Rosita S. de R.L. de C.V.
Confecciones El Pedregal Inc.
Confecciones El Pedregal S.A. de C.V.
Confecciones Jiboa S.A. de C.V.
Confecciones La Caleta, Inc.
Confecciones La Herradura S.A. de C.V.
Confecciones La Libertad, S.A. de C.V.
DFK International Ltd.
Dos Rios Enterprises, Inc.
Hanes Caribe, Inc.
Hanes Choloma, S. de R. L.
Hanes Colombia, S.A.
Hanes de Centro America S.A.

Foreign Subsidiaries
Hanes de El Salvador, S.A. de C.V.
Hanes de Honduras S. de R.L. de C.V.
Hanes Dominican, Inc.
Hanes Panama Ltd.
Hanes Brands Incorporated de Costa Rica, S.A.
Hanesbrands Argentina S.A.
Hanesbrands Brasil Textil Ltda.
Hanesbrands Dominicana, Inc.
Hanesbrands (HK) Limited
HBI Alpha Holdings, Inc.
HBI Beta Holdings, Inc.
HBI Compania de Servicios, S.A. de C.V.
HBI Servicios Administrativos de Costa Rica, S.A.
HBI Socks de Honduras, S. de R.L. de C.V.
Indumentaria Andina S.A.
Industria Textileras del Este, S. de R.L.
Industrias Internacionales de San Pedro S. de R.L. de C.V.
J.E. Morgan de Honduras, S.A.
Jasper Honduras, S.A.
Jogbra Honduras, S.A.
Madero Internacional S. de R.L. de C.V.
Manufacturera Ceibena S. de R.L.
Manufacturera Comalapa S.A. de C.V.
Manufacturera de Cartago, S.R.L.
Manufacturera San Pedro Sula, S. de R.L.
Monclova Internacional S. de R.L. de C.V.
PT SL Sourcing Indonesia (to be named PT HBI Sourcing Indonesia)
PTX (D.R.), Inc.
Rinplay S. de R.L. de C.V.
Santiago Internacional Textil Limitada (in liquidation)
Sara Lee of Canada NSULC (to be renamed Hanesbrands Canada NSULC)
Sara Lee Intimates, S. de R.L. (to be renamed Confecciones del Valle, S. de R.L. de C.V.)
Sara Lee Japan Ltd. (to be renamed Hanesbrands Japan Inc.)
Sara Lee Knit Products Mexico S.A. de C.V. (to be renamed Inmobilaria Rinplay S. de R.L. de C.V.)
Sara Lee Moda Femenina, S.A. de C.V. (to be renamed Servicios Rinplay, S. de R.L de C.V.)
Sara Lee Printables GmbH (to be renamed HBI Europe GmbH)
Servicios de Soporte Intimate Apparel, S de RL
Socks Dominicana S.A.
Texlee El Salvador, S.A. de C.V.
The Harwood Honduras Companies, S. de R.L.
TOS Dominicana, Inc.
HBI Sourcing Asia Limited*
Sara Lee Apparel International (Shanghai) Co. Ltd. (to be renamed Hanesbrands International (Shanghai) Co. Ltd.)*
Sara Lee Apparel India Private Limited (to be renamed Hanesbrands India Private Limited)*
SL Sourcing India Private Ltd. (to be renamed HBI Sourcing India Private Ltd.)*
Hanesbrands (Thailand) Ltd.*
Hanesbrands Philippines Inc.*

*	These companies are Foreign Subsidiaries subject to the completion of the post closing obligations set forth in Section 7.1.11 of the Credit Agreement.

ITEM 7.2.2(c) Ongoing Indebtedness

HANESBRANDS INC. — CAPITAL LEASE LISTING
			FY06
Lease #		Interest	Principal	Total

BALI95	Xerox	182.68	5,985.32	6,168.00
BALI138	Pitney Bowes	175.11	2,176.89	2,352.00
BALI139	Pitney Bowes	175.32	2,176.67	2,351.99
BALI140	Pitney Bowes			4,680.00
BALI147	Carolina Tractor	2,599.99	4,263.05	6,863.04
BALI148	Carolina Tractor	2,625.05	4,305.67	6,930.72
BALI150	Carolina Tractor	2,294.59	4,169.45	6,464.04
BALI151	Carolina Tractor	125.38	3,894.62	4,020.00
BALI152	Konica	4.71	515.29	520.00
BALI153	Bassett Office Supply	648.80	4,262.33	4,911.13
BALI157	Konica	11.37	1,296.63	1,308.00
BALI160	De Lage Landem Financial Services	625.71	3,907.65	4,533.36
PLAY115	Citi Capital	1,922.30	9,177.70	11,100.00
US97	Citi Capital	478.71	8,993.65	9,472.36
727	Pitney Bowes	11.98	180.52	192.50
729	Xerox	419.87	6,856.19	7,276.06
738	Gill Security Systems	0.00	0.00	3,000.00
739	Gill Security Systems	0.00	0.00	2,160.00
2 trailers	Salem Leasing	171.50	3,428.50	3,600.00
OB40	Outerbanks land and building	30,244.38	183,702.54	213,946.92
13639 tr	Salem Leasing	17,235.75	344,564.25	361,800.00
4400 tr	Salem Leasing	11,703.39	3,686.61	15,390.00
4750 tr	Salem Leasing	2,950.22	1,389.78	4,340.00
7399 tr	Salem Leasing	1,939.46	2,380.54	4,320.00
9904 tr	Salem Leasing	9,658.89	29,221.11	38,880.00
11887 tr	Salem Leasing	886.36	7,753.64	8,640.00
6	Simplex Grinnell	174.31	4,853.69	5,028.00
7	Telimagine, Inc.	2,552.32	17,355.68	19,908.00
7420 tr	Salem Leasing	29,330.28	121,869.72	151,200.00
15201 tr	Salem Leasing	202.78	7,097.22	7,300.00
82638 tr	Salem Leasing	5,882.15	13,041.85	18,924.00
13639 tr	Salem Leasing	14,320.25	286,279.75	300,600.00
13639 tr	Salem Leasing	1,886.50	37,713.50	39,600.00
3121	Highwoods Realty Ltd Partnership	77,175.96	319,286.05	396,462.00

HANESBRANDS INC. — CAPITAL LEASE LISTING
			FY06
Lease #		Interest	Principal	Total

3129	Zona Franca De Exportacion el Pedregal	13,442.26	200,973.74	214,416.00
13639 tr	Salem Leasing	16,635.50	332,564.50	349,200.00
86728 tr	Salem Leasing	5,749.89	16,762.11	22,512.00
1	Xerox	267.00	681.00	948.00
2	Xerox	351.79	596.21	948.00
3	Xerox	142.82	1,045.18	1,188.00
4	Xerox	226.26	3,061.74	3,288.00
5	Xerox	2,316.96	29,651.04	31,968.00
6	Xerox	93.04	1,682.96	1,776.00
7	Xerox	937.40	17,062.60	18,000.00
8	Xerox	1,059.04	5,324.96	6,384.00
9	Xerox	180.87	2,447.13	2,628.00
10	Xerox	2,824.29	38,215.71	41,040.00
11	Xerox	215.38	4,123.34	4,338.72
12	Xerox	1,498.80	28,693.80	30,192.60
13	Xerox	692.60	13,259.32	13,951.92
14	Xerox	1,356.00	19,158.00	20,514.00
15	Xerox	3,390.00	64,990.00	68,380.00
16	Xerox	1,244.16	19,270.08	20,514.24
17	Xerox	335.50	6,422.66	6,758.16
18	Xerox	4,478.32	6,237.68	10,716.00
19	Xerox	3,256.65	8,035.35	11,292.00
20	Xerox	580.00	8,576.00	9,156.00
21	Xerox	530.00	8,626.00	9,156.00
22	Xerox	920.56	8,815.72	9,736.28
23	Xerox	1,261.96	24,159.08	25,421.04
IBM	IBM	156,321.59	369,278.41	525,600.00
PHH Leases	PHH — automobiles from SLC	104,574.00	1,207,923.00	1,312,497.00

TOTAL				4,446,762.08

ITEM 7.2.3(c) Ongoing Liens
1. Lien on the shares of SN Fibers (an Israeli company owned by HBI International, LLC) pursuant to the SN Fibers Memorandum of Articles.
2. Mortages as listed below1

Deed of Trust Information
Address	Original Borrower	Current Owner	(Date, Amount, Book and Page)	Name of Lender
4185 W. 5th Street Lumberton North Carolina Robeson County	Robeson County Committee of 100, Inc., a NC non-profit corporation	Sara Lee Corporation, a Maryland corporation (formerly SL Outer Banks, LLC)	North Carolina Deed of Trust recorded in Book 623, Page 37 dated 3/26/87 executed by Robeson County Committee of 100, Inc. Loan Amount — $115,170.00	Douglas B. Mills, Nicky D. Carter, (Successor Trustee) and John C. Hasty, Trustees of the Cape Fear Construction Company, Inc.

933 Meacham Road Statesville North Carolina Iredell County	Flexnit Company, Inc., a Delaware Corporation	Bali Company, a Delaware corporation (Dissolved)	Deed of Trust dated 12/27/1974 recorded in Book 447, Page 200 (missing pages 3-7)
     and
Deed of Trust and Security Agreement dated 12/26/ 1979 recorded in Book 509, Page 436 (missing pages 438 and 440-451)

			Loan Amount – originally secured $1,7000,000 and then modified to secure up to $4,000,000	Irving Trust Company, a New York Corporation

645 West Pine Street Mount Airy North Carolina Surry County	The Surry County Industrial Facilities and Pollution Control Financing Authority	The Surry County Industrial Facilities and Pollution Control Financing Authority	Deed of Trust dated 4/1/1979 and recorded in Book 348, Page 606 Loan Amount secured — $4,000,000	Prudential Reinsurance Company, a Delaware corporation

143 Mahanoy Avenue	Schuylkill County	Greater Tamaqua	Supplemental Mortgage recorded in Mortgage Book	American Bank

[1]	Please note that for all mortgages listed, there is no outstanding indebtedness in connection with the mortgage, however a mortgage release has not been recorded. These releases are a post-closing item.

Deed of Trust Information
Address	Original Borrower	Current Owner	(Date, Amount, Book and Page)	Name of Lender
Tamaqua Pennsylvania Schuylkill County	Industrial Development Authority	Industrial Development Enterprises (originally leased to J.E. Morgan Knitting Mills, Inc.)	34-P, Page 782, dated 10/24/1984 Loan Amount secured originally $650,000	and Trust Co. of PA.

480 Hanes Mill Road Winston-Salem, NC 27105 (336) 714-8400 Forsyth County	National Textiles, LLC	National Textiles, L.L.C., a Delaware limited liability company	1. Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases from National Textiles, L.L.C., a Delaware limited liability company, to The Fidelity Company, Trustee for The First National Bank of Chicago, dated as of December 22, 1997 and recorded December 23, 1997 in Book 1978, Page 3969, Forsyth County Registry, securing an original amount of 210,000,000.00. (Also covers additional property)	Bank One, NA f/k/a The First National Bank of Chicago

2. Deed of Trust Modification and Reaffirmation Agreement by and between National Textiles, L.L.C., a Delaware limited liability company, and Bank One, NA f/k/a The First National Bank of Chicago, dated as of December 22, 2000 and recorded January 16, 2001 in Book 2150, Page 2439, Forsyth County Registry, regarding the Deed of Trust recorded in Book 1978, Page 3969, Forsyth County Registry. Loan Amount $210,000,000 but linked to $300,000,000

Loan matures 6/22/2007

Deed of Trust Information
Address	Original Borrower	Current Owner	(Date, Amount, Book and Page)	Name of Lender
308 East Thom Street China Grove, NC 2802 Rowan County	National Textiles, L.L.C., a Delaware limited liability company	National Textiles, L.L.C., a Delaware limited liability company	Deed of trust, security Agreement, Financing Statement and Assignment of Rents and Leases recorded in Book 879, Page 692, dated 4/28/2000 as modified by that Deed of Trust Modification and reaffirmation recorded in Book 898, Page 124, dated 12/22/2000

			Loan Amount secured– up to $300,000,000	Bank One, NA f/k/a The First National Bank of Chicago

Deed of Trust Information
Address	Original Borrower	Current Owner	(Date, Amount, Book and Page)	Name of Lender
6295 Clementine Dr. #4 Clemmons, NC 27012 Forsyth County	National Textiles, L.L.C., a Delaware limited liability company	National Textiles, L.L.C., a Delaware limited liability company	1. Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases from National Textiles, L.L.C., a Delaware limited liability company, to The Fidelity Company, Trustee for The First National Bank of Chicago, dated as of December 22, 1997 and recorded December 23, 1997 in Book 1978, Page 3969, Forsyth County Registry, securing an original amount of 210,000,000.00. (Also covers additional property)	Bank One, NA f/k/a The First National Bank of Chicago

2. Deed of Trust Modification and Reaffirmation Agreement by and between National Textiles, L.L.C., a Delaware limited liability company, and Bank One, NA f/k/a The First National Bank of Chicago, dated as of December 22, 2000 and recorded January 16, 2001 in Book 2150, Page 2439, Forsyth County Registry, regarding the Deed of Trust recorded in Book 1978, Page 3969,
Forsyth County Registry.

Loan Amount $210,000,000 but linked to $300,000,000

Loan matures 6/22/2007

136 Gant Road Eden, NC 27288-7935 (336) 635-1354 Rockingham County	National Textiles, L.L.C., a Delaware limited liability company	National Textiles, L.L.C., a Delaware limited liability company	Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases recorded in Book 972, Page 2267, dated 12/22/1997 Loan amount secured – up to $300,000,000	Bank One, NA f/k/a The First National Bank of Chicago

328 Gant Road Eden, NC 27288-7935	Eden Yarns, Inc., a Delaware	Sara Lee Corporation, a	Deed of Trust recorded in Book 804, Page 1004, dated 11/30/1987 as modified by that;

Deed of Trust Information
Address	Original Borrower	Current Owner	(Date, Amount, Book and Page)	Name of Lender
Rockingham County	corporation	Maryland corporation	First Amendment to Deed of Trust, Assignment of rents and security Agreement recorded in Book 842, Page 44, dated 12/31/1987 as modified by that;

Amendment to Deed of Trust recorded in Book 836, Page 1533, dated 5/15/1990 as modified by that;

Third Amendment to deed of Trust recorded in Book 842, Page 66, dated 10/24/1990 as modified by that;

Fourth Amendment to Deed of Trust recorded in Book 871, Page 2321, dated 9/17/1992 as modified by that;

Fifth Amendment to Deed of Trust recorded in Book 906, Page 1959, dated 7/27/1994 as modified by that;

Sixth Amendment to Deed of Trust recorded in Book 941, Page 1268, dated 7/23/1996 as modified by that;

Seventh Amendment to Deed of Trust recorded in Book 989, Page 1624, dated 7/29/1998

Loan amount secured — $66,000,000 ($33,000,000 to Wachovia Bank and $33,000,000 to Suntrust Bank)

			matures 11/30/2009	of North Carolina 2. Suntrust Bank

1311 West Main Street Forest City, NC 28043 Rutherford County	National Textiles, L.L.C., a Delaware limited liability company	National Textiles, L.L.C., a Delaware limited liability company	Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases recorded in Book 524, Page 383 as modified by that;

Deed of Trust Modification and Reaffirmation Agreement recorded in Book 768, Page 334, dated 12/22/2000

Bank One, NA f/k/a The First National Bank of Chicago

Deed of Trust Information
Address	Original Borrower	Current Owner	(Date, Amount, Book and Page)	Name of Lender
Loan amount secured $210,000,000.00, but linked to $300,000,000 in future advance section.

1012 Glendale Drive Galax, VA 24333 Carroll County	National Textiles, L.L.C., a Delaware limited liability company	National Textiles, L.L.C., a Delaware limited liability company	Deed of Trust Security Agreement, Financing Statement and Assignment of Rents and Leases, dated December 22, 1997, recorded on December 23, 1997 in Book 523, Page 283, Clerk’s Office of Carroll County, Virginia;

			This is a credit line deed of trust in the amount of $2,250,000.00, but linked to secure the $210,000,000 in the recitals	Bank One, NA f/k/a The First National Bank of Chicago

501 Brown Street (P.O. Box 12500) Gastonia, NC 28053 Gaston County	National Textiles, L.L.C., a Delaware limited liability company	National Textiles, L.L.C., a Delaware limited liability company	Deed of Trust Security Agreement, Financing Statement and Assignment of Rents and Leases, recorded in Book 3091, Page 284, dated 5/30/2000 Loan Amount $210,000,000 but linked to $300,000,000	Bank One, NA f/k/a The First National Bank of Chicago

1925 West Poplar Street Gastonia, NC 28052 Gaston County	National Textiles, L.L.C., a Delaware limited liability company	National Textiles, L.L.C., a Delaware limited liability company	Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rents and Leases recorded in Book 3079, Page 737, dated 4/28/2000 Loan Amount $210,000,000 but linked to $300,000,000	Bank One, NA f/k/a The First National Bank of Chicago

100 Reep Drive Morganton, NC 28655 Burke County	National Textiles, L.L.C., a Delaware limited liability company	National Textiles, L.L.C., a Delaware limited liability company	Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rents and Leases recorded in Book 892, Page 1011, dated 12/22/1997 as modified by that;

Deed of Trust Modification and Reaffirmation Agreement Book 979, Page 557, dated 12/22/2000

			Matures 6/22/2007	Bank One, NA f/k/a The First National Bank of Chicago

Deed of Trust Information
Address	Original Borrower	Current Owner	(Date, Amount, Book and Page)	Name of Lender
Loan Amount — $210,000,000.00 but secures up to $300,000,000 in future advances section

3916 Highway 421 South Mountain City, TN 37683 (423) 727-5270 Johnson Co	National Textiles, LLC	The Industrial Development Board of the County of Johnson County, Tennessee, a Tennessee public, not-for-profit corporation	Leasehold Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases dated 12/22/1997
TD Book 135, Page 578 as modified by Leasehold Deed of trust Modification and Reaffirmation Agreement dated 12/22/2000
TD Book 157, Page 288

First National Bank of Chicago

			Loan Amount — $15,418,929.00 but linked to $300,000,000 in the recitals	Bank One, NA f/k/a The First National Bank of Chicago

815 John Beck Dockins Road Rabun County	National Textiles, LLC	Development Authority of Rabun County, Georgia, a public body corporate and politic of the State of Georgia	Deed to Secure debt, Security Agreement, and Assignment of Rents and Leases from National Textiles, LLC (as grantor) and Development Authority of Rabun County, Georgia (solely for purpose of consenting), recorded in Book O-17/1, dated 12/22/1997, as modified by that Deed to Secure Debt Modification and Reaffirmation Agreement
Agreement recorded in Book K-20/306, dated 12/22/2000

Loan Amount — $8,500,000.00

			matures 6/22/2007	Bank One, NA f/k/a The First National Bank of Chicago

2652 Dalrymple Street Sanford, NC 27330 Lee Co.	National Textiles, L.L.C., a Delaware limited liability company	National Textiles, L.L.C., a Delaware limited liability company	Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rents and Leases recorded in Book 625, Page 330, dated 12/22/1997

			Loan Amount — $210,000,000.00 but secures up to $300,000,000 in future advances section	Bank One, NA f/k/a The First National Bank of Chicago
3. Equipment Leases as listed below

		Filing	Through		File Number
Debtor	Jurisdiction	Type	Date	Secured Party	and Date	Collateral Description
National Textiles, L.L.C. 480 E. Hanes Mill Road Winston-Salem, NC 27105	Secretary of State, Delaware	UCC	8/4/2006	LaSalle National Leasing Corporation One West Pennsylvania Avenue Towson, MD 21204	2031537-8 1/14/2002	Leased equipment pursuant to Master Lease Agreement dated 6/13/2001.

National Textiles, L.L.C. 480 E. Hanes Mill Road Winston-Salem, NC 27105 Additional Debtors:	Secretary of State, Delaware	UCC	8/4/2006	LaSalle National Leasing Corporation One West Pennsylvania Avenue Towson, MD 21204	3055776-2 3/7/2003	Leased manufacturing equipment.
National Textiles Services I, L.L.C. 480 E. Hanes Mill Road Winston-Salem, NC 27105

National Textiles Services II, L.L.C. 480 E. Hanes Mill Road Winston-Salem, NC 27105

National Textiles Services III, L.L.C. 480 E. Hanes Mill Road Winston-Salem, NC 27105

ITEM 7.2.5(a) Ongoing Investments
1. Subsidiaries as listed in ITEM 6.8 above along with the below listed companies.
SN Fibers (49% interest)
Playtex Marketing Corporation (50% interest)*

*	This company is an investment subject to the completion of the post closing obligations set forth in Section 7.1.11 of the Credit Agreement.
2. Deposit and Securities accounts

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Parent	Bank of America	Hanesbrands PR Checks	Business Checking	[*****]
Hanesbrands Parent	Bank of America	Hanesbrands Direct Deposit	Business Checking	[*****]
Hanesbrands Parent	Bank of America	HanesbrandsTravel Adv. E-cash	Business Checking	[*****]
Hanesbrands Parent	Bank of America	Hanesbrands PR E-cash	Business Checking	[*****]
Hanesbrands Parent	Bank of America	Hanesbrands PR funding	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands AP Checks	Business Checking	[*****]
Hanesbrands Parent	Chase	Hanesbrands Tax Clearing	Clearing	[*****]
Hanesbrands Parent	Chase	Hanesbrands Note	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands AP ACH	Clearing	[*****]
Hanesbrands Parent	Chase	Hanesbrands Master	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands Casualwear Note	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands Direct Note	Concentration	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Parent	Chase	Eden Yarns Inc. Note	Concentration	[*****]
Hanesbrands Parent	Chase	Leggs Products Note	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands Playtex Apparel Note	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands Outer Banks LLC Note	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands Note	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands Sock Company Note	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands Printables Note	Concentration	[*****]
Hanesbrands Parent	Chase	Jogbra Inc Notes	Concentration	[*****]
Hanesbrands Parent	Chase	Champion Products Inc Note	Concentration	[*****]
Hanesbrands Parent	Chase	JE Morgan (Harwood Companies) Note	Concentration	[*****]
Hanesbrands Parent	Chase	Host Apparel Note Account Harwood Industries	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands Knit Products Note	Concentration	[*****]
Hanesbrands Parent	Chase	The Harwood Companies Note Account	Concentration	[*****]
Hanesbrands Parent	Chase	Hanesbrands Pacific Rim Note C/O Hanesbrands Export	Concentration	[*****]
Hanesbrands Parent	Chase	HBI LEASING WYOMING INC	Other	[*****]
Hanesbrands Parent	Chase	CAYWEAR	Other	[*****]
Hanesbrands Parent	Chase	ROOT CONSULTING INC UPEL	Other	[*****]
Hanesbrands Parent	Chase	HANESBRANDS HOSIERY CUSTOMER EFT RECEIPTS	Other	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Parent	Chase	HANESBRANDS HOSIERY REFUNDS GUARANTEE DISBURSEMENTS	Business Checking	[*****]
Hanesbrands Parent	Chase	HANESBRANDS HOSIERY CONCENTRATION	Concentration	[*****]
Hanesbrands Parent	Chase	HANESBRANDS HOSIERY CONCENTRATION	Concentration	[*****]
Hanesbrands Parent	Chase	PLAYTEX DORADO HANESBRANDS INC	Other	[*****]
Hanesbrands Parent	Chase	BALI FDN INC	Business Checking	[*****]
Hanesbrands Parent	Chase	PLAYTEX CONCENTRATION(HANESBRANDS INTIMATES & HOSIERY CON ACCT P)	Concentration	[*****]
Hanesbrands Parent	Chase	HANESBRANDS INTIMATES & HOSIERY CO-OP ADVERTISING	Other	[*****]
Hanesbrands Parent	Chase	HANESBRANDS PRINTABLES CONCENTRATION	Concentration	[*****]
Hanesbrands Parent	Chase	HANESBRANDS SPORTSWEAR	Other	[*****]
Hanesbrands Parent	Chase	CHAMPION CUSTOMS	Other	[*****]
Hanesbrands Parent	Chase	HANESBRANDS KNIT PRODUCTS HANES MENSWEAR ACCT	Other	[*****]
Hanesbrands Parent	Chase	HANESBRANDS UNDERWEAR GENERAL ACCOUNT	General	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Parent	Chase	HANESBRANDS UNDERWEAR CUSTOMS ACH	Other	[*****]
Hanesbrands Parent	Chase	HARWOOD COMPANIES, INC	Other	[*****]
Hanesbrands Parent	Chase	HANESBRANDS UNDERWEAR/CASUALWEAR LOCKBOX	Other	[*****]
Hanesbrands Parent	Wachovia	HANEBRANDS SOCK	Lock Box	[*****]
Hanesbrands Parent	Wachovia	JE Morgan	Depository	[*****]
Hanesbrands Parent	Wachovia	JE Morgan	Depository	[*****]
Hanesbrands Parent	Wachovia	Export	Depository	[*****]
Hanesbrands Parent	Wachovia	Outer Banks	Lock Box	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
BA International LLC	NONE

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Caribesock, Inc.	Chase	Caribesock, Inc.	Other	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Caribetex, Inc.	Chase	Caribetex	Other	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
CASA International, LLC	NONE

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Ceibena Del Inc.	Chase	CEIBENA DEL INC	Other	[*****]
Ceibena Del Inc.	Chase	MANUFACTURERS CEIBENA	General	[*****]
Ceibena Del Inc.	Banco Mercantil	Manufacturera Ceibena	Operating	[*****]
Ceibena Del Inc.	Banco Mercantil	Manufacturera Ceibena	Operating	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanes Menswear, LLC	Banco Popular	Hanes Menswear	Concentration	[*****]
Hanes Menswear, LLC	Banco Popular	Hanes Menswear	Business Checking	[*****]
Hanes Menswear, LLC	Banco Popular	Hanes Menswear	Business Checking	[*****]
Hanes Menswear, LLC	Banco Popular	Hanes Menswear	Business Checking	[*****]
Hanes Menswear, LLC	Banco Popular	Hanes Menswear	General	[*****]
Hanes Menswear, LLC	Chase	Hanes Menswear	General	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanes Puerto Rico, Inc.	NONE

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	Chase	Direct Note	Concentration	[*****]
Hanesbrands Direct, LLC	JPMorgan Chase	Direct Costumer Refund	Disbursement — non payroll	[*****]
Hanesbrands Direct, LLC	JPMorgan Chase	Direct Costumer Refund	Disbursement — non payroll	[*****]
Hanesbrands Direct, LLC	JPMorgan Chase	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Wachovia	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Wachovia	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First Security Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Alliance Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	American National Bank of TX	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Americana Community Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Amsouth Bank	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	BancorpSouth	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	BancorpSouth	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of America	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of America	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of America	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of America	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of Clarendon	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of New York	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of Ocean City	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of Odessa	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of Petaluma	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Bank of the Cascades	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	Bank of the West	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	BB&T	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Borrego Springs Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Centura Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Centura Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Chittenden Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Citizens Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Citizens Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Citizens National Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	City National Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	City National Bank	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	Columbia State Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Commerce Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Community Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Community Bank of Homestead	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Community National Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Compass Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Covenant Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Dalton Whitfield Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	F&M Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Farmers Bank & Trust	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Farmers Trust & Savings	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	Farmers Trust & Savings	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First American Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First Bank of Douglas City	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First Bank of the Lake	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First Banking Center	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First Century	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First Citizens	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First National Bank of (unspec)	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	First National Bank of (unspec)	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First National Bank of Gwinnett	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First National Bank of NE	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First National Bank of Olathe	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First National Bank of TX	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	First State Bank of Gainesville	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Frost National Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Gibsland Bank and Trust	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Glens Falls National Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Harris Bank	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	HSBC Bank USA	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Huntington National Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Irwin Union Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	JPMorgan Chase	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	JPMorgan Chase	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	JPMorgan Chase	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Legacy Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Legacy Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	M&T Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	McIntosh State Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Mid State Bank and Trust	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	Montgomery Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Five Star Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	National City Bank (unspec)	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	National City Bank (unspec)	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	National City Bank (unspec)	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	National City Bank (unspec)	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	National City Bank (unspec)	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	National Penn	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Old Second National Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Ozark Mountain Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Ozark Mountain Bank	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	Park Avenue Bank (GA, FL)	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Pinnacle Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	PNC Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	PNC Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Premier Bank (Missouri)	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Premier Banks (Minnesota)	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Queenstown Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Regions Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Regions Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Security National Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Security State Bank	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	Skagit State Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Skagit State Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Sky Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Somerset Trust Co	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	South Carolina Bank and Trust	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Southeastern Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Southeastern Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	SunTrust	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	SunTrust	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	SunTrust	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	SunTrust	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	Susquehanna Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	TD North	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	TD North	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	TD North	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	TD North	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	TD North	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Trustmark National Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Tuscola National	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	US Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	US Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	US Bank	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Wachovia	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Direct, LLC	Wachovia	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Wachovia	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Washington Mutual	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Washington Trust	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Wells Fargo	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Wilmington Trust	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Wilson Bank & Trust	Direct Store Deposits	Depository/Collection	[*****]
Hanesbrands Direct, LLC	Wrentham Cooperative Bank	Direct Store Deposits	Depository/Collection	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
HBI Branded Apparel Enterprises. LLC	None

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Hanesbrands Distribution, Inc.	Chase	Hanesbrands Distribution	Other	[*****]

Bank
Name of Grantor	Name	Account Title	Type of Account	Bank Account Number
HBI Branded Apparel Limited Inc	NONE

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
HBI International, LLC	Chase	HBI International LLC	Other	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
HBI Sourcing, LLC	Chase	HBI Sourcing LLC	Other	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Inner Self, LLC	Chase	Inner Self, LLC	General	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Jasper-Costa Rica, L.L.C.	NONE

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
National Textiles, LLC	Chase	NATIONAL TEXTILES NOTE	Concentration	[*****]
National Textiles, LLC	Chase	NATIONAL TEXTILES A/P	Business Checking	[*****]
National Textiles, LLC	Chase	NATIONAL TEXTILES HOURLY PAYROLL	Business Checking	[*****]
National Textiles, LLC	Chase	NATIONAL TEXTILES SALARY PAYROLL	Business Checking	[*****]
National Textiles, LLC	Chase	NATIONAL TEXTILES MEDICAL/DENTAL	Business Checking	[*****]
National Textiles, LLC	Chase	EDEN YARNS NOTE	Concentration	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
NT Investment Company	NONE

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Playtex Dorado, LLC	BANCO POPULAR	PLAYTEX DORADO CORPORATION	Business Checking	[*****]
Playtex Dorado, LLC	BANCO POPULAR	PLAYTEX DORADO CORPORATION	Business Checking	[*****]
Playtex Dorado, LLC	Chase	PLAYTEX DORADO CORPORATION	Depository	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Playtex Industries Inc	NONE

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
Seamless Textiles LLC	Banco Popular	SEAMLESS TEXTILES, INC.	Business Checking	[*****]
Seamless Textiles LLC	Banco Popular	SEAMLESS TEXTILES, INC.	Business Checking	[*****]
Seamless Textiles LLC	Chase	SEAMLESS TEXTILES, INC.	Depository	[*****]
Seamless Textiles LLC	Banco Popular	Seamless MMIA Short Term	Cert of Deposit	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
UPCR Inc	CHASE	UPCR INC	General	[*****]

Name of Grantor	Bank Name	Account Title	Type of Account	Bank Account Number
UPEL Inc	CHASE	UPEL Inc	Other	[*****]

BA International, L.L.C.
Caribesock, Inc.
Caribetex, Inc.
CASA International, LLC
Ceibena Del, Inc.
Hanes Menswear, LLC
Hanes Puerto Rico, Inc.
Hanesbrands Direct, LLC
Hanesbrands Distribution, Inc.
HBI Branded Apparel Enterprises, LLC
HBI Branded Apparel Limited, Inc.
HbI International, LLC
HBI Sourcing, LLC
Inner Self LLC
National Textiles, L.L.C.
NT Investment Company, Inc.
Playtex Dorado, LLC
Playtex Industries, Inc.
Seamless Textiles, LLC
UPCR, Inc.
UPEL, Inc.

ITEM 7.2.11(m) Permitted Dispositions

Location of property	Description
[*****]	Approximately 4.93 acres[*****]
[*****]	Approximately 54,524 square foot building located on approximately 5.47 acres
[*****]	Property currently leased to third party
[*****]	[*****]
[*****]	Approximately 267 acres [*****]
[*****]	Approximately 173,805 square foot building
[*****]	Approximately 28,000 square foot building
[*****]	Several buildings aggregating approximately 47,802 square feet
[*****]	Approximately 43,859 square foot building
[*****]	Approximately 56,505 square foot building
[*****]	Approximately 148,477 square foot building
[*****]	Approximately 48,653 square foot building
[*****]	Approximately 24,326 square foot building
[*****]	Approximately 97,546 square foot building
[*****]	Approximately 22,539 square foot building located on approximately 112,816 square feet of land
[*****]	Approximately 603,338 square foot building located on approximately 13.9 acres

1

SCHEDULE II
PERCENTAGES;
DOMESTIC OFFICE

NAME AND NOTICE ADDRESS OF LENDER	DOMESTIC OFFICE	COMMITMENT
Merrill Lynch Capital Corporation	Merrill Lynch Capital Corporation	50%
	4 World Financial Center
	22nd Floor
	New York, NY 10080
	Attn: Nancy Meadows
	Tel: (212) 449-2879
	Fax: (212) 738-1186
	Email: Nancy_Meadows@ml.com	50%
Morgan Stanley Senior Funding, Inc.	Morgan Stanley Senior Funding, Inc.
	1585 Broadway
	New York, NY 10036
NOTICE ADDRESS FOR ADMINISTRATIVE AGENT:
Morgan Stanley Senior Funding, Inc.
1585 Broadway
New York, NY 10036

2

EXHIBIT A
[FORM OF] NOTE

$	[DATE]
     FOR VALUE RECEIVED, HANESBRANDS INC., a Maryland corporation (the “Borrower”), promises to pay to the order of [NAME OF LENDER] (the “Lender”) on the Stated Maturity Date the principal sum of ___ DOLLARS ($___) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made (or continued) by the Lender pursuant to that certain Bridge Loan Agreement, dated as of September 5, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions and other Persons from time to time parties thereto (including the Lender), Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Co-Syndication Agents, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, and Morgan Stanley Senior Funding, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the joint lead arrangers and joint bookrunners (in such capacities, the “Lead Arrangers”). Terms used in this Note, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.
     Payments of both principal and interest are to be made pursuant to the terms of the Credit Agreement.
     This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.
     All parties hereto, to the extent permitted by applicable law, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.
Note (Bridge Loan)

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

HANESBRANDS INC.

By
Name:
Title:
Note (Bridge Loan)

LOANS AND PRINCIPAL PAYMENTS

	Amount of	Amount of Principal	Unpaid Principal		Notation
Date	Loans Made	Repaid	Balance	Total	Made By

Note (Bridge Loan)

EXHIBIT B
[FORM OF] BORROWING REQUEST
Morgan Stanley Senior Funding, Inc.,
  as Administrative Agent
1585 Broadway
New York, New York 10036
Attention:
Fax:
HANESBRANDS INC.
Ladies and Gentlemen:
     This Borrowing Request is delivered to you pursuant to Section 2.3 of the Bridge Loan Agreement, dated as of September 5, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Hanesbrands Inc. (the “Borrower”), the Lenders, Morgan Stanley Senior Funding, Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated, as the Co-Syndication Agents, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, and Morgan Stanley Senior Funding, Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated, as the Joint Lead Arrangers and Joint Bookrunners. Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower hereby requests that a Bridge Loan be made in the aggregate principal amount of $500,000,000 on September 5, 2006.
     The Borrower hereby acknowledges that, pursuant to Section 5.1.16 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitutes a representation and warranty by the Borrower that, on the date of the making of such Loans, and both before and after giving effect thereto, all statements set forth in Section 5.2. of the Credit Agreement are true and correct.
     The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct to the extent set forth in Section 5.2 of the Credit Agreement at such time as if then made, it will promptly so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the
Borrowing Request (Bridge Loan)

Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct to the extent set forth in Section 5.2 of the Credit Agreement at the date of such Borrowing as if then made.
     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to	Person to be Paid		Name, Address, etc.
be Transferred	Name	Account No.	Of Transferee Lender
$

Attention:

$

Attention:

$

Attention:

Balance of such proceeds	The Borrower

Attention:
Borrowing Request (Bridge Loan)

     IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer, solely in such capacity and not as an individual, this ___ day of ___, ___.

HANESBRANDS INC.

By
Name:
Title:
Borrowing Request (Bridge Loan)

EXHIBIT C
[FORM OF] LENDER ASSIGNMENT AGREEMENT
                         ,

To:	HANESBRANDS INC.,
as the Borrower
1000 East Hanes Mill Rd
Winston Salem, NC 27105
Attn: General Counsel

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent
One Pierrepont Plaza, 7th Floor
300 Cadman Plaza West
Brooklyn, NY 11201
Attn: Lisa Malone/ Gabriela Nevergold
HANESBRANDS INC.
Gentlemen and Ladies:
     This Lender Assignment Agreement (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to be incorporated herein by reference and made a part of this Assignment and Acceptance.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent (as defined below) as contemplated below (i) all of the Assignor’s rights, benefits, obligations, liabilities and indemnities in its capacity as a Lender under (and in connection with) the Credit Agreement and any other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether
Lender Assignment Agreement (Bridge Loan)

known or unknown, arising under or in connection with the Credit Agreement, the other Loan Documents or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.
     This Assignment and Acceptance shall be effective as of the Effective Date [upon the written consent of the Administrative Agent [and the Borrower]1 ]2 being subscribed in the space indicated below.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]3]

3.	Borrower:	HANESBRANDS INC. (the “Borrower”)

4.	Administrative Agent:	MORGAN STANLEY SENIOR FUNDING, INC., as the administrative agent under the Credit Agreement (“Administrative Agent”)

5.	Credit Agreement:	The Bridge Loan Agreement, dated as of September 5, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Co-Syndication Agents, the Administrative Agent, and Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Joint Lead Arrangers and Joint Bookrunners.

6.	Assigned Interest:

Aggregate Amount of	Amount of Loans	Percentage Assigned
Loans for all Lenders	Assigned	of Loans
$	$	%
$	$	%
$	$	%

[1]	Borrower consent required only pursuant to clause (a)(i) of Section 10.11 of the Credit Agreement.

[2]	Administrative Agent consent required for assignments (i) to an Eligible Assignee that is not a Lender, an Approved Fund or an Affiliate of a Lender and (ii) pursuant to clause (a)(i) of Section 10.11 of the Credit Agreement.

[3]	Select as applicable.
Lender Assignment Agreement (Bridge Loan)

2

Effective Date:	[MONTH] ___, 20___
Lender Assignment Agreement (Bridge Loan)

3

     The terms set forth in this Assignment and Acceptance are hereby agreed to as of the Effective Date:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNOR]

By:
Name:
Title:
Lender Assignment Agreement (Bridge Loan)

4

[Consented to and] Accepted:
MORGAN STANLEY SENIOR FUNDING, INC.
as the Administrative Agent

By:

Name:
Title:
[Consented to:
HANESBRANDS INC.,
as the Borrower

By:

Name:
Title:
Lender Assignment Agreement (Bridge Loan)

5

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) except as provided in clause (a) above, assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1.6 or 7.1.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the
Lender Assignment Agreement (Bridge Loan)

6

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be deemed to be a contract made under, governed by, and construed in accordance with, the laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) without regard to conflicts of laws principles.
Lender Assignment Agreement (Bridge Loan)

7

EXHIBIT D
COMPLIANCE CERTIFICATE (BRIDGE CREDIT AGREEMENT)
HANESBRANDS INC.
     This Compliance Certificate is delivered pursuant to clause (c) of Section 7.1.1 of the Bridge Loan Agreement, dated as of September 5, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Hanesbrands Inc. (the “Borrower”), the Lenders, Morgan Stanley Senior Funding, Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated, as the Co-Syndication Agents, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, and Morgan Stanley Senior Funding, Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated, as the joint lead arrangers and joint bookrunners (in such capacities, the “Lead Arrangers”). Terms used herein that are defined in the Credit Agreement, unless otherwise defined herein, have the meanings provided (or incorporated by reference) in the Credit Agreement.
     The Borrower hereby certifies, represents and warrants as follows in respect of the period (the “Computation Period”) commencing on ___ ___, ___ and ending on ___ ___, ___ (such latter date being the “Computation Date”) and with respect to the Computation Date:
          1. Defaults. As of the Computation Date, no Default had occurred and was continuing. 1
          2. Financial Covenants.
               a. Leverage Ratio. The Leverage Ratio on the Computation Date was ___, as computed on Attachment 1 hereto. The maximum Leverage Ratio permitted pursuant to clause (a) of Section 7.2.4 of the Credit Agreement on the Computation Date was ___.
               b. Interest Coverage Ratio. The Interest Coverage Ratio for the Computation Period was ___, as computed on Attachment 2 hereto. The minimum Interest Coverage Ratio permitted pursuant to clause (b) of Section 7.2.4 of the Credit Agreement for the Computation Period was ___.
          3. Subsidiaries: Except as set forth below, no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate. The formation and/or acquisition of such Subsidiary was in compliance with Section 7.1.8 of the Credit Agreement.
     [Insert names of any new entities.]

[1]	If a Default has occurred, specify the details of such default and the action that the Borrower or other Obligor has taken or proposes to take with respect thereto.
Compliance Certificate (Bridge)

     4. Neither the Borrower nor any Obligor has changed its legal name or jurisdiction of organization, during the Computation Period, except as indicated on Attachment 3 hereto.
Compliance Certificate (Bridge)

     IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by the treasurer, chief financial or accounting Authorized Officer of the Borrower, solely in such capacity and not as an individual, as of ___ ___, 200_.

HANESBRANDS INC.

By
Name:
Title:
Compliance Certificate (Bridge)

Attachment 1
(to __/__/__ Compliance
Certificate)
LEVERAGE RATIO
on ___________
(the “Computation Date”)
Leverage Ratio:

1.	Total Debt: on the Computation Date, in each case exclusive of intercompany Indebtedness between the Borrower and its Subsidiaries and any Contingent Liability in respect of any of the following, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries (other than a Receivables Subsidiary), comprised of:

	(a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments	$

	(b) all monetary obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person	$

	(c) all Capitalized Lease Liabilities of such Person	$

	(d) monetary obligations arising under Synthetic Leases	$

	(e) TOTAL DEBT: The sum of Item 1(a) through 1(d)	$

2.	Net Income (the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for the Computation Period)[2]	$

3.	to the extent deducted in determining Net Income, amounts attributable to amortization (including amortization of goodwill and other intangible assets)	$

4.	to the extent deducted in determining Net Income, Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Tax expense	$

[2]	The calculation of Net Income shall not include any net income of any Foreign Supply Chain Entity, except to the extent cash is distributed by such Foreign Supply Chain Entity during such period to the Borrower or any other Subsidiary as a dividend or other distribution.
Compliance Certificate (Bridge)

5.	to the extent deducted in determining Net Income, Interest Expense (the aggregate interest expense (both, without duplication, when accrued or paid and net of interest income paid during such period to the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense)	$

6.	to the extent deducted in determining Net Income, depreciation of assets	$

7.	to the extent deducted in determining Net Income, all non-cash charges, including all non-cash charges associated with announced restructurings, whether announced previously or in the future	$

8.	to the extent deducted in determining Net Income, net cash charges associated with or related to any contemplated restructurings in an aggregate amount not to exceed, in any Fiscal Year, the Permitted Cash Restructuring Charge[3] Amount for such Fiscal Year	$

9.	to the extent deducted in determining Net Income, net cash restructuring charges associated with or related to the Spin-Off in an aggregate amount not to exceed, in any Fiscal Year, the Permitted Cash Spin-Off Charge Amount for such Fiscal Year[4]	$

10.	to the extent deducted in determining Net Income, all amounts in respect of extraordinary losses	$

11.	to the extent deducted in determining Net Income, non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements)	$

12.	to the extent included in determining Net Income, any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, cash charges in respect of strategic market reviews, management bonuses and early

[3]	The Permitted Cash Restructuring Charge Amount shall be $120,000,000 in the aggregate for the Fiscal Year 2006 and all Fiscal Years ending after the Closing Date.

[4]	The Permitted Cash Spin-Off Charge Amount for the Fiscal Year 2006 shall be $20,000,000 and for the Fiscal Year 2007 shall be $55,000,000.
Compliance Certificate (Bridge)

	retirement of Indebtedness, and related out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries as a result of the Transaction, including fees and expenses in connection with the issuance, redemption or exchange of the Bridge Loans, all determined in accordance with GAAP	$

13.	to the extent included in determining Net Income, non-cash or unrealized losses on agreements with respect to Hedging Obligations	$

14.	to the extent included in determining Net Income and to the extent non-recurring and not capitalized, any financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of the Borrower and its Subsidiaries incurred as a result of Permitted Acquisitions, Investments, Dispositions permitted under the Credit Agreement and the issuance of Capital Securities or Indebtedness permitted under the Credit Agreement, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Permitted Acquisition or Dispositions	$

15.	to the extent included in determining Net Income, and to the extent the related loss in not added back pursuant to Item 21, all proceeds of business interruption insurance policies	$

16.	to the extent included in determining Net Income, expenses incurred by the Borrower or any Subsidiary to the extent reimbursed in cash by a third party	$

17.	to the extent included in determining Net Income, extraordinary, unusual or non-recurring cash charges not to exceed $10,000,000 in any Fiscal Year	$

18.	to the extent included in determining Net Income, all amounts in respect of extraordinary gains or extraordinary losses	$

19.	to the extent included in determining Net Income, non-cash gains on agreements with respect to Hedging Obligations	$

20.	to the extent included in determining Net Income, reversals (in whole or in part) of any restructuring charges previously treated as Non-Cash Restructuring Charges in any prior period	$

21.	to the extent included in determining Net Income, non-cash items increasing such Net Income for such period, other than (A) the accrual of revenue consistent with past practice and (B) the reversal in such period of an accrual of, or cash
Compliance Certificate (Bridge)

	reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase EBITDA in a prior period	$

22.	EBITDA[5]: The sum of Items 2 through 17 minus Items 18 through 21	$

23.	LEVERAGE RATIO: ratio of Item 1 to Item 22	___:1___

[5]	For purposes of calculating the Leverage Ratio with respect to the four consecutive Fiscal Quarter period ending (i) nearest to December 31, 2006, EBITDA shall be actual EBITDA for the Fiscal Quarter nearest to December 31, 2006 multiplied by four; (ii) nearest to March 31, 2007, EBITDA shall be actual EBITDA for the two Fiscal Quarter period nearest to March 31, 2007 multiplied by two; and (iii) nearest to June 30, 2007, EBITDA shall be actual EBITDA for the three Fiscal Quarter period ending on June 30, 2007 multiplied by one and one-third.
Compliance Certificate (Bridge)

Attachment 2
(to __/__/__ Compliance
Certificate)
INTEREST COVERAGE RATIO
on ___________
(the “Computation Date”)
Interest Coverage Ratio:

1.	EBITDA (see Item 22 of Attachment 1)	$

2.	Interest Expense of the Borrower and its Subsidiaries (see Item 5 of Attachment 1)[6]	$

3.	INTEREST COVERAGE RATIO: ratio of Item 1 to Item 2	___:1___

[6]	For purposes of calculating Interest Expense with respect to the calculation of the Interest Coverage Ratio with respect to the four consecutive Fiscal Quarter period ending (i) December 31, 2006, Interest Expense shall be actual Interest Expense for the Fiscal Quarter ending on December 31, 2006 multiplied by four; (ii) March 31, 2007, Interest Expense shall be actual Interest Expense for the two Fiscal Quarter period ending on March 25, 2007 multiplied by two; and (iii) June 24, 2007, Interest Expense shall be actual Interest Expense for the three Fiscal Quarter period ending on June 24, 2007 multiplied by one and one-third.
Compliance Certificate (Bridge)

Attachment 3
(to __/__/__ Compliance
Certificate)
CHANGE OF LEGAL NAME OR JURISDICTION OF INCORPORATION

New Legal Name or Jurisdiction of
Name of Borrower or Other Obligor	Incorporation

Compliance Certificate (Bridge)

EXHIBIT E
GUARANTY
     This GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), dated as of September 5, 2006, is made by each U.S. Subsidiary (such capitalized term and all other capitalized terms, unless otherwise defined herein, used herein have the meanings set forth in or incorporated by reference in Article I) of the Borrower (as defined below), from time to time party to this Guaranty (each individually, a “Guarantor” and collectively, the “Guarantors”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Loan Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Bridge Loan Agreement, dated as of September 5, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Hanesbrands Inc., a Maryland corporation (the “Borrower”), the Lenders, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner &Smith Incorporated, as the Co-Syndication Agents, the Administrative Agent, and Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner &Smith Incorporated, as the Joint Lead Arrangers and Joint Bookrunners, the Lenders have extended Commitments to make Credit Extensions to the Borrower; and
     WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees, for the benefit of each Loan Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Borrower” is defined in the first recital.
     “Credit Agreement” is defined in the first recital.
     “Guarantor” and “Guarantors” are defined in the preamble.
Guaranty (Bridge Loan)

     “Guaranty” is defined in the preamble.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each Obligor now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Event of Default set forth in Section 8.1.9 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and
     (b) indemnifies and holds harmless each Loan Party for any and all costs and reasonable out-of-pocket expenses (including reasonable attorneys’ fees) incurred by such Loan Party in enforcing any rights under this Guaranty (in each case to the same extent the Loan Parties are indemnified and held harmless pursuant to Sections 10.3 and 10.4 of the Credit Agreement);
provided, however, that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that to the extent permitted by applicable law it shall not be necessary or required that any Loan Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 2.2. Reinstatement, etc. Each Guarantor hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Loan Party, including upon the occurrence of any Default set forth in Section 8.1.9 of the Credit Agreement or otherwise, all as though such payment had not been made.
Guaranty (Bridge Loan)

2

     SECTION 2.3. Guaranty Absolute, etc. To the extent permitted by applicable law, this Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Loan Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable to the extent permitted by applicable law irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Loan Party
     (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document, or
     (ii) to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason (other than the occurrence of the Termination Date), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives to the extent permitted by law, any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise (other than the occurrence of the Termination Date);
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Loan Party guaranteeing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor (other than payment or performance of the Obligations, in each case in full and, with respect to payments, in cash).
Guaranty (Bridge Loan)

3

     SECTION 2.4. Setoff. Each Loan Party shall, upon the occurrence and during the continuance of any Event of Default described in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Secured Obligations owing to it (if then due and payable), any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with such Loan Party (other than payroll, trust or tax accounts); provided that, any such appropriation and application shall be subject to the provisions of Section 4.5 of the Credit Agreement. Each Loan Party agrees promptly to notify the applicable Guarantor and the Administrative Agent after any such appropriation and application made by such Loan Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Loan Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Loan Party may have.
     SECTION 2.5. Waiver, etc. Each Guarantor hereby waives, to the extent permitted by law, promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Loan Party protect, secure, perfect or insure and Lien, if any, or any property subject thereto, or exhaust any right or take any action against the Borrower or any of its Subsidiaries or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.
     SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will, to the extent permitted by law, not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document, nor shall any Guarantor seek any contribution or reimbursement from any Obligor in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Loan Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Loan Parties in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the outstanding Obligations, in accordance with Section 2.7; provided, however, that if any Guarantor has made payment to the Loan Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Administrative Agent (on behalf of the Loan Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Loan Party other than as required by applicable law to preserve such rights.
     SECTION 2.7. Payments; Application. Each Guarantor hereby agrees with each Loan Party as follows to the extent permitted by applicable law:
     (a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in Dollars to the Administrative Agent, without set-off, counterclaim or
Guaranty (Bridge Loan)

4

other defense (other than the defense of payment or performance) and in accordance with Sections 4.3 and 4.4 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 4.3 and 4.4 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to the “Borrower” in such Sections shall also be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.
     (b) All payments made hereunder shall be applied upon receipt as set forth in Section 4.4 of the Credit Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Loan Parties to enter into the Credit Agreement and make Credit Extensions thereunder, each Guarantor represents and warrants to each Loan Party as set forth below.
     SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.
     SECTION 3.2. Financial Condition, etc. Each Guarantor has knowledge of each other Obligor’s financial condition and affairs and that it has adequate means to obtain from each such Obligor on an ongoing basis information relating thereto and to such Obligor’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Loan Parties shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Obligor that might become known to any Loan Party at any time, whether or not such Loan Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.
     SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement and each Guarantor agrees that
Guaranty (Bridge Loan)

5

the Loan Parties are relying on this representation in agreeing to make Credit Extensions to the Borrower.
ARTICLE IV
COVENANTS, ETC.
     Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements to which it is a party, covenants and obligations contained in the Credit Agreement which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.
ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.
     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Loan Party and its successors, transferees and permitted assigns; provided, however, that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.1 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Borrower) set forth on Schedule II to the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by
Guaranty (Bridge Loan)

6

facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
     SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 5.6. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Borrower, and at the sole expense of the Borrower, a Guarantor shall be automatically released from its obligations hereunder in the event that the Capital Securities of such Subsidiary Guarantor are Disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, prior to the date of the proposed release, a written request for release identifying the relevant Guarantor. The Administrative Agent agrees to deliver to the Borrower, at the Borrower’s sole expense, such documents as the Borrower may reasonably request to evidence such termination and release.
     SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Loan Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 5.9. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     SECTION 5.10. Governing Law, Entire Agreement, etc. THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
Guaranty (Bridge Loan)

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     SECTION 5.11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE BORROWER IN SECTION 10.2 OF THE CREDIT AGREEMENT. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
     SECTION 5.12. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY) AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR SUCH GUARANTOR IN CONNECTION THEREWITH. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.
     SECTION 5.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a
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8

signature page to this Guaranty by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.
Guaranty (Bridge Loan)

9

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Authorized Officer, solely in such capacity and not as an individual, as of the date first above written.

HBI BRANDED APPAREL LIMITED, INC.
By:
Name:
Title:

HANESBRANDS DIRECT, LLC
By:
Name:
Title:

UPEL, INC.
By:
Name:
Title:

CARIBETEX, INC.
By:
Name:
Title:

SEAMLESS TEXTILES, LLC
By:
Name:
Title:

Guaranty (Bridge Loan)

10

BA INTERNATIONAL, L.L.C.
By:
Name:
Title:

HBI INTERNATIONAL, LLC
By:
Name:
Title:

HBI BRANDED APPAREL ENTERPRISES, LLC
By:
Name:
Title:

CASA INTERNATIONAL, LLC
By:
Name:
Title:

UPCR, INC.
By:
Name:
Title:

Guaranty (Bridge Loan)

11

HBI SOURCING, LLC
By:
Name:
Title:

CEIBENA DEL, INC.
By:
Name:
Title:

NT INVESTMENT COMPANY, INC.
By:
Name:
Title:

HANESBRANDS DISTRIBUTION, INC.
By:
Name:
Title:

CARIBESOCK, INC.
By:
Name:
Title:

Guaranty (Bridge Loan)

12

NATIONAL TEXTILES, L.L.C.
By:
Name:
Title:

HANES PUERTO RICO, INC.
By:
Name:
Title:

PLAYTEX INDUSTRIES, INC.
By:
Name:
Title:

INNER SELF LLC
By:
Name:
Title:

PLAYTEX DORADO, LLC
By:
Name:
Title:

Guaranty (Bridge Loan)

13

HANES MENSWEAR, LLC
By:
Name:
Title:

Guaranty (Bridge Loan)

14

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE LOAN PARTIES:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:
Guaranty (Bridge Loan)

15

ANNEX I to
the Guaranty
     THIS SUPPLEMENT, dated as of ___ ___, ___ (this “Supplement”), is to the Guaranty, dated as of September 5, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth or incorporated by reference in Article I of the Guaranty) from time to time party thereto, in favor of MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Loan Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce each Loan Party to continue the Credit Extensions under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Loan Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity) against it in accordance with its terms.
     SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.
     SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision
Guaranty (Bridge Loan)

shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guaranty.
     SECTION 5. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and out-of-pocket expenses of the Administrative Agent’s counsel.
     SECTION 6. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 7. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart of this Supplement.
Guaranty (Bridge Loan)

Annex I-2

     IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE LOAN PARTIES:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:
Guaranty (Bridge Loan)

Annex I-3

EXHIBIT F
CLOSING DATE CERTIFICATE
HANESBRANDS INC.
September 5, 2006
     This certificate is delivered pursuant to Section 5.1.2 of the Bridge Loan Agreement, dated as of September 5, 2006 (the “Credit Agreement”), among Hanesbrands Inc. (the “Borrower”), the Lenders, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Co-Syndication Agents, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, and Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the joint lead arrangers and joint bookrunners (in such capacities, the “Lead Arrangers”). Capitalized terms used herein that are defined in the Credit Agreement, unless otherwise defined herein, have the meanings provided (or incorporated by reference) in the Credit Agreement.
     The undersigned Authorized Officer, solely in such capacity and not as an individual, hereby certifies, represents and warrants that, as of the Closing Date:
     1. Consummation of Transactions. (a) All actions necessary to consummate the Transaction (other than the entering into of the Senior Note Documents and the issuance of the Senior Notes) have been taken in accordance in all material respects with all applicable law and in accordance with the terms of each applicable Transaction Document, without amendment or waiver of any material provision thereof, unless approved by the Lead Arrangers in their reasonable discretion.
     (b) Attached hereto as Annex I are true and correct copies of the material First Lien Loan Documents which are in full force and effect and pursuant to which the Borrower will incur $[___]1 of credit extensions thereunder on the Closing Date.
     (c) Attached hereto as Annex II are true and correct copies of the material Second Lien Loan Documents which are in full force and effect and pursuant to which HBI Branded Apparel Limited, Inc. will borrow $450,000,000 in loans thereunder on the Closing Date.
     2. Litigation, etc. There exists no action, suit, investigation, litigation or proceeding pending or threatened in writing in any court or before any arbitrator or governmental or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect.
     3. Approval. All material and necessary governmental and third party consents and approvals have been obtained (without the imposition of any material and adverse conditions that are not reasonably acceptable to the Lenders) and remain in effect and all applicable waiting

[1]	To be confirmed.
Closing Date Certificate (Bridge Loan)

periods have expired without any material and adverse action being taken by any competent authority.
     4. Debt Ratings. The Borrower has obtained a senior unsecured debt rating (of any level) in respect of the Loans from each of S&P and Moody’s and such ratings (of any level) are in effect as of the date hereof.
     5. Form 10. The financial information concerning the Branded Apparel Business and the Borrower and its Subsidiaries contained in the Borrower’s Form 10 filed with the Securities and Exchange Commission in connection with the Spin-Off, including all amendments and modifications thereto, is consistent in all material respects with the information previously provided to the Lead Arrangers and the Lenders.
     6. Compliance with Warranties, No Default, etc. The following statements are true and correct as of the date hereof (after giving effect to the making of the Bridge Loans):
     (a) the representations and warranties set forth in each Loan Document are, in each case, true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); and
     (b) no Default has occurred and is continuing.
Closing Date Certificate (Bridge Loan)

     IN WITNESS WHEREOF, the undersigned has caused this Closing Date Certificate to be executed and delivered, and the certification, representations and warranties contained herein, by its Authorized Officer, are made solely in such capacity and not as an individual, as of the date first written above.

HANESBRANDS INC.
By:
Name:
Title:

Closing Date Certificate (Bridge Loan)

Annex I
Material First Lien Loan Documents
Closing Date Certificate (Bridge Loan)

Annex II
Material Second Lien Loan Documents
Closing Date Certificate (Bridge Loan)

EXHIBIT G

HANESBRANDS INC.
AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO
[              ]% SENIOR FIXED RATE NOTES DUE 2014
SENIOR FLOATING RATE NOTES DUE 2014

INDENTURE
Dated as of [              ]

[              ]
Trustee

EXHIBIT G
CROSS-REFERENCE TABLE

Trust Indenture
Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03; 13.02; 13.05
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	N.A.
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

iii

EXHIBITS
Exhibit A      FORM OF CONVERTED FIXED RATE NOTE
Exhibit B      FORM OF CONVERTED FLOATING RATE NOTE
Exhibit C      FORM OF CERTIFICATE OF TRANSFER
Exhibit D      FORM OF CERTIFICATE OF EXCHANGE
Exhibit E      FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit F      FORM OF NOTE GUARANTEE
Exhibit G      FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of [            ], 2006 among Hanesbrands Inc., a Maryland corporation (the “Company”), the Subsidiary Guarantors (as defined below) and [            ], as trustee (the “Trustee”). Upon execution and delivery by all parties hereto, this Indenture shall be effective as to all such parties.
     The Company wishes to provide lenders under its Bridge Loan Agreement with the opportunity to have the Rollover Loans issued thereunder evidenced by Converted Notes (as defined below) evidencing the same indebtedness.
     The Company has duly authorized the creation of an issue of (i) [ ]% Senior Notes Due 2014 (the “Converted Fixed Rate Notes”) issued on the date hereof and (ii) Senior Floating Rate Notes due 2014 issued on the date hereof (the “Converted Floating Rate Notes” and, together with the Converted Fixed Rate Notes, the “Converted Notes”) and, if and when issued as required by the Exchange and Registration Rights Agreement dated the date hereof, among the Company, the Subsidiary Guarantors and the Purchasers (as defined therein) (the “Registration Rights Agreement”), (iii) [ ]% Senior Exchange Notes Due 2014 (the “Fixed Rate Exchange Notes”) and (iv) Senior Floating Rate Exchange Notes due 2014 (the “Floating Rate Exchange Notes” and together with the Fixed Rate Exchange Notes, the “Exchange Notes”) issued in an Exchange Offer in exchange for any Converted Notes representing the same indebtedness, of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
     Each Subsidiary Guarantor has duly authorized its Guarantee of the Converted Notes, and if and when issued, the Exchange Notes and to provide therefor each of the each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture.
     All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company and to make this Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms.
     All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each of the Company and each Subsidiary Guarantor and to make this Indenture a valid and legally binding agreement of each of the Company and each Subsidiary Guarantor, in accordance with their and its terms.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
     SECTION 1.01 Definitions.

     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.
     “Additional Notes” means an unlimited principal amount of additional Notes (other than the Indebtedness evidenced by the Converted Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Exchange Notes.
     “Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
     (1) the net income (or loss) of any Person that is not a Restricted Subsidiary;
     (2) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.07, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;
     (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
     (4) any gains or losses (on an after tax basis) attributable to sales of assets outside the ordinary course of business of the Company and its Restricted Subsidiaries;
     (5) all extraordinary gains or, solely for purposes of calculating the Fixed Charge Coverage Ratio and the Leverage Ratio, extraordinary losses;
     (6) the cumulative effect of a change in accounting principles; and
     (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

     “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.
     “Asset Disposition” means the sale or other disposition by the Company or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.
     “Asset Sale” means any sale, transfer or other disposition (including by way of merger or consolidation or Sale Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:
     (1) all or any of the Capital Stock of any Restricted Subsidiary,
     (2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries, or
     (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary, and in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that “Asset Sale” shall not include:
     (a) sales, transfers or other dispostions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.07,

     (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $5 million in any transaction or series of related transactions,
     (c) any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, or
     (d) sales or grants of licenses to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
     “Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Company.
     “Bridge Loan Agreement” means that certain loan agreement, dated as of September 5, 2006, among the Company, the guarantors party thereto, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as co-syndication agents, Morgan Stanley Senior Funding, Inc. as the administrative agent, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the joint lead arrangers and joint bookrunners and the lenders party thereto.
     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

     “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.
     “Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.
     “Change of Control” means such time as:
     (1) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (2) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;
     (3) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.
     “Clearstream” means Clearstream Banking, S.A.
     “Closing Date” means the date on which the Notes are first issued under this Indenture.
     “Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.
     “Company” means Hanesbrands Inc. and any and all successors thereto.
     “Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:
     (1) Fixed Charges;

     (2) income taxes;
     (3) depreciation expense;
     (4) amortization expense;
     (5) (a) net cash charges associated with or related to any contemplated restructurings (such cost restructuring charges being “Cash Restructuring Charges”) in an aggregate amount not to exceed, in any Fiscal Year, the Permitted Cash Restructuring Charge Amount for such Fiscal Year, (b) net cash restructuring charges associated with or related to the Spin-Off (such cost restructuring charges being “Cash Spin-Off Charges”) in an aggregate amount not to exceed, in any Fiscal Year, the Permitted Cash Spin-Off Charge Amount for such Fiscal Year, (c) non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements), (d) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, cash charges in respect of strategic market reviews, management bonuses and early retirement of Indebtedness, and related out-of-pocket expenses incurred by the Company or any of its Restricted Subsidiaries as a result of the Transaction, all determined in accordance with GAAP, (e) to the extent non-recurring and not capitalized, any financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of the Company and its Restricted Subsidiaries incurred as a result of Asset Acquisitions, Investments, Asset Sales permitted under this Indenture and the issuance of Capital Stock or Indebtedness permitted hereunder, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Asset Acquisition, Investment or Asset Sale, (f) to the extent the related loss in not added back pursuant to the definition of Adjusted Consolidated Net Income, all proceeds of business interruption insurance policies, (g) expenses incurred by the Company or any Restricted Subsidiary to the extent reimbursed in cash by a third party, and (h) extraordinary, unusual or non-recurring cash charges not to exceed $10 million in any Fiscal Year; and
     (6) all other non cash charges, including all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being “Non-Cash Restructuring Charges”) reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made); minus
     (7) to the extent included in determining such Adjusted Consolidated Net Income, the sum of (a) reversals (in whole or in part) of any restructuring charges previously treated as Non-Cash Restructuring Charges in any prior period, (b) all non cash items increasing Adjusted Consolidated Net Income, other than (A) the accrual of revenue consistent with past practice and (B) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase EBITDA in a prior period;

all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.
     “Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries); imputed interest with respect to Attributable Debt; and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, in each case, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.
     “Converted Fixed Rate Notes” has the meaning set forth in the preamble.
     “Converted Floating Rate Notes” has the meaning set forth in the preamble.
     “Converted Notes” has the meaning set forth in the preamble.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.
     “Credit Agreement” means that certain Credit Agreement, dated as of September 5, 2006, among the Company as borrower, the guarantors party thereto, the several banks and other financial institutions or entities from time to time party thereto as lenders, Citicorp USA, Inc., as administrative agent, and Merrill Lynch. Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book runners.
     “Credit Facilities” means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities (including the Credit Agreement and the Second Lien Credit Agreement), commercial paper facilities, or indentures providing for revolving credit loans, term, loans, notes or other financings or letters of credit, or other credit facilities, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.15 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.15.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Company that is not Foreign Subsidiary.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Notes” has the meaning set forth in the preamble.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.
     “Fiscal Year” means any period of twelve consecutive calendar months ending on the last Saturday of June ; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2006 Fiscal Year”) refer to the Fiscal Year ending on the last Saturday of June of such calendar year; provided that in the event that the Company gives notice to the Trustee that it intends to change its Fiscal Year to a Fiscal Year ending on the last Saturday in December, Fiscal Year will mean any period of twelve consecutive calendar months ending on such date.
     “Fixed Charge Coverage Ratio” means, for any Person on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee (the “Four Quarter Period”) to (2) the aggregate Fixed Charges during such Four Quarter Period. In making the foregoing calculation:
     (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case, as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;
     (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
     (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
     (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause

(C) or (D) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.
     “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) Consolidated Interest Expense plus
     (2) the product of (x) the amount of all dividend payments on any series preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock of such Person or such Restricted Subsidiary (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal, as determined on a consolidated basis in accordance with GAAP.
     “Fixed Rate Exchange Notes” has the meaning set forth in the preamble.
     “Floating Rate Exchange Notes” has the meaning set forth in the preamble.
     “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date as determined by the Public Company Accounting Oversight Board. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.
     “Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

     “Government Securities” means securities that are direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in the normal course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the normal course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Holder” means a holder of any Notes.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
     “Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary of the Company that is designated by the Company as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of the Company’s consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5% of the Company’s consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied, provided, that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides credit support for any Indebtedness of the Company.
     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the normal course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;
     (5) all Capitalized Lease Obligations and Attributable Debt;
     (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;
     (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;
     (8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and
     (9) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.
     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:
     (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;
     (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and
     (C) Indebtedness shall not include:
     (x) any liability for federal, state, local or other taxes,
     (y) performance, surety or appeal bonds provided in the normal course of business, or
     (z) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Subsidiary Guarantors” means each Restricted Subsidiary of the Company (other than a Foreign Subsidiary) on the Closing Date.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
     “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of Section 4.16. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with Section 4.10.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Exchange Offer.
     “Leverage Ratio” means, as of any date, the ratio of
     (a) Total Debt outstanding on the last day of the most recently ended fiscal quarter for which reports have been filed with the SEC or provided to the Trustee to
     (b) Consolidated EBITDA computed for the then most recent four fiscal quarters prior to such date for which reports have been filed with the SEC or provided to the Trustee;
provided that, for purposes of calculating the Leverage Ratio with respect to the four consecutive fiscal quarter period ending (i) December 31, 2006, Consolidated EBITDA shall be actual Consolidated EBITDA for the fiscal quarter ending on December 31, 2006 multiplied by four; (ii) March 25, 2007, Consolidated EBITDA shall be actual Consolidated EBITDA for the two fiscal quarter period ending on March 25, 2007 multiplied by two; and (iii) June 24, 2007, Consolidated EBITDA shall be actual Consolidated EBITDA for the three fiscal quarter period ending on June 24, 2007 multiplied one and one-third.

     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
     “Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.
     “Net Cash Proceeds” means:
     (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:
     (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;
     (2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;
     (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and
     (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and
     (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Guarantee” means the guarantee by each Subsidiary Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

     “Notes” means, collectively, the Converted Notes, the Exchange Notes and any Additional Notes issued under this Indenture. The Converted Notes, the Exchange Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Converted Notes, the Exchange Notes and any Additional Notes.
     “Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:
     (1) the provision of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;
     (2) the purchase price and the date of purchase, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);
     (3) that any Note not tendered will continue to accrue interest pursuant to its terms;
     (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
     (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000.
     On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. the Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. the Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice-President, any Vice-President or any Assistant Vice President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Permitted Additional Restricted Payment” means, for any Fiscal Year set forth below, Restricted Payments made by the Company in the amount set forth opposite such Fiscal Year:

Fiscal Year	Cash Amount
2006	$24,000,000
2007	$30,000,000
2008	$36,000,000
2009	$42,000,000
2010 and thereafter	$48,000,000
provided, to the extent that the amount of Permitted Additional Restricted Payments made by the Company during any Fiscal Year is less than the aggregate amount permitted (including after giving effect to this proviso) for such Fiscal Year, then such unutilized amount may be carried forward and utilized by the Company to make Permitted Additional Restricted Payments in any succeeding Fiscal Year and provided further that, for Fiscal Year 2009 and each Fiscal Year thereafter, the amounts set forth above in such Fiscal Years shall be increased by an additional

$120 million so long as both before and after giving effect to such Restricted Payment, the Leverage Ratio is less than 3.75:1.00.
     “Permitted Business” means the business of the Company and its Subsidiaries engaged in on the Closing Date and any other activities that are reasonably related, supportive, complementary, ancillary or incidental thereto or reasonable extensions thereof.
     “Permitted Cash Restructuring Charge Amount” means, $120 million in the aggregate for Fiscal Year 2006 and all Fiscal Years ending after the Closing Date.
     “Permitted Cash Spin-Off Charge Amount” means, for any Fiscal Year set forth below, the amount set forth opposite such Fiscal Year:

Fiscal Year	Cash Amount
2006	$20,000,000
2007	$55,000,000
     “Permitted Investment” means:
     (1) an Investment in the Company or a Subsidiary Guarantor or a Person which will, upon the making of such Investment, become a Subsidiary Guarantor or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Subsidiary Guarantor and Investments by any Foreign Subsidiary in any other Foreign Subsidiary ;
     (2) Temporary Cash Investments;
     (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;
     (4) stock, obligations or securities received in satisfaction of judgments;
     (5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;
     (6) Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates;
     (7) loans and advances to employees and officers of the Company and its Restricted Subsidiaries made in the ordinary course of business for bona fide business purposes not to exceed $12 million in the aggregate at any one time outstanding;
     (8) Investments in securities of trade creditors or customers received

     (a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, or
     (b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;
     (9) Investments made by the Company or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.10; or
     (10) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case, in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;
     (11) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person under a Permitted Securitization; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests; and
     (12) repurchases of the Notes.
     “Permitted Liens” means:
     (1) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;
     (2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;
     (3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
     (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

     (5) easements, rights of way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;
     (6) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;
     (7) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
     (8) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;
     (9) Liens arising from filing Uniform Commercial Code financing statements regarding leases;
     (10) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
     (11) Liens in favor of the Company or any Restricted Subsidiary;
     (12) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;
     (13) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
     (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (15) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Currency Agreements or Commodity Agreements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;
     (16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; and

     (17) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary.
     “Permitted Securitization” means any sale, transfer or other disposition by the Company or any of its Restricted Subsidiaries of Receivables and related collateral, credit support and similar rights and any other assets that are customarily transferred in a securitization of receivables, pursuant to one or more securitization programs, to a Receivables Subsidiary or a Person who is not an Affiliate of the Company; provided that (i) the consideration to be received by the Company and its Restricted Subsidiaries other than a Receivables Subsidiary for any such disposition consists of cash, a promissory note or a customary contingent right to receive cash in the nature of a “hold-back” or similar contingent right, (ii) no Default shall have occurred and be continuing or would result therefrom, and (iii) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $250 million.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Permitted Securitization, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Receivable” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for good or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the UCC and any supporting obligations.
     “Receivables Subsidiary” shall mean any Wholly Owned Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or one or more of its Restricted Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the applicable Restricted Subsidiary (as provided below) as a Receivables Subsidiary:
     (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

     (i) is guaranteed by the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary);
     (ii) is recourse to or obligates the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary); or
     (iii) subjects any property or assets of the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof;
     (b) with which neither the Company nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and
     (c) to which neither the Company nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the applicable Restricted Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Restricted Subsidiary giving effect to such designation and an officers certificate certifying, to the best of such officer’s knowledge and belief, that such designation complies with the foregoing conditions.
     “Registration Rights Agreement” has the meaning set forth in the preamble.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Temporary Regulation S Global Note or Regulation S Permanent Global Note, as appropriate.
     “Regulation S Permanent Global Note” means a permanent global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Temporary Regulation S Global Note upon expiration of the Restricted Period.
     “Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business).
     “Representative” means this Indenture trustee or other trustee, agent or representative.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the 40-day restricted period as defined in Regulation S.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Rollover Loans” means the rollover loans issued on [               ] in accordance with the Bridge Loan Agreement.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.
     “S&P” means Standard & Poor’s Ratings Services and its successors and assigns.
     “SEC” means the Securities and Exchange Commission.
     “Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of September 5, 2006, among the Company Branded Apparel Limited, Inc., as borrower, the guarantors party thereto, the several banks and other financial institutions or entities from time to time party thereto as lenders, Citicorp USA, Inc., as administrative agent, and Merrill Lynch. Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book runners.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

     “Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.
     “Spin-Off” means the distribution of the Company’s common stock by Sara Lee Corporation to its stockholders.
     “Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in a securitization of Receivables.
     “Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
     “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.
     “Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Restricted Subsidiary of the Company which provides a Note Guarantee of the Company’s obligations under this Indenture and the Notes pursuant to Section 4.19.
     “Temporary Cash Investment” means any of the following:
     any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;
     (d) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of the Company or any Subsidiary of the Company) organized under the laws of any State of the United States or of the District of Columbia and rated A 1 or higher by S&P or P 1 or higher by Moody’s;
     (e) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500 million;
     (f) any repurchase agreement having a term of 30 days or less entered into with any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;
     (g) with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office or principal place of business or is organized provided such country is a member of the Organization for Economic Cooperation and Development, and which has a short-term commercial paper rating from S&P of at least “A-1” or the equivalent thereof or from Moody’s of at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; or
     (h) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of any member nation of the European Union whose legal tender is the Euro and which are denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of any such member nation of the European Union is pledged in support thereof.
     “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
     “Temporary Regulation S Global Note” means a temporary global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the legend specified in Section 2.06(g)(3) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder, as may be amended from time to time.
     “Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.
     “Transaction” means, collectively, (i) the consummation of the Spin-Off, (ii) the payment by the Company to Sarah Lee Corporation of a cash dividend in the approximate amount of $2.4 billion, (iii) the transfer of all the assets and certain associated liabilities of the branded apparel

Americas/Asia business of Sarah Lee Corporation to the Company and the sale to the Company of certain related trademarks and other intellectual property related, (iv) the entering into of the documents governing the Credit Agreement and Second Lien Credit Agreement and the making of the loans thereunder, (v) the receipt by the Company of the proceeds from unsecured increasing rate loans and the entering into of the related documents in an aggregate amount of $500 million (the “Bridge Loans”), (vi) the issuance of the Notes and the redemption of the Bridge Loans, and (vii) the payment of fees and expenses in connection and in accordance with the foregoing.
     “Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means (1) [List foreign supply chain entities], (2) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.07 and Section 4.09. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
     “U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.
     SECTION 1.02 Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Blockage Notice”	10.03
“Payment Default”	6.01
“Redemption Date”	3.07
“Registrar”	2.03
“Restricted Payments”	4.07

     SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Note Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
     SECTION 1.04 Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE 2
THE NOTES
     SECTION 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A and Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A and Exhibit B attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A and Exhibit B attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Temporary Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of the designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Temporary Regulation S Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Temporary Regulation S Global Note. The aggregate principal amount of the Temporary Regulation S Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments endorsed thereon as specified in Section 2.01(b) in connection with transfers of interests as hereinafter provided.
     (d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
     SECTION 2.02 Execution and Authentication. At least one Officer must sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue up to the aggregate principal amount stated on the face of the Notes.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     SECTION 2.03 Registrar and Paying Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
     SECTION 2.04 Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
     SECTION 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
     SECTION 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or
     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, provided that in no event shall the Temporary Regulation S Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.
     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (a) both:
     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (b) both:
     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

     (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Regulation S Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (a) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
     (b) if the transferee will take delivery in the form of a beneficial interest in the Temporary Regulation S Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and
     (c) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (a) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company
     (b) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (c) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (d) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (a) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof,
     (b) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
     (c) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
     (d) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
     (e) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
     (f) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a

Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Temporary Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(a) and (c) hereof, a beneficial interest in the Temporary Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if
     (a) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (b) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (c) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (d) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof, or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

     (a) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;
     (b) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
     (c) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
     (d) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
     (e) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (b) through (d) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
     (f) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (a) above, the appropriate Restricted Global Note, in the case of clause (b) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (a) the Registrar receives the following:
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of

Exhibit D hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
     and, in each such case set forth in this subparagraph (a), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(a) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (a) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
     (b) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and
     (c) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (a) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (a), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.
     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (a) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S

UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THESE NOTES, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO HANESBRANDS INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’ (AS DEFINED IN RULE 501(A)(1),(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000 AN OPINION OF COUNSEL ACCEPTABLE TO HANESBRANDS INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THESE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND HANESBRANDS INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
     (b) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (3) Temporary Regulation S Global Note Legend. The Temporary Regulation S Global Note will bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTE, ARE SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).
     (3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (4) Neither the Registrar nor the Company will be required:
     (a) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

     (5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     SECTION 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     SECTION 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 or Sections 2.09, 8.02 or 8.03 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
     SECTION 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.
     SECTION 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
     SECTION 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act) in its customary manner. Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
     SECTION 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
ARTICLE 3
REDEMPTION AND PREPAYMENT
     SECTION 3.01 Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

     (1) the clause of this Indenture pursuant to which the redemption shall occur,
     (2) the redemption date;
     (3) the principal amount of Notes to be redeemed;
     (4) the redemption price; and
     (5) applicable CUSIP numbers.
     SECTION 3.02 Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:
     (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.
     In the event of partial redemption or purchase the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000. No notes of $1,000 or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
     SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.
     The notice will identify the Notes to be redeemed and will state:
     (1) the redemption date;
     (2) the redemption price;

     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 40 days (unless a shorter time shall be acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
     SECTION 3.05 Deposit of Redemption or Purchase Price. One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

     SECTION 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
     SECTION 3.07 Optional Redemption. (a) At any time prior to [            ], the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued after the date hereof) at a redemption price of [            ]% of the principal amount thereof, plus accrued and unpaid interest, to, but not including, the redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date, with the net cash proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company; provided that:
     (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture on the Closing Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 180 days of the date of the closing of such sale of Capital Stock.
     (b) On or after [            ], the Company may redeem all or a part of the Converted Fixed Rate Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Converted Fixed Rate Notes to be redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on [            ] of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
20	[	]	%
20	[	]	%
20 and thereafter	100.000%
     (c) At any time after the date hereof, the Company may redeem all or a part of the Converted Floating Rate Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address as provided in Section 3.03, at a redemption price equal to 100% of the principal amount of Converted Floating Rate Notes redeemed and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Converted Floating Rate Notes on the relevant record date to receive interest due on the relevant interest payment date. If the Company has provided notice of a redemption pursuant to this clause (c) prior to a Holder fixing the interest rate on a Converted Floating Rate Note pursuant to the terms of the Converted Floating Rate Notes, such Holder will be subject to the Optional Redemption provisions of this clause (c) and not to those contained in clause (b) above.

     (d) All redemptions of the Notes will be made upon not less than 30 days’ nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address as provided in Section 3.03. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.
     SECTION 3.08 Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
     SECTION 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
     SECTION 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

     SECTION 4.03 Reports.
     (a) Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods specified in the SEC’s rules and regulations:
     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.
     (b) In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
     (c) If, at any time after consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
     (d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
     (e) In addition, the Company and the Subsidiary Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the

SEC the reports required by the preceding paragraphs, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     SECTION 4.04 Compliance Certificate.
     (a) The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default that has not been cured, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     SECTION 4.05 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
     SECTION 4.06 Stay, Extension and Usury Laws. The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
     SECTION 4.07 Restricted Payments.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
     (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on common stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries;
     (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of the Company or any Restricted Subsidiary;
     (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee; or
     (4) make any Investment, other than a Permitted Investment, in any Person;
(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:
     (A) a Default or Event of Default shall have occurred and be continuing,
     (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of Section 4.09, or
     (C) the aggregate amount of all Restricted Payments made after the Closing Date would exceed the sum of:
     (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, plus
     (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing

Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus
     (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
     (b) The preceding provisions of Section 4.07(a) will not prohibit:
     (1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption were permitted under this Section 4.07;
     (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of Section 4.09;
     (3) the repurchase, redemption or other acquisition of Capital Stock of the Company or a Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Notes;
     (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Notes;
     (5) payments or distributions, to dissenting stockholders required by applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;
     (6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;
     (7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;
     (8) Investments by any Foreign Subsidiary in any other Foreign Subsidiary;
     (9) the repurchase, redemption, retirement or otherwise acquisition of Capital Stock required by the employee stock ownership programs of the Company or required or permitted under employee agreements;
     (10) other Investments in an amount not to exceed $120 million at any time outstanding; or
     (11) Permitted Additional Restricted Payments;
provided that, in the case of clauses (2), (4) and (11), no Default (of the type described in clauses (a), (b), (g) or (h) under Section 6.01) or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.
     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) or (7) thereof or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof or an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.07 have been met with respect to any subsequent Restricted Payments, and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (6) of the preceding paragraph shall not be included in such calculation. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes or any Note Guarantee, then the Net

Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.07 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.
     For purposes of determining compliance with this Section 4.07, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 4.07, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.
     SECTION 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (other than a Receivables Subsidiary) to:
     (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;
     (2) repay any Indebtedness owed to the Company or any other Restricted Subsidiary;
     (3) make loans or advances to the Company or any other Restricted Subsidiary; or
     (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
     (b) The restrictions in Section 4.08(a) will not restrict any encumbrances or restriction:
     (1) existing on the Closing Date in the Credit Agreement, this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
     (2) existing under or by reason of applicable law;
     (3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
     (4) in the case of clause (4) of the first paragraph of this Section 4.08:
     (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or
     (C) arising or agreed to in the normal course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;
     (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;
     (6) relating to a Subsidiary Guarantor and contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:
     (A) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith); and
     (B) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes;
     (7) arising from customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;
     (8) existing in the documentation governing any Permitted Securitization; or;

     (9) contained in any agreement governing Indebtedness permitted under clause (8) of the second paragraph of part (a) of Section 4.09.
     Nothing contained in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.12 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.
     SECTION 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantees and other Indebtedness existing on the Closing Date) and the Company will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than 2.0:1.0.
     (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by the Company and any Subsidiary Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and such Subsidiary Guarantor thereunder) (together with refinancings thereof) not to exceed $2.6 billion less any amount of such Indebtedness permanently repaid as provided under Section 4.10;
     (2) Indebtedness owed (A) to the Company or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor;
     (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness including the Notes (other than Indebtedness outstanding under clauses (1), (2), (5), (6), (7), (8), (9) and (13) and any refinancings thereof) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses);

provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is pari passu with, or expressly subordinate in right of payment to, the remaining Notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded;
     (4) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described under Article 8 and Article 12;
     (5) Guarantees of the Notes and Guarantees of Indebtedness of the Company or any Restricted Subsidiary of the Company by any other Restricted Subsidiary of the Company; provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.19;
     (6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided, however, that such Indebtedness is extinguished within two business days of incurrence;
     (7) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Company and its Restricted Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Company and its Restricted Subsidiaries (provided that, such Indebtedness is incurred within 270 days of the acquisition of such property) and (iii) in respect of Capitalized Lease Obligations; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $180 million;
     (8) Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed $180 million at any one time outstanding;
     (9) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary of the Company, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Restricted Subsidiary and the aggregate outstanding amount of all Indebtedness existing pursuant to this clause (together with refinancings thereof) does not exceed $120 million at any time;
     (10) Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;
     (11) Indebtedness incurred pursuant to a Permitted Securitization and Standard Securitization Undertakings;
     (12) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and
     (13) additional Indebtedness of the Company or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (1) through (12) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $120 million.
          Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.09 will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the interest rates or exchange rates of currencies.
For purposes of determining any particular amount of Indebtedness under this Section 4.09, (x) Indebtedness outstanding under the Credit Agreement and the Second Lien Credit Agreement on the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of part (a) of this Section 4.09, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.12 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of clause (a), the Company, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness.

     The Company and its Restricted Subsidiaries will not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes (in the case of the Company) or the Note Guarantees (in the case of any Subsidiary Guarantor), in each case, to the same extent.
     SECTION 4.10 Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless:
     (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and
     (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company or any Affiliate of the Company), provided that the Company, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released in writing from all liability under such Indebtedness, or (c) Replacement Assets.
The Company will, or will cause the relevant Restricted Subsidiary to:
     (1) within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale:
     (A) apply an amount equal to such Net Cash Proceeds to permanently repay Indebtedness under any Credit Facility or other unsubordinated secured Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case, owing to a Person other than the Company or any Affiliate of the Company (and to cause a corresponding permanent reduction in commitments if such repaid Indebtedness was outstanding under the revolving portion of a Credit Facility); or
     (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement) in Replacement Assets; and;
     (2) apply (no later than the end of the 12-month period referred to in clause (1)) any excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this Section 4.10.
     The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”
     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $35 million, the Company must commence, not later than the 15th business day of such month, and consummate an Offer to Purchase from the Holders (and, if required by the terms of any

Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this Section 4.10, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the amount of Excess Proceeds shall be reset to zero.
     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the Limitation on Transactions with Shareholders and Affiliates.
     SECTION 4.11 Limitation on Transactions with Shareholders and Affiliates.
     (a) the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.
     (b) The foregoing limitation does not limit, and shall not apply to:
     (1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;
     (2) any transaction solely between the Company and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;
     (3) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and indemnification arrangements entered into by the Company consistent with past practices of the Company;
     (4) transactions in connection with a Permitted Securitization including Standard Securitization Undertakings;

     (5) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;
     (6) any Permitted Investments or any Restricted Payments not prohibited by Section 4.07; and
     (7) any agreement as in effect or entered into as of the Closing Date (as disclosed in this offering memorandum) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Closing Date.
     (c) Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.11 and not covered by clauses (2) through (7) of this paragraph, (a) the aggregate amount of which exceeds $25 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $50 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.
     SECTION 4.12 Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.
     The foregoing limitation does not apply to:
     (1) Liens existing on the Closing Date;
     (2) Liens granted on or after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;
     (3) Liens in connection with a Permitted Securitization;
     (4) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of part (a) of Section 4.09; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;
     (5) Liens to secure Indebtedness permitted under clause (1) of the second paragraph of part (a) of Section 4.09;

     (6) Liens (including extensions and renewals thereof) securing Indebtedness permitted under clause (7) of the second paragraph of part (a) of Section 4.09; provided that, (i) such Lien is granted within 270 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;
     (7) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;
     (8) Lien on any assets or properties of Foreign Subsidiaries to secure Indebtedness permitted under clause (8) of the second paragraph of part (a) of Section 4.09;
     (9) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to clause (12) of the second paragraph of part (a) of Section 4.09;
     (10) other Liens securing Indebtedness or other obligations permitted under this Indenture and outstanding in an aggregate principal amount not to exceed $90 million; or
     (11) Permitted Liens.
     SECTION 4.13 Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.
     SECTION 4.14 Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
     (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
     (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if at least two Officers of the Company, one of which is the Chief Executive Officer or the Chief Financial Officer of the Company, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
     SECTION 4.15 Offer to Repurchase Upon Change of Control.
     (a) If a Change of Control occurs, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, if any, to, but not including, the date of purchase, subject to the rights of the Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
     (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;
     (2) the purchase price and the purchase date, which will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission, email or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
     Upon receipt of the Change of Control Payment and Officers’ Certificate described above, the Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.
     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
     SECTION 4.16 Limitation on Issuances and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:
     (1) to the Company or a Wholly Owned Restricted Subsidiary;
     (2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

     (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.07 if made on the date of such issuance or sale; or
     (4) sales of Capital Stock (other than Disqualified Stock) (including options, warrants or other rights to purchase shares of such Capital Stock) of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with Section 4.10, and provided, further that sales of Preferred Stock are permitted under Section 4.09.
     SECTION 4.17 Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired; provided, however, that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:
     (1) the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property so sold or otherwise transferred, as determined by a resolution of the Board of Directors;
     (2) the Company or such Restricted Subsidiary, as applicable, would be permitted to grant a Lien to secure Indebtedness under Section 4.12 in the amount of the Attributable Debt in respect of such Sale Leaseback Transaction;
     (3) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with Section 4.09; and
     (4) the Company or such Restricted Subsidiary applies the proceeds received from such sale in accordance with Section 4.10.
     SECTION 4.18 Payments for Consent. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
     SECTION 4.19 Limitations on Issuance of Guarantees by Restricted Subsidiaries. The Company will cause each Restricted Subsidiary other than a Foreign Subsidiary or an Immaterial Subsidiary to execute and deliver a supplemental indenture to this Indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the Notes by such Restricted Subsidiary.
     The Company will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of

the Company or any other Restricted Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary), unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (also a “Subsidiary Guarantee”) of payment of the Notes by such Restricted Subsidiary and (b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the Notes have been paid in full.
     If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Note Guarantee.
     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:
     (1) sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture; or
     (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.
ARTICLE 5
SUCCESSORS
     SECTION 5.01 Merger, Consolidation, or Sale of Assets.
     (a) The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:
     (1) either
     (A) the Company is the surviving corporation; or
     (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer,

conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, in each case pursuant to agreements reasonably satisfactory to the Trustee;
     (3) no Default or Event of Default shall otherwise be caused by such transaction; and
     (4) the Fixed Charge Coverage Ratio for the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would be the same or greater than such Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.
     (b) In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. This Section 5.01 will not apply to:
     (5) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or
     (6) any merger or consolidation, or any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.
     SECTION 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale or other disposition of all or substantially all of the properties or assets of the Company (determined on a consolidated basis for the Company and its Subsidiaries), in one or more related transactions subject to, and in compliance with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES
     SECTION 6.01 Events of Default. Each of the following is an “Event of Default:”
     (1) default for 30 days in the payment when due of interest on the Notes;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;
     (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.07, Section 4.09, Section 4.10, Section 4.15 or Section 5.01 hereof;
     (4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;
     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, if that default:
     (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $75 million or more;
     (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (7) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee;
     (8) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors; and
     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case;
     (B) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or
     (C) orders the liquidation of the Company or any of its Restricted Subsidiaries;
     and the order or decree remains unstayed and in effect for 60 consecutive days.
     SECTION 6.02 Acceleration. In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of

Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     SECTION 6.05 Control by Majority. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
     SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;
     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
     (5) Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class have not given the Trustee a direction inconsistent with such request within such 60-day period.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
     SECTION 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any and interest, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     SECTION 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
     SECTION 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates specifically required by any provision herein to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee reasonable security and indemnity against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     SECTION 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
     SECTION 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
     SECTION 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
     SECTION 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).
     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.
     SECTION 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company and the Subsidiary Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Subsidiary Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense as shall be determined to have been caused by its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Subsidiary Guarantors of their obligations hereunder. The Company or such Subsidiary Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.
     (d) To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
     SECTION 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law,
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
     SECTION 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
     SECTION 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
     SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.
     SECTION 8.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the

Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and
     (4) this Article 8.
     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
     SECTION 8.03 Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.10 and 4.15 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(5) and 6.01(6) hereof will not constitute Events of Default.
     SECTION 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
     (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that:
     (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,
     (3) in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
     SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     SECTION 8.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust pursuant to Section 8.04 or Section 12.01 for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     SECTION 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
     SECTION 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture (but subject in any event to Section 10.13), without the consent of any Holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to the Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets, as applicable;
     (4) to make any change that would provide any additional rights or benefits to the Holders or that does not materially and adversely affect the legal rights hereunder of any such Holder;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;
     (7) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;
     After an amendment becomes effective, the Company is required to mail to each registered Holder of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture permitted by the terms of this Indenture, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with the Company and the Subsidiary Guarantors in the execution of any such amended or supplemental indenture, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     SECTION 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02 and Section 10.13, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the provisions of Sections 4.10 or 4.15 hereof);
     (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any Note payable in money other than that stated in the Notes;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or impair the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;
     (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.15 hereof);
     (8) release any Subsidiary Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (9) make any change in the preceding amendment and waiver provisions.
     SECTION 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
     SECTION 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     For purposes of this Indenture, the consent of the Holder of a Global Security shall be deemed to include any consent delivered by any member of, or participant in, any Depository or DTC, any nominees thereof and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company (“Depository Entity”) by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such Depository Entity.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the first paragraph of this Section 9.04, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
     Any Holder entitled hereunder to give, make or take any action under this Indenture with regard to any particular Note may do so, or duly appoint any Person or Persons as its agent or agents to do so, with regard to all or any part of the principal amount of such Note.
     SECTION 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Any consent of any Holder of Notes may include, without limitation, any consent obtained in connection with a tender offer or exchange offer for, or purchase of, Notes.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
     SECTION 9.06 Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
[INTENTIONALLY OMITTED]
ARTICLE 11
NOTE GUARANTEES
     SECTION 11.01 Guarantee.
     (a) Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
     (1) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee, in each case subject to any rescission of any such acceleration pursuant to Section 6.04. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
     SECTION 11.02 Intentionally Omitted
     SECTION 11.03 Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
     SECTION 11.04 Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit F hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.
     Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
     In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.20 hereof, the

Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.20 hereof and this Article 11, to the extent applicable.
     SECTION 11.05 Subsidiary Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in this Section 11.05, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless:
     (1) no Default or Event of Default shall otherwise be caused by such transaction; and
     (2) either
     (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor or the Company) assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Note Guarantee and the Registration Rights Agreement on the terms set forth herein and therein, pursuant to a supplemental indenture and an amendment to the Registration Rights Agreement each satisfactory to the trustee and, in the case of any supplemental indenture, substantially in the form set forth in Exhibit G to this Indenture; or
     (b) in the case of any such sale or disposition (including by way of any such consolidation or merger), the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.
     In case of any such consolidation, merger, sale or disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit G hereto, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale or disposition of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor.

     SECTION 11.06 Releases.
     The Note Guarantee of a Subsidiary Guarantor will be released, and such Subsidiary Guarantor will be released from and relieved of all of its obligations under its Note Guarantee and this Indenture:
(1)	in connection with any sale, disposition or transfer of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate the first paragraph of Section 4.10;

(2)	in connection with any sale, disposition or transfer of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate the first paragraph of Section 4.10;

(3)	if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(4)	upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that a release of a Subsidiary Guarantor in accordance with this Section 11.06 is authorized or permitted by this Indenture, Trustee will, upon the request and at the expense of the Company, execute any documents reasonably requested by the Company in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee and this Indenture.
ARTICLE 12
SATISFACTION AND DISCHARGE
     SECTION 12.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:
     (1) either
     (a) all Notes that have been authenticated and, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the

Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;
     (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
     (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Upon satisfaction of the conditions set forth in this Section 12.01, and the receipt of such Officers’ Certificate and Opinion of counsel, the Trustee, upon request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
     SECTION 12.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
     SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.
     SECTION 13.02 Notices. Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
     If to the Company and/or any Subsidiary Guarantor:
Hanesbrands Inc.
[                    ]
[                    ]
[                    ]
Attention: [                    ]
With a copy to:
[                    ]
[                    ]
[                    ]
Attention: [                    ]
If to the Trustee:
[                    ]
[                    ]
[                    ]
Attention: [                    ]
     The Company, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed, when answered back, if telexed;

when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depository for such Note (or its designee), pursuant to the Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
     SECTION 13.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
     SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (except that the Opinion of Counsel referred to in Section 13.04(2) hereof shall not be required in connection with the Authentication Order):
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Officer of the Company or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of the Company or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     SECTION 13.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     SECTION 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, manager, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     SECTION 13.08 Governing Law. THIS INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
     SECTION 13.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 13.10 Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.06.
     SECTION 13.11 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     SECTION 13.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
     SECTION 13.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
     SECTION 13.14 Benefits of Indenture. Nothing in this Indenture or in the Notes or Note Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture, the Notes or the Note Guarantees.
[Signatures on following page]

SIGNATURES

HANESBRANDS INC.
By:
Name:
Title:
[INSERT NAMES OF SUBSIDIARY GUARANTORS]

[ ], as Trustee
By:
Name:
Title: